     As filed with the Securities and Exchange Commission on April 4, 2003.

                                                              File No. 333-46376

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT #3 TO
                                    FORM S-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         HARTFORD LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                                      6355
            (Primary Standard Industrial Classification Code Number)

                                    06-094148
                     (I.R.S. Employer Identification Number)

                                  P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
               (Address, Including Zip Code, and Telephone Number,
         Including Area Code of Registrant's Principal Executive Office)

                               MARIANNE O'DOHERTY
                         HARTFORD LIFE INSURANCE COMPANY
                                  P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
                                 (860) 843-6733
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box.                                                [X]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11 (a)(1)
of this form, check the following box.                                       [ ]

                                     PART I

CRC-REGISTERED TRADEMARK- COMPOUND RATE CONTRACT
MODIFIED GUARANTEED ANNUITY CONTRACT
HARTFORD LIFE INSURANCE COMPANY
P.O. BOX 5085
HARTFORD, CONNECTICUT 06102-5085
TELEPHONE: 1-800-862-6668                                                    [The Hartford LOGO]

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This Prospectus describes participating interests in a group deferred annuity Contract and individual deferred annuity Contracts. Both are designed and offered to provide retirement programs for you if you are an eligible individual. With respect to the group Contract, eligible individuals include persons who have established accounts with certain broker-dealers which have entered into a distribution agreement to offer participating interests in the Contract, and members of other eligible groups. (See "Distribution of Contracts"). An individual deferred annuity Contract is offered in certain states and to certain trusts. Certain Qualified Plans may also purchase the Contract. (See Appendix A).

For a description of individual Contracts issued in certain states where this Contract has not been approved, see Appendix B. Participation in a group Contract will be separately accounted for by the issuance of a Certificate evidencing your interest under the Contract. Participation in an individual Contract is evidenced by the issuance of an individual annuity Contract. The Certificate and individual annuity Contract are hereafter referred to as the "Contract."

A minimum single purchase payment of at least $5,000 for Non-Qualified Contracts ($2,000 for Qualified Contracts) must accompany the application for a Contract. Hartford Life Insurance Company ("Hartford") reserves the right to limit the maximum single purchase payment amount. No additional payment is permitted on a Contract although eligible individuals may purchase more than one Contract. (See "Application and Purchase Payment").

Purchase payments become part of the general assets of Hartford. Hartford intends generally to invest proceeds from the Contracts in investment-grade securities. (See "Investments by Hartford").

THIS PROSPECTUS IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES AND EXCHANGE COMMISSION DOESN'T APPROVE OR DISAPPROVE THESE SECURITIES OR DETERMINE IF THE INFORMATION IS TRUTHFUL OR COMPLETE. ANYONE WHO REPRESENTS THAT THE SECURITIES AND EXCHANGE COMMISSION DOES THESE THINGS MAY BE GUILTY OF A CRIMINAL OFFENSE.


This prospectus can also be obtained from the Securities and Exchange Commission's website: (www.sec.gov).


Annuity contracts ARE NOT:

 -  A bank deposit or obligation

 -  Federally insured

 -  Endorsed by any bank or governmental agency

This annuity may not be available for sale in all states.
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THE DATE OF THIS PROSPECTUS IS MAY 1, 2003

2                                                HARTFORD LIFE INSURANCE COMPANY
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AVAILABLE INFORMATION

Hartford is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's Regional Offices located at 75 Park Place, New York, New York and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a WebSite that contains reports, proxy and information statements and other information regarding Hartford, which files such documents electronically with the Commission, at the following address: www.sec.gov.

Hartford has filed a registration statement (the "Registration Statement") relating to the Contracts offered by this Prospectus with the Commission under the Securities Act of 1933. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and exhibits thereto, and reference is hereby made to such Registration Statement and exhibits for further information relating to Hartford and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied, and copies can be obtained at prescribed rates, in the manner set forth in the preceding paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
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The Annual Report on Form 10-K for the fiscal year ended December 31, 2002, previously filed by Hartford with the Commission under the 1934 Act is incorporated herein by reference.


Hartford will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document. Requests for such copies should be directed to Hartford Life Insurance Company, P.O. Box 5085, Hartford, Connecticut 06102-5085, telephone: 1-800-862-6668.

HARTFORD LIFE INSURANCE COMPANY                                                3
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TABLE OF CONTENTS


                                                                PAGE
----------------------------------------------------------------------
SUMMARY                                                           5
----------------------------------------------------------------------
GLOSSARY OF SPECIAL TERMS                                         6
----------------------------------------------------------------------
DESCRIPTION OF CONTRACTS                                          7
----------------------------------------------------------------------
  A. Application and Purchase Payment                             7
----------------------------------------------------------------------
  B. Accumulation Period                                          7
----------------------------------------------------------------------
    1. Initial and Subsequent Guarantee Periods                   7
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    2. Establishment of Guarantee Rates and Current Rates         8
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    3. Surrenders                                                 8
----------------------------------------------------------------------
      (a) General                                                 8
----------------------------------------------------------------------
      (b) Surrender Charge                                        9
----------------------------------------------------------------------
      (c) Market Value Adjustment                                 9
----------------------------------------------------------------------
      (d) Special Surrenders                                      9
----------------------------------------------------------------------
    4. Guarantee Period Exchange Option                          10
----------------------------------------------------------------------
    5. Premium Taxes                                             10
----------------------------------------------------------------------
    6. Death Benefit                                             10
----------------------------------------------------------------------
    7. Payment Upon Partial or Full Surrender                    10
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  C. Annuity Period                                              10
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    1. Electing the Annuity Commencement Date and Form of
     Annuity                                                     10
----------------------------------------------------------------------
    2. Change of Annuity Commencement Date or Annuity Option     11
----------------------------------------------------------------------
    3. Annuity Options                                           11
----------------------------------------------------------------------
    4. Annuity Payment                                           11
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    5. Death of Annuitant After Annuity Commencement Date        11
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INVESTMENTS BY HARTFORD                                          12
----------------------------------------------------------------------
AMENDMENT OF CONTRACTS                                           12
----------------------------------------------------------------------
ASSIGNMENT OF CONTRACTS                                          12
----------------------------------------------------------------------
DISTRIBUTION OF CONTRACTS                                        12
----------------------------------------------------------------------
FEDERAL TAX CONSIDERATIONS                                       13
----------------------------------------------------------------------
  A. General                                                     13
----------------------------------------------------------------------
  B. Taxation of Hartford                                        13
----------------------------------------------------------------------
  C. Taxation of Annuities -- General Provisions Affecting
   Purchasers Other than Qualified Retirement Plans              13
----------------------------------------------------------------------
    1. Non-Natural Persons, Corporations, Etc.                   13
----------------------------------------------------------------------
    2. Other Contract Owners (Natural Persons)                   13
----------------------------------------------------------------------
      a. Distributions Prior to the Annuity Commencement
      Date                                                       13
----------------------------------------------------------------------
      b. Distributions After Annuity Commencement Date           14
----------------------------------------------------------------------
      c. Aggregation of Two or More Annuity Contracts            14
----------------------------------------------------------------------
      d. 10% Penalty Tax -- Applicable to Certain Surrenders
      and Annuity Payments                                       14
----------------------------------------------------------------------
      e. Special Provisions Affecting Contracts Obtained
         through a Tax-Free Exchange of Other Annuity or
         Life Insurance Contracts Purchased Prior to
         August 14, 1982                                         15
----------------------------------------------------------------------
      f.  Required Distributions                                 15
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4                                                HARTFORD LIFE INSURANCE COMPANY
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                                                                PAGE
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      g.  Addition of Riders                                     15
----------------------------------------------------------------------
    3. Diversification Requirements                              15
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    4. Ownership of the Assets in the Separate Account.          16
----------------------------------------------------------------------
  D. Federal Income Tax Withholding                              16
----------------------------------------------------------------------
  E. General Provisions Affecting Qualified Retirement Plans     16
----------------------------------------------------------------------
  F. Annuity Purchases By Nonresident Aliens and Foreign
   Corporations                                                  16
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  G. Generation Skipping Transfer Tax                            16
----------------------------------------------------------------------
  H. Economic Growth and Tax Relief Reconciliation Act of
   2001                                                          17
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THE COMPANY                                                      17
----------------------------------------------------------------------
  Business of Hartford Life Insurance Company                    17
----------------------------------------------------------------------
  Selected Financial Data                                        22
----------------------------------------------------------------------
  Management's Discussion and Analysis of Financial
   Condition and Results of Operations                           23
----------------------------------------------------------------------
LEGAL OPINION                                                    40
----------------------------------------------------------------------
EXPERTS                                                          40
----------------------------------------------------------------------
APPENDIX A -- MODIFIED GUARANTEED ANNUITY FOR QUALIFIED
  PLANS                                                          41
----------------------------------------------------------------------
APPENDIX B -- SPECIAL PROVISIONS FOR INDIVIDUAL CONTRACTS
  ISSUED IN THE STATES OF CALIFORNIA, MICHIGAN, MISSOURI,
  NEW YORK, OREGON, SOUTH CAROLINA, TEXAS, VIRGINIA AND
  WISCONSIN                                                      42
----------------------------------------------------------------------
APPENDIX C -- MARKET VALUE ADJUSTMENT                            43
----------------------------------------------------------------------
FINANCIAL STATEMENTS                                            F-1
----------------------------------------------------------------------


                 THIS CONTRACT IS NOT AVAILABLE IN ALL STATES.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALES PERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON.

HARTFORD LIFE INSURANCE COMPANY                                                5
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SUMMARY

Upon application, or purchase order, you select an initial Guarantee Period from among those then offered by Hartford. (See "Initial and Subsequent Guarantee Periods" and "Establishment of Guarantee Rates and Current Rates"). Your purchase payment (less surrenders and less applicable premium taxes, if any) will earn interest at the initial Guarantee Rate which is an Annual Effective Rate of Interest. Interest is credited daily to your account using the Compound Interest Method. (See "Accumulation Period -- Initial and Subsequent Guarantee Periods").

At the end of each Guarantee Period, a subsequent Guarantee Period of the same duration will begin unless, within the 30-day period preceding the end of such Guarantee Period, you elect a different duration from among those offered by us at that time. In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect.

The Account Value as of the first day of each subsequent Guarantee Period will earn interest at the Subsequent Guarantee Rate. Hartford's management will make the final determination as to guarantee rates to be declared. We cannot predict, nor can we guarantee, future guarantee rates. (See "Initial and Subsequent Guarantee Periods" and "Establishment of Guarantee Rates and Current Rates").

Subject to certain restrictions, partial and total surrenders are permitted. However, such surrenders may be subject to a surrender charge and/or a Market Value Adjustment. A full or partial surrender made preceding the end of a Guarantee Period will be subject to a Market Value Adjustment. Except as described below, the surrender charge will be deducted from any partial or full surrender made before the end of the seventh Contract Year. The surrender charge will be equal to seven percent of the Gross Surrender Value in the first Contract Year, and be reduced by one percentage point for each of the next six Contract Years.

For a surrender made at the end of the initial guarantee period, no surrender charge will be applied, provided such surrender occurs on or after the end of the third contract year. For a surrender made at the end of any other guarantee period, no surrender charge will be applied, provided such surrender occurs on or after the end of the fifth contract year. A request for surrender at the end of a guarantee period must be received in writing within 30 days preceding the end of the guarantee period. A Market Value Adjustment will not be applied.

No surrender charges will be applicable to the application of your Account Value to purchase an annuity on the Annuity Commencement Date. A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an Annuity Option you must notify us at least 30 days before the Annuity Commencement Date.

In addition, we will send you any interest that has been credited during the prior 12 months if you so request in writing. We will not impose any surrender charge or Market Value Adjustment on such interest payments. Any such surrender may, however, be subject to tax. (See "Surrenders" and "Federal Tax Considerations").

The Market Value Adjustment reflects the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the surrender and the applicable Guarantee Rate being applied to your Account Value. Since Current Rates may reflect, in part, the investment yields available to Hartford (see "Investments By Hartford"), the effect of the Market Value Adjustment will be closely related to the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time you purchased your Contract, the amount you would receive upon a full surrender of your Contract may be less than your original purchase payment. If such yields should decrease significantly, the amount you would receive upon a full surrender may be more than your original purchase payment.

We may defer payment of any partial or full surrender for a period not exceeding six months from the date of our receipt of your written notice of surrender or the period permitted by state insurance law, if less. Such a deferral of payment will be for a period greater than 30 days only under highly unusual circumstances. Interest of at least 4 1/2% per annum will be paid on any amounts deferred for more than 30 days if Hartford chooses to exercise this deferral right. (See "Payment Upon Partial or Full Surrender").

On the Annuity Commencement Date specified by you, Hartford will make a lump-sum payment or start to pay a series of payments based on the Annuity Options selected by you. (See "Annuity Period").

The Contract provides for a Death Benefit. If the Annuitant dies before the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Participant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary as determined under the Contract Control Provisions. With regard to joint Participants, at the first death of a joint Participant preceding the Annuity Commencement Date, the Beneficiary will be the surviving Participant notwithstanding that the designated Beneficiary may be different. The Death Benefit is calculated as of the date we receive written notification of Due Proof of Death at the offices of Hartford.

The Death Benefit will equal the Account Value. If the named Beneficiary is the spouse of the Participant and the Annuitant is living, the spouse may elect, in lieu of receiving the Death Benefit, to become the Participant and continue the Contract. (See "Death Benefit").

A deduction will be made for premium taxes for Contracts sold in certain states. (See "Premium Taxes").

Certain special provisions apply only with respect to Contracts issued in the states of California, Michigan, Missouri, New York, Oregon, South Carolina, Texas, Virginia and Wisconsin. These are set forth in detail in Appendix B.

For Contracts issued as individual retirement annuities, Hartford will refund the purchase payment to the Participant if the Contract is returned to Hartford within seven days after Contract delivery.

6                                                HARTFORD LIFE INSURANCE COMPANY
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GLOSSARY OF SPECIAL TERMS

In this Prospectus, "we," "us," and "our" refer to Hartford Life Insurance Company. With respect to a group deferred annuity Contract, "you," "yours," and "Participant" refer to a person/ persons who has/have been issued a Certificate. With respect to an individual annuity Contract, "you," "yours," and "Participant" refer to a person/persons who has/have been issued a Contract.

In addition, as used in this Prospectus, the following terms have the indicated meanings:

ACCOUNT VALUE: As of any date on which the New York Stock Exchange is open for business, the Account Value is the sum of the purchase payment and all interest earned to date less the sum of the Gross Surrender Value of any surrenders made to that date.

ANNUAL EFFECTIVE RATE OF INTEREST: At the beginning of a year, the rate of return an investment will earn during that year, where interest is not paid until the end of the year (i.e., no surrenders or interest surrenders are made during the year). If interest surrenders are taken more frequently than annually, the total interest for a given year will be less than the Annual Effective Rate of Interest times the Account Value at the beginning of the year.

ANNUITANT: The person upon whose life Annuity payments are based.

ANNUITY COMMENCEMENT DATE: The date designated in the Contract or otherwise by the Participant on which annuity payments are to start.

BENEFICIARY: The person entitled to receive benefits per the terms of the Contract in case of the death of the Annuitant or the Participant or Joint Participant, as applicable.

COMPOUND INTEREST METHOD: The process of interest being reinvested to earn additional interest on a daily basis. This method results in an exponential calculation of daily interest.

CONTRACT: For a group annuity Contract, "Contract" means the Certificate evidencing a participating interest in the group annuity Contract as set forth in this Prospectus. Any reference in this Prospectus to "Contract" includes the underlying group annuity Contract. For an individual annuity Contract, "Contract" means that individual annuity contract.

CONTRACT DATE: The effective date of Participant's participation under the group annuity Contract, as designated in the Contract, or the date of issue of an individual annuity Contract.

CONTRACT YEAR: A continuous 12 month period commencing on the Contract Date and each anniversary thereof.

CONTINGENT ANNUITANT: The person so designated by the Participant, who upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.

CURRENT RATE: The applicable interest rate contained in a schedule of rates established by us from time to time for various durations.

DUE PROOF OF DEATH: A certified copy of a death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased or any other proof acceptable to Hartford.

GROSS SURRENDER VALUE: As of any date, that portion of the Account Value specified by you for a full or a partial surrender.

GUARANTEE PERIOD: The period for which either an initial Guarantee Rate or Subsequent Guarantee Rate is credited.

HARTFORD: Hartford Life Insurance Company.

GUARANTEE RATE: The rate of interest credited and compounded annually during the Guarantee Period.

IN WRITING: A written form satisfactory to us and received at our offices,
Attn.: Individual Product Services, P.O. Box 5085, Hartford, Connecticut 06102-5085.

MARKET VALUE ADJUSTMENT: A positive or negative financial adjustment made in connection with a full or partial surrender or annuitization during a Guarantee Period. The adjustment will reflect the relationship between the Current Rate for a new contract of the duration remaining in the Guarantee Period(s) at surrender or upon annuitization during a Guarantee Period and the interest rate for the Guarantee Period then applicable under the Contract.

NET SURRENDER VALUE: The amount payable to you on a full or partial surrender under the Contract after the application of any Contract charges and/or Market Value Adjustment.

NON-QUALIFIED CONTRACT: A Contract which is not classified as, or issued in connection with, a tax-qualified retirement plan using pre-tax dollars under the Internal Revenue Code of 1986, as amended (the "Code").

PURCHASE PAYMENT: The payment made to Hartford pursuant to the terms of the Contract.

QUALIFIED CONTRACT: A Contract which qualifies as, or issued in connection with, a tax-qualified retirement plan using pre-tax dollars under the Code, such as an employer-sponsored Section 401(k) plan or an eligible state deferred compensation plan under Section 457.

SUBSEQUENT GUARANTEE RATE: The rate of interest established by us for the applicable subsequent Guarantee Period.

HARTFORD LIFE INSURANCE COMPANY                                                7
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DESCRIPTION OF CONTRACTS

A.  APPLICATION AND PURCHASE PAYMENT

To apply for a Contract, you must complete an application form or an order to purchase. The application, along with your purchase payment, must be submitted to Hartford for its approval.

The Contracts are issued within a reasonable time after the payment of a single purchase payment. You may not contribute additional purchase payments to a Contract in the future. You may, however, purchase additional Contracts, if you are an eligible individual, at then-prevailing Guarantee Rates and terms.

The minimum purchase payment for a Contract is $5,000 for Non- Qualified Contracts ($2,000 for Qualified Contracts). Hartford retains the right to limit the amount of the maximum purchase payment.

Your purchase payment becomes part of our general assets and is credited to an account we establish for you. We will generally confirm your purchase payment in writing within five business days of receipt. You start earning interest on your account the day the purchase payment is applied.

In the event that your application or an order to purchase is not properly completed, we will attempt to contact you in writing or by telephone. We will return the purchase payment three weeks after its receipt by us if the application or an order to purchase has not, by that time, been properly completed.

B. ACCUMULATION PERIOD

1. INITIAL AND SUBSEQUENT GUARANTEE PERIODS

Upon application, you will select the duration of your Initial Guarantee Period from among those durations offered by us. The duration you select will determine your initial Guarantee Rate. Your purchase payment (less surrenders and less applicable premium taxes, if any) will earn interest at the initial Guarantee Rate which is an Annual Effective Rate of Interest. Interest is credited daily to your account using the Compound Interest Method. With compound interest, the total investment of principal and interest earned to date is invested at all times. You continue to earn interest on interest already earned. However, when surrenders are made during the year, interest on the amount of the surrenders is lost for the remainder of the year.

Set forth below is an illustration of how interest would be credited to your Account Value during each Guarantee Period, using a five year Guarantee Period. For the purpose of this example, we have made the assumptions.

No full or partial surrenders or pre-authorized distributions of interest during the entire five year period. A Market Value Adjustment, surrender charge, or both may apply to any such surrenders or distributions (see "Surrenders"). The hypothetical interest rates are illustrative only and are not intended to predict future interest rates to be declared under the contract. Actual interest rates declared for any given time may be more or less than those shown.

              EXAMPLE OF COMPOUNDING AT THE INITIAL GUARANTEE RATE

Beginning Account Value:  $50,000
Guarantee Period:         5 years
Guarantee Rate:           5.50% per annum

                                                                         END OF CONTRACT YEAR:
                                                       YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
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Beginning Account Value                              $50,000.00
(1+Guarantee Rate)                                        1.055
                                                     $52,750.00
Account Value at end of Contract Year 1                           $52,750.00
X (1+Guarantee Rate)                                                   1.055
                                                                  $55,651.25
Account Value at end of Contract Year 2                                        $55,651.25
X (1+Guarantee Rate)                                                                1.055
                                                                               $58,712.07
Account Value at end of Contract Year 3                                                     $58,712.07
X (1+Guarantee Rate)                                                                             1.055
                                                                                            $61,941.23
Account Value at end of Contract Year 4                                                                  $61,941.23
X (1+Guarantee Rate)                                                                                          1.055
                                                                                                         $65,348.00
Account Value at end of Guarantee Period                                                                 $65,348.00
Total Interest Credited in Guarantee Period                        $65,348.00 - 50,000.00 = $15,348.00
Account Value at end of Guarantee Period                           $50,000.00 + 15,348.00 = $65,348.00
                                                           $50,000 X (1.055) TO THE POWER OF 180/365 =
Account Value after 180 days from the Contract Date                                         $51,337.77
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8                                                HARTFORD LIFE INSURANCE COMPANY
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Unless you elect to make a surrender (see "Surrenders"), a subsequent Guarantee Period will automatically commence at the end of a Guarantee Period. Each subsequent Guarantee Period will be of the same duration as the previous Guarantee Period unless you elect in writing, on any day within the 30 day period preceding the end of the current Guarantee Period, a Guarantee Period of a different duration from among those offered by us at that time. Under a program currently offered by Hartford, this 30-day period is extended to 90 days, however a Market Value Adjustment will apply to your current Account Value if you do not elect the subsequent Guarantee Period during the 30-day period preceding the end of the current Guarantee Period. Hartford may discontinue this program at any time.

In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect. For example, if you are age 62 upon the expiration of a Guarantee Period and you have chosen age 65 as an Annuity Commencement Date, we will provide a three year Guarantee Period to equal the number of years remaining before your Annuity Commencement Date. Your Account Value will then earn interest at a Guarantee Rate which we have declared for that duration. The Guarantee Rate for the Guarantee Period automatically applied in these circumstances may be higher or lower than the Guarantee Rate for longer durations.

The Account Value at the beginning of any subsequent Guarantee Period will be equal to the Account Value at the end of the Guarantee Period just ending. This Account Value (less surrenders made after the beginning of the subsequent Guarantee Period) will earn interest compounded annually at the Subsequent Guarantee Rate.

Within 30 days preceding the end of a Guarantee Period, we will notify you that the current rate Guarantee Period is expiring.

2. ESTABLISHMENT OF GUARANTEE RATES AND CURRENT RATES

You will know the initial Guarantee Rate for the Guarantee Period you choose at the time you purchase your Contract. Current Rates will be established periodically along with the Guarantee Rates which will be applicable to subsequent Guarantee Periods. After the end of each Contract Year, we will send you a statement which will show (a) your Account Value as of the end of the preceding Contract Year, (b) all transactions regarding your Contract during the Contract Year, (c) your Account Value at the end of the current Contract Year, and (d) the rate of interest being credited to your Contract.

Hartford has no specific formula for determining the rate of interest that it will declare as Current Rates or Guarantee Rates in the future. The determination of Current Rates and Guarantee Rates may reflect, in part, the income anticipated from the types of debt instruments in which Hartford intends to invest the proceeds attributable to the Contracts. (See "Investments by Hartford"). In addition, Hartford's management may also consider various other factors in determining Current Rates and Guarantee Rates for given periods, including regulatory and tax requirements; sales commissions and administrative expenses borne by Hartford; general economic trends; and competitive factors.

Hartford's management will make the final determination as to Current Rates and Guarantee Rates to be declared. We cannot predict, nor can we guarantee, future current rates or guarantee rates.

Under a program currently offered by Hartford, you may exchange your Contract for a new CRC Contract and receive an enhanced rate. You must elect for this program in writing within the 90-day period preceding the end of the current Guarantee Period. A Market Value Adjustment will apply to your current Account Value if this election is not made within the 30-day period preceding the end of the current Guarantee Period. A new surrender charge schedule will begin under the new Contract. This program is not available if your Contract is less than five years old unless this will be the first renewal of an initial three-year Guarantee Period. Hartford may discontinue or modify this program at any time.

3. SURRENDERS

 (a) GENERAL

Full surrenders may be made under a Contract at any time. Partial surrenders may only be made if:

  i. the Gross Surrender Value is at least $1,000; and

 ii. the remaining Account Value after the Gross Surrender Value has been deducted is at least $5,000.

In the case of all surrenders, the Account Value will be reduced by the Gross Surrender Value on the Surrender Date and the Net Surrender Value will be payable to you. The Net Surrender Value equals:

(A - B) X C, where:

A = the Gross Surrender Value;

B = the surrender charge plus any unpaid premium tax; and

C = the Market Value Adjustment.

Hartford will, upon request, inform you of the amount payable upon a full or partial surrender.

Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations")

THERE ARE CERTAIN RESTRICTIONS ON SECTION 403(b) TAX-SHELTERED ANNUITIES. AS OF DECEMBER 31, 1988, ALL SECTION 403(b) ANNUITIES HAVE LIMITS ON FULL AND PARTIAL SURRENDERS. CONTRIBUTIONS TO THE CONTRACT MADE AFTER DECEMBER 31, 1988 AND ANY INCREASES IN CASH VALUE AFTER DECEMBER 31, 1988 MAY NOTBE DISTRIBUTED UNLESS THE CONTRACTOWNER/EMPLOYEE HAS: (A) ATTAINED AGE 59 1/2, (B) TERMINATED EMPLOYMENT,
(C) DIED, (D) BECOME DISABLED, OR (E) EXPERIENCED FINANCIAL HARDSHIP.

HARTFORD LIFE INSURANCE COMPANY                                                9
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DISTRIBUTIONS DUE TO FINANCIAL HARDSHIP OR SEPARATION FROM SERVICE MAY STILL BE SUBJECT TO A PENALTY TAX OF 10%.

HARTFORD WILL NOT ASSUME ANY RESPONSIBILITY IN DETERMINING WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT TAX PENALTY, IN ANY PARTICULAR SITUATION OR IN MONITORING SURRENDER REQUESTS REGARDING PRE- OR POST-JANUARY 1, 1989 ACCOUNT VALUES.

 (b) SURRENDER CHARGE

No deduction for a sales charge is made from the purchase payment when received. A surrender charge, however, may be deducted from the Gross Surrender Value (before application of any Market Value Adjustment) of any partial or full surrender made before the end of the seventh Contract Year regardless of the length of Guarantee Periods, as follows:

                        SURRENDER CHARGE AS
CONTRACT YEAR IN WHICH  PERCENTAGE OF GROSS
  SURRENDER IS MADE       SURRENDER VALUE
-------------------------------------------
          1                     7%
-------------------------------------------
          2                     6%
-------------------------------------------
          3                     5%
-------------------------------------------
          4                     4%
-------------------------------------------
          5                     3%
-------------------------------------------
          6                     2%
-------------------------------------------
          7                     1%
-------------------------------------------
      Thereafter                0%
-------------------------------------------

No surrender charge will be made for surrenders after Contract Year 7 or certain surrenders effective at the end of a Guarantee Period. (See "Special Surrenders").

The surrender charge may be reduced if you are surrendering to purchase a variable annuity contract issued by Hartford or an affiliate of Hartford.

For example, assume you select an initial Guarantee Period of five years and then you take no action to change the duration of the second Guarantee Period, resulting in a second Guarantee Period also with a duration of five years. Any surrenders made during the sixth Contract Year will be subject to a two percent surrender charge even though you could have made a surrender of up to the Account Value at the end of the initial five year Guarantee Period which would not have been subject to a surrender charge.

 (c) MARKET VALUE ADJUSTMENT

The amount payable on a partial or full surrender made during any Guarantee Period may be adjusted up or down by the application of the Market Value Adjustment. Where applicable, the Market Value Adjustment is applied to Gross Surrender Value, net of any surrender charge.

In the case of either a partial or full surrender, the Market Value Adjustment will reflect the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the surrender, and the Guarantee Rate then applicable to your Contract.

Generally, if your Guarantee Rate is lower than the applicable Current Rate, then the application of the Market Value Adjustment will reduce the payment upon surrender.

Similarly, if your Guarantee Rate is higher than the applicable Current Rate, the application of the Market Value Adjustment will increase the payment upon surrender.

For example, assume you purchase a Contract and select an initial Guarantee Period of ten years and our Guarantee Rate for that duration is 8% per annum. Assume that at the end of seven years you make a partial surrender. If the three year Current Rate is then 6%, the amount payable upon partial surrender will increase after the application of the Market Value Adjustment. On the other hand, if such Current Rate is higher than your Guarantee Rate (for example, 10%), the application of the Market Value Adjustment will cause a decrease in the amount payable to you upon this partial surrender.

Since Current Rates may reflect, in part, the investment yields available to Hartford (see "Investments By Hartford"), the Market Value Adjustment may also reflect, in part, the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time you purchased your Contract, coupled with the application of the surrender charges, the amount you would receive upon a full surrender of your Contract could be less than your original purchase payment.

The formula for calculating the Market Value Adjustment is set forth in Appendix C, which also contains an additional illustration of the application of the Market Value Adjustment.

 (d) SPECIAL SURRENDERS

No surrender charge is imposed:

(1) Upon a surrender made at the end of the initial Guarantee Period, provided such surrender occurs on or after the end of the third Contract Year.

(2) Upon a surrender made at the end of any subsequent Guarantee Period, provided such surrender occurs on or after the end of the fifth Contract Year.

A request for surrender at the end of a Guarantee Period pursuant to (1) and (2) above must be received in writing by Hartford during the 30 day period preceding the end of that Guarantee Period. Under a program currently offered by Hartford, this period is extended to 90 days if you exchange your Contract for a variable or other annuity issued by Hartford or an affiliate. Hartford may discontinue or modify this program at any time.

(3) Upon the application of your Account Value to purchase an annuity on the Annuity Commencement Date. A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an Annuity Option, Hartford must receive your notice in writing at least 30 days before the end of that Guarantee Period.

In addition, we will send you any interest that has been credited during the prior 12 months if you so request in writing. No surrender charge or Market Value Adjustment will apply to such interest payments. Any such surrender may, however, be subject to tax.

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For certain tax-qualified plans, we reserve the right to offer by rider an extended surrender privilege, without imposing a surrender charge or Market Value Adjustment.

4. GUARANTEE PERIOD EXCHANGE OPTION

Once each Contract Year you may elect to transfer from your current rate Guarantee Period into a new rate Guarantee Period of a different duration. A Market Value Adjustment will be applied to your current Account Value at the time of transfer. There will be no surrender charge for this exchange. Surrender charges will continue to be based on time elapsed from the original Contract Date. While we currently do not impose a transfer charge, Hartford reserves the right to charge a fee of up to $50 for each transfer.

5. PREMIUM TAXES

A deduction is also made for premium taxes, if applicable, imposed by a state or other governmental entity, generally ranging up to 5.0%. Some states assess the tax at the time purchase payments are made; others assess the tax when annuity payments begin. Hartford will pay premium taxes at the time imposed under applicable law. At its sole discretion, Hartford may deduct premium taxes at the time Hartford pays such taxes to the applicable taxing authorities, upon surrender, or when annuity payments commence.

6. DEATH BENEFIT

If the Annuitant dies before the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Participant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary as determined under the Contract Control Provisions. With regard to Joint Participants, at the first death of a Joint Participant preceding the Annuity Commencement Date, the Beneficiary will be the surviving Participant, notwithstanding that the Designated Beneficiary may be different. The Death Benefit is calculated as of the date we receive at the offices of Hartford written notification of Due Proof of Death. The Death Benefit will equal the Account Value.

The Death Benefit may be taken in one sum, to be paid within six months after the date we receive Due Proof of Death, or under any of the Annuity Options available under the Contract; provided, however, that: (a) in the event of the death of a Participant prior to the Annuity Commencement Date, any Annuity Option selected must provide that any amount payable as a Death Benefit will be distributed within five years of the date of death; and (b) in the event of the death of a Participant or Annuitant which occurs on or after the Annuity Commencement Date, any remaining interest in the Contract will be paid at least as rapidly as under the method of distribution in effect at the time of death, or, if the benefit is payable over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary, such distribution must commence within one year of the date of death. In the event of the Participant's death, where the sole Beneficiary is the spouse of the Participant and the Annuitant or Contingent Annuitant is living, such sole Beneficiary may elect, in lieu of receiving the Death Benefit, to be treated as the Participant.

If the Contract is owned by a corporation or other non-individual, the Death Benefit payable upon the death of the Annuitant preceding the Annuity Commencement Date will be payable only as one sum or under the same Annuity Options and in the same manner as if an individual Contract Owner died on the date of the Annuitant's death.

Proceeds from the Death Benefit may be left with Hartford for a period not to exceed five years from the date of the Participant's death preceding the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same interest rate as at the time of death. If the Guarantee Period ends before the end of the five year period, the Beneficiary may elect a new Guarantee Period with a duration closest to but not to exceed the time remaining in the period of five years from the date of the Participant's death. Full or partial surrenders may be made at any time. In the event of surrenders, the remaining value will equal the proceeds left with Hartford, minus any surrenders, plus any interest earned. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period.

The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

7. PAYMENT UPON PARTIAL OR FULL SURRENDER

We may defer payment of any partial or full surrender for a period not exceeding six months from the date of our receipt of your notice of surrender or the period permitted by state insurance law, if less. We may defer a surrender payment more than 30 days and, if we do, we will pay interest of at least 4 1/2% per annum on the amount deferred. While all circumstances under which we could defer payment upon surrender may not be foreseeable at this time, such circumstances could include, for example, a time of an unusually high surrender rate under the Contracts, accompanied by a radical shift in interest rates. If we intend to withhold payment for more than 30 days, we will notify you in writing. We will not, however, defer payment for more than 30 days as to any surrender which is to be effective at the end of any Guarantee Period.

C. ANNUITY PERIOD

1. ELECTING THE ANNUITY COMMENCEMENT DATE AND
FORM OF ANNUITY

Upon application for a Contract, you select an Annuity Commencement Date. Within 30 days preceding your Annuity Commencement Date you may elect to have all or a portion of your Net Surrender Value paid in a lump sum on your Annuity Commencement Date. Alternatively, or with respect to any portion of your Net Surrender Value not paid in a lump sum, you may elect, at least 30 days preceding the Annuity Commencement Date, to have your Account Value with a Market Value Adjustment, if applicable, or a portion thereof multiplied by the Market Value Adjustment (less applicable premium taxes, if any) applied on the Annuity Commencement Date under any of the Annuity Options described below. In the absence of such election, Account Value with a Market Value Adjustment, if applicable, will be applied on the Annuity Commencement Date under the Life

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Annuity with 120 Monthly Payments Certain. This Contract may not be surrendered for its Termination Value after the commencement of annuity payments, except with respect to proceeds from the Death Benefit remaining at Hartford.

2. CHANGE OF ANNUITY COMMENCEMENT DATE OR
ANNUITY OPTION

You may change the Annuity Commencement Date and/or the Annuity Option from time to time, but any such change must be made in writing and received by us at least 30 days preceding the scheduled Annuity Commencement Date. Once Annuity Payouts begin, you cannot change the Annuity Payout Option. Also, the proposed Annuity Commencement Date may not be beyond the Annuitant's 90th birthday.

3. ANNUITY OPTIONS

Any one of the following Annuity Options may be elected:

LIFE ANNUITY

An annuity payable monthly during the lifetime of the Annuitant, and terminating with the last monthly payment due preceding the death of the Annuitant. It would be possible under this Option for an Annuitant to receive only one Annuity payment if he died preceding the due date of the second Annuity payment, two payments if he died before the due date of the third Annuity payment, and so on.

LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN

An annuity providing monthly income to the Annuitant for a fixed period of 120 months, 180 months or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

CASH REFUND LIFE ANNUITY

An annuity payable monthly during the lifetime of the Annuitant, provided that, at the death of the Annuitant, the Beneficiary will receive an additional payment equal to (a) minus (b), where (a) is the Account Value applied on the Annuity Commencement Date under this Option and (b) is the dollar amount of annuity payments already paid.

JOINT AND LAST SURVIVOR LIFE ANNUITY

An annuity payable monthly during the joint lifetime of the Annuitant and a designated second person, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment preceding the death of the survivor. It would be possible under this Option for the Annuitant, and designated second person in the event of the common or simultaneous death of the parties, to receive only one payment in the event of death preceding the due date for the second payment, and so on.

PAYMENTS FOR A DESIGNATED PERIOD

We will make Annuity Payments for the number of years that you select. You can select any number of years between 5 and 100 years minus the Annuitant's age. If, at the death of the Annuitant, Annuity Payments have been made for less than the time period selected, then the Beneficiary may elect to continue the remaining Annuity Payments or receive the commuted value in one sum.

The Tables in the Contract provide for guaranteed dollar amounts of monthly payments for each $1,000 applied under the five Annuity Options. Under the First, Second or Third Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under the Fourth Option, the amount of each payment will depend upon the sex of both payees and their ages at the time the first payment is due.

The Tables for the First, Second, Third and Fourth Options are based on the 1983a Individual Annuity Mortality Table, with ages set back one year and a net investment rate of 4% per annum. The table for the Fifth Option is based on a net investment rate of 4% per annum.

We may, from time to time, at our discretion if mortality appears more favorable and interest rates justify, apply other tables which will result in higher monthly payments for each $1,000 applied under one or more of the five Annuity Options.

IMPORTANT INFORMATION: YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYMENTS BEGIN.

FOR QUALIFIED CONTRACTS, IF YOU ELECT AN ANNUITY OPTION WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN, THE GUARANTEED NUMBER OF YEARS MUST BE LESS THAN THE LIFE EXPECTANCY OF THE ANNUITANT AT THE TIME THE ANNUITY PAYMENTS BEGIN. WE COMPUTE LIFE EXPECTANCY USING THE IRS MORTALITY TABLES.

AUTOMATIC ANNUITY PAYMENTS. If you do not elect an Annuity Option, annuity payments will automatically begin on the Annuity Commencement Date under the Life Annuity with 120 Monthly Payments Certain.

4. ANNUITY PAYMENT

The first payment under any Annuity Option will be made following the Annuity Commencement Date. Subsequent payments will be made on the same day in accordance with the manner of payment selected.

The option elected must result in a payment of an amount at least equal to the minimum payment amount according to Hartford's rules then in effect. If at any time payments are less than the minimum payment amount, Hartford has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, Hartford may make other arrangements that are equitable to the Annuitant.

Once annuity payments have commenced, no surrender of the annuity benefit (including benefits under the Payments for a Designated Period Option) can be made for the purpose of receiving a lump sum settlement in lieu thereof.

5. DEATH OF ANNUITANT AFTER ANNUITY
COMMENCEMENT DATE

In the event of the death of the Annuitant after the Annuity Commencement Date, the present values on the date of death of the current dollar amount of any remaining guaranteed payments will be paid in one sum to the Beneficiary unless other provisions shall have been made and approved by us. Calculations of such present value will be based on the interest rate that is used by us to determine the amount of each certain payment.

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INVESTMENTS BY HARTFORD

Assets of Hartford must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

Contract reserves will be accounted for in a non-unitized separate account. Contract Owners have no priority claims on assets accounted for in this separate account. All assets of Hartford, including those accounted for in this separate account, are available to meet the guarantees under the Contracts and are available to meet the general obligations of Hartford.

Nonetheless, in establishing Guarantee Rates and Current Rates, Hartford intends to take into account the yields available on the instruments in which it intends to invest the proceeds from the Contracts. (See "Establishment of Guarantee Rates and Current Rate"). Hartford's investment strategy with respect to the proceeds attributable to the Contracts will generally be to invest in investment-grade debt instruments having durations tending to match the applicable Guarantee Periods.

Investment-grade debt instruments in which Hartford intends to invest the proceeds from the Contracts include:

Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

Other debt instruments, including, but not limited to, issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's Investors Services, Inc. or Standard & Poor's Corporation are deemed by Hartford's management to have an investment quality comparable to securities which may be purchased as stated above.

While the foregoing generally describes our investment strategy with respect to the proceeds attributable to the Contracts, we are not obligated to invest the proceeds attributable to the Contract according to any particular strategy, except as may be required by Connecticut and other state insurance laws.

AMENDMENT OF CONTRACTS
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We reserve the right to amend the Contracts to meet the requirements of applicable federal or state laws or regulations. We will notify you in writing of any such amendments.

ASSIGNMENT OF CONTRACTS
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Your rights as evidenced by a Contract may be assigned as permitted by applicable law. An assignment will not be binding upon us until we receive notice from you in writing. We assume no responsibility for the validity or effect of any assignment. You should consult your tax adviser regarding the tax consequences of an assignment.

DISTRIBUTION OF CONTRACTS
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The Contracts are sold by certain independent broker-dealers registered under the 1934 Act to persons who have established an account with the broker-dealer. In addition, the Contracts may be offered to members of certain other eligible groups or certain individuals. Hartford will pay a maximum commission of 5% for the sale of a Contract. From time to time, customers of certain broker-dealers may be offered special initial Guarantee Rates and negotiated commissions.

The Contracts may also be sold directly to employees of Hartford and of Hartford Fire Insurance Company, of which Hartford is a subsidiary. The Contracts will be credited with an additional 2% of the employee's purchase payment by Hartford. This additional percentage of purchase payment in no way affects present or future charges, rights, benefits or current values of other Contract Owners.

Hartford Securities Distribution Company, Inc. ("HSD") serves as principal underwriter for the Contracts. HSD is an affiliate of Hartford. Both HSD and Hartford are ultimately controlled by The Hartford Financial Services Group, Inc. The principal business address of HSD is the same as Hartford. HSD is registered with the Commission under the 1934 Act as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Broker-dealers or financial institutions are compensated according to a schedule set forth by HSD and any applicable rules or

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regulations for insurance compensation. Compensation is generally based on premium payments made by policyholders or contract owners.


In addition, a broker-dealer or financial institution may also receive additional compensation for, among other things, training, marketing or other services provided. HSD, its affiliates or Hartford may also make compensation arrangements with certain broker-dealers or financial institutions based on total sales by the broker-dealer or financial institution of insurance products. These payments, which may be different for different broker-dealers or financial institutions, will be made by HSD, its affiliates or Hartford out of their own assets and will not effect the amounts paid by the policyholders or contract owners to purchase, hold or surrender insurance products.



FEDERAL TAX CONSIDERATIONS

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What are some of the federal tax consequences which affect these Contracts?



A. GENERAL



Since federal tax law is complex, the tax consequences of purchasing this contract will vary depending on your situation. You may need tax or legal advice to help you determine whether purchasing this contract is right for you.



Our general discussion of the tax treatment of this contract is based on our understanding of federal income tax laws as they are currently interpreted. A detailed description of all federal income tax consequences regarding the purchase of this contract cannot be made in the prospectus. We also do not discuss state, municipal or other tax laws that may apply to this contract. For detailed information, you should consult with a qualified tax adviser familiar with your situation.



B. TAXATION OF HARTFORD AND THE SEPARATE ACCOUNT



The Separate Account is taxed as part of Hartford which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on the assets of the Separate Account are reinvested and are taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.



No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Account with respect to Qualified or Non-Qualified Contracts.



C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING PURCHASERS OTHER THAN QUALIFIED RETIREMENT PLANS



Section 72 of the Code governs the taxation of annuities in general.



1. NON-NATURAL PERSONS, CORPORATIONS, ETC.



Code Section 72 contains provisions for contract owners which are not natural persons. Non-natural persons include corporations, trusts, limited liability companies, partnerships and other types of legal entities. The tax rules for contracts owned by non-natural persons are different from the rules for contracts owned by individuals. For example, the annual net increase in the value of the contract is currently includable in the gross income of a non-natural person, unless the non-natural person holds the contract as an agent for a natural person. There are additional exceptions from current inclusion for:



- certain annuities held by structured settlement companies,



- certain annuities held by an employer with respect to a terminated qualified retirement plan and



- certain immediate annuities.



A non-natural person which is a tax-exempt entity for federal tax purposes will not be subject to income tax as a result of this provision.



If the contract owner is a non-natural person, the primary annuitant is treated as the contract owner in applying mandatory distribution rules. These rules require that certain distributions be made upon the death of the contract owner. A change in the primary annuitant is also treated as the death of the contract owner.



2. OTHER CONTRACT OWNERS (NATURAL PERSONS).



A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.



The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.



 a. DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.



  i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.



 ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract." It is unclear what value should be

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    used in determining the "income on the contract." We believe that the current Contract value (determined without regard to surrender charges) is an appropriate measure. However, the IRS could take the position that the value should be the current Contract value (determined without regard to surrender charges) increased by some measure of the value of certain future benefits.



 iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."



 iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.



 v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.



 vi. In general, any amount actually received under the Contract as a Death Benefit, including any optional Death Benefits, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. As a result, we believe that for federal tax purposes any optional Death Benefits should be treated as an integral part of the Contract's benefits (i.e., as an investment protection benefit) and that any charges under the Contract for any optional Death Benefits should not be treated as an amount received by the Contract Owner for purposes of this subparagraph a. However, it is possible that the IRS could take a contrary position that some or all of these charges for any optional Death Benefits should be treated for federal tax purposes as an amount received under the Contract (e.g., as an amount distributed from the Contract to pay for an additional benefit that should be treated as a benefit that is being provided by a separate contract for tax purposes, i.e., by a separate contract that is not part of the annuity Contract for tax purposes).



 b. DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.



Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").



  i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.



 ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.



 iii. Generally, nonperiodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).



 c. AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.



Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same Contract Owner within the same calendar year (other than certain contracts held in connection with a tax-qualified retirement arrangement) will be treated as one annuity Contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new Contract for this purpose. We believe that for any annuity subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will first be treated as withdrawals of income until all of the income from all such Contracts is withdrawn. As of the date of this prospectus, there are no regulations interpreting this provision.



 d. 10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY PAYMENTS.



  i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

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 ii. The 10% penalty tax will not apply to the following distributions:



    1. Distributions made on or after the date the recipient has attained the age of 59 1/2.



    2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.



    3.  Distributions attributable to a recipient's becoming disabled.



    4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary). In determining whether a payment stream designed to satisfy this exception qualifies, it is possible that the IRS could take the position that the entire interest in the Contract should include not only the current Contract value, but also some measure of the value of certain future benefits.



    5. Distributions made under certain annuities issued in connection with structured settlement agreements.



    6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).



 e. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.



If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come
(1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract,
(2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and
(4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.



 f. REQUIRED DISTRIBUTIONS.



  i. Death of Contract Owner or Primary Annuitant
    Subject to the alternative election or spouse beneficiary provisions in ii or iii below:



     1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;



     2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract will be distributed within 5 years after such death; and



     3. If the Contract Owner is not an individual, then for purposes of 1. or
        2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.



 ii. Alternative Election to Satisfy Distribution Requirements
    If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Distributions must begin within a year of the Contract Owner's death.



 iii. Spouse Beneficiary
    If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this contract.



    g. ADDITION OF RIDERS.



The addition of a rider to the Contract could cause it to be considered newly issued or entered into, for tax purposes, and thus could result in the loss of certain grandfathering with respect to the Contract. Please contact your tax adviser for more information.



3. DIVERSIFICATION REQUIREMENTS.



The Code requires that investments supporting your contract be adequately diversified. Code Section 817 provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or underlying fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.

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The Treasury Department's diversification regulations require, among other things, that:



- no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,



- no more than 70% is represented by any two investments,



- no more than 80% is represented by any three investments and



- no more than 90% is represented by any four investments.



In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.



A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the company or the contract owner must agree to pay the tax due for the period during which the diversification requirements were not met.



We monitor the diversification of investments in the separate accounts and test for diversification as required by the Code. We intend to administer all contracts subject to the diversification requirements in a manner that will maintain adequate diversification.



4. OWNERSHIP OF THE ASSETS IN THE SEPARATE ACCOUNT.



In order for a variable annuity contract to qualify for tax deferral, assets in the separate accounts supporting the contract must be considered to be owned by the insurance company and not by the contract owner. It is unclear under what circumstances an investor is considered to have enough control over the assets in the separate account to be considered the owner of the assets for tax purposes.



The IRS has issued several rulings discussing investor control. These rulings say that certain incidents of ownership by the contract owner, such as the ability to select and control investments in a separate account, will cause the contract owner to be treated as the owner of the assets for tax purposes.



In its explanation of the diversification regulations, the Treasury Department recognized that the temporary regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor, rather than the insurance company, to be treated as the owner of the assets in the account." The explanation further indicates that "the temporary regulations provide that in appropriate cases a segregated asset account may include multiple sub-accounts, but do not specify the extent to which policyholders may direct their investments to particular sub-accounts without being treated as the owners of the underlying assets. Guidance on this and other issues will be provided in regulations or revenue rulings under Section 817(d), relating to the definition of variable contract."



The final regulations issued under Section 817 did not provide guidance regarding investor control, and as of the date of this prospectus, guidance has yet to be issued. We do not know if additional guidance will be issued. If guidance is issued, we do not know if it will have a retroactive effect.



Due to the lack of specific guidance on investor control, there is some uncertainty about when a contract owner is considered the owner of the assets for tax purposes. We reserve the right to modify the contract, as necessary, to prevent you from being considered the owner of assets in the separate account.



D. FEDERAL INCOME TAX WITHHOLDING



Any portion of a distribution that is current taxable income to the Contract Owner will generally be subject to federal income tax withholding and reporting under the Code. Generally, however, a Contract Owner may elect not to have income taxes withheld or to have income taxes withheld at a different rate by filing a completed election form with us. Election forms will be provided at the time distributions are requested.



E. GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS



The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to Appendix I for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.



F. ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS



The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity purchase.



G. GENERATION SKIPPING TRANSFER TAX



Under certain circumstances, the Code may impose a "generation skipping transfer tax" when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

HARTFORD LIFE INSURANCE COMPANY                                               17
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H. ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001



The Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") repealed the Federal estate tax and replaced it with a carryover basis income tax regime effective for estates of decedents dying after December 31, 2009. EGTRRA also repealed the generation skipping transfer tax, but not the gift tax, for transfers made after December 31, 2009. EGTRRA contains a sunset provision, which essentially returns the Federal estate, gift and generation skipping transfer taxes to their pre-EGTRRA form, beginning in 2011. Congress may or may not enact permanent repeal between now and then.



During the period prior to 2010, EGTRRA provides for periodic decreases in the maximum estate tax rate coupled with periodic increases in the unified credit exemption amount. For 2003, the maximum estate tax rate is 49% and the unified credit exemption amount is $1,000,000.



The complexity of the new tax law, along with uncertainty as to how it might be modified in coming years, underscores the importance of seeking guidance from a qualified advisor to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.


THE COMPANY
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BUSINESS OF HARTFORD LIFE INSURANCE COMPANY

(Dollar amounts in millions, unless otherwise stated)

GENERAL




Hartford Life Insurance Company and its subsidiaries ("Hartford Life Insurance Company" or the "Company"), is a direct subsidiary of Hartford Life and Accident Insurance Company ("HLA"), a wholly owned subsidiary of Hartford Life, Inc. ("Hartford Life"). Hartford Life is an indirect subsidiary of The Hartford Financial Services Group, Inc. ("The Hartford"). The Company, together with HLA, provides (i) investment products, including variable annuities, fixed market value adjusted ("MVA") annuities, mutual funds and retirement plan services for the savings and retirement needs of over 1.5 million customers, (ii) life insurance for wealth protection, accumulation and transfer needs for approximately 740,000 customers, (iii) group benefits products such as group life and group disability insurance for the benefit of millions of individuals and (iv) corporate owned life insurance, which includes life insurance policies purchased by a company on the lives of its employees. The Company is one of the largest sellers of individual variable annuities, variable life insurance and group disability insurance in the United States. The Company's strong position in each of its core businesses provides an opportunity to increase the sale of the Company's products and services as individuals increasingly save and plan for retirement, protect themselves and their families against disability or death and engage in estate planning. In an effort to advance the Company's strategy of growing its life and asset accumulation businesses, The Hartford acquired the individual life insurance, annuity and mutual fund businesses of Fortis on April 2, 2001. (For additional information, see the Capital Resources and Liquidity section of the MD&A and Note 15 of Notes to Consolidated Financial Statements).



In the past year, the Company's total assets, decreased 2% to $142.1 billion at December 31, 2002 from $145.4 billion at December 31, 2001. The Company generated revenues of $3.4 billion, $3.7 billion and $3.4 billion in 2002, 2001 and 2000, respectively. Additionally, Hartford Life Insurance Company generated net income of $426, $646 and $487 in 2002, 2001 and 2000, respectively.



CUSTOMER SERVICE, TECHNOLOGY AND ECONOMIES OF SCALE



The Company maintains advantageous economies of scale and operating efficiencies due to its growth, attention to expense and claims management and commitment to customer service and technology. These advantages allow the Company to competitively price its products for its distribution network and policyholders. The Company continues to achieve operating efficiencies in its Investment Products segment. Operating expenses associated with the Company's individual annuity products as a percentage of total individual annuity account values have been reduced since 1992, declining from 43 basis points to 25 basis points in 2002. In addition, the Company utilizes computer technology to enhance communications within the Company and throughout its distribution network in order to improve the Company's efficiency in marketing, selling and servicing its products and, as a result, provides high-quality customer service. In recognition of excellence in customer service for variable annuities, Hartford Life Insurance Company was awarded the 2002 Annuity Service Award by DALBAR Inc., a recognized independent financial services research organization, for the seventh consecutive year. Hartford Life Insurance Company is the only company to receive this prestigious award in every year of the award's existence. Additionally, the Company's Individual Life Division won its second consecutive DALBAR award for service of life insurance customers and its first DALBAR Intermediary Service Award in 2002.



RISK MANAGEMENT



The Company's product designs, prudent underwriting standards and risk management techniques are structured to protect it against disintermediation risk and greater than expected mortality and morbidity experience. As of December 31, 2002, the Company had limited exposure to disintermediation risk on approximately 96% of its domestic life insurance and annuity liabilities through the use of non-guaranteed separate accounts, MVA features, policy loans, surrender charges and non-surrenderability provisions. The Company effectively utilizes prudent underwriting to select and price insurance risks and regularly monitors mortality and morbidity assumptions to determine if experience remains consistent with these assumptions and to ensure that its product pricing remains appropriate. The Company also enforces disciplined claims management to protect itself against greater than expected morbidity experience.

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REPORTING SEGMENTS



Hartford Life Insurance Company is organized into three reportable operating segments: Investment Products, Individual Life and Corporate Owned Life Insurance ("COLI"). The Company includes in "Other" corporate items not directly allocable to any of its reportable operating segments as well as certain group benefits, including group life and group disability insurance that is directly written by the Company and is substantially ceded to its parent, HLA, realized capital gains and losses and intersegment eliminations. The following is a description of each segment, including a discussion of principal products, methods of distribution and competitive environments. Additional information on Hartford Life Insurance Company's segments may be found in the MD&A and Note 14 of Notes to Consolidated Financial Statements.



INVESTMENT PRODUCTS



The Investment Products segment focuses, through the sale of individual variable and fixed annuities, retirement plan services and other investment products, on the savings and retirement needs of the growing number of individuals who are preparing for retirement or who have already retired. Investment Products generated revenues of $2.2 billion in 2002 and $2.1 billion in 2001 and 2000, of which individual annuities accounted for $1.4 billion in 2002, 2001 and 2000. Net income in the Investment Products segment was $343, $375 and $354 in 2002, 2001 and 2000, respectively.



The Company sells both variable and fixed individual annuity products through a wide distribution network of national and regional broker-dealer organizations, banks and other financial institutions and independent financial advisors. The Company is a market leader in the annuity industry with sales of $11.6 billion, $10.0 billion and $10.7 billion in 2002, 2001 and 2000, respectively. The Company was the largest seller of individual retail variable annuities in the United States with sales of $10.3 billion in 2002 and $9.0 billion in 2001 and 2000. In addition, the Company continues to be the largest seller of individual retail variable annuities through banks in the United States.



The Company's total account value related to individual annuity products was $74.9 billion as of December 31, 2002. Of this total account value, $64.3 billion, or 86%, related to individual variable annuity products and $10.6 billion, or 14%, related primarily to fixed MVA annuity products. In 2001, the Company's total account value related to individual annuity products was $84.2 billion. Of this total account value, $74.6 billion, or 89%, related to individual variable annuity products and $9.6 billion, or 11%, related primarily to fixed MVA annuity products.



In addition to its leading position in individual annuities, Hartford Life Insurance Company continues to emerge as a significant participant in the mutual fund business and is among the top providers of retirement products and services, including asset management and plan administration sold to small and medium size corporations pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (referred to as "401(k)") and to municipalities pursuant to
Section 457 and 403(b) of the Internal Revenue Code of 1986, as amended (referred to as "Section 457" and "403(b)", respectively). The Company also provides structured settlement contracts, terminal funding products and other investment products such as guaranteed investment contracts ("GICs").



As previously mentioned, The Hartford acquired the individual annuity and mutual fund businesses of Fortis, Inc. in 2001. This acquisition helped solidify the Company's strong position in variable annuities and strengthened the Company's 401(k) sales.



PRINCIPAL PRODUCTS



INDIVIDUAL VARIABLE ANNUITIES -- Hartford Life Insurance Company earns fees, based on policyholders' account values, for managing variable annuity assets and maintaining policyholder accounts. The Company uses specified portions of the periodic deposits paid by a customer to purchase units in one or more mutual funds as directed by the customer, who then assumes the investment performance risks and rewards. As a result, variable annuities permit policyholders to choose aggressive or conservative investment strategies, as they deem appropriate, without affecting the composition and quality of assets in the Company's general account. These products offer the policyholder a variety of equity and fixed income options, as well as the ability to earn a guaranteed rate of interest in the general account of the Company. The Company offers an enhanced guaranteed rate of interest for a specified period of time (no longer than twelve months) if the policyholder elects to dollar-cost average funds from the Company's general account into one or more non-guaranteed separate accounts. Due to this enhanced rate and the volatility experienced in the overall equity markets, this option continues to be popular with policyholders. Additionally, the Investment Products segment sells variable annuity contracts that offer various guaranteed death benefits. For certain guaranteed death benefits, the Company pays the greater of (1) the account value at death; (2) the sum of all premium payments less prior withdrawals; or (3) the maximum anniversary value of the contract, plus any premium payments since the contract anniversary, minus any withdrawals following the contract anniversary.



Policyholders may make deposits of varying amounts at regular or irregular intervals and the value of these assets fluctuates in accordance with the investment performance of the funds selected by the policyholder. To encourage persistency, many of the Company's individual variable annuities are subject to withdrawal restrictions and surrender charges. Surrender charges range up to 8% of the contract's initial deposit less withdrawals, and reduce to zero on a sliding scale, usually within seven policy years. Volatility experienced by the equity markets over the past few years did not cause a significant increase in variable annuity surrenders, demonstrating that policyholders are generally aware of the long-term nature of these products. Individual variable annuity account values of $64.3 billion as of December 31, 2002, have grown significantly from $13.1 billion as of December 31, 1994, due to strong net cash flow, resulting from high levels of sales, low levels of surrenders and equity market appreciation. Approximately 88% and 94% of the individual variable annuity account values were held in non-guaranteed separate accounts as of December 31, 2002 and 2001, respectively.

HARTFORD LIFE INSURANCE COMPANY                                               19
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In August 2002, The Company introduced Principal First, a new guaranteed withdrawal benefit rider which is sold in conjunction with the Company's variable annuity contracts. The Principal First rider provides a guaranteed withdrawal benefit that gives the policyholder the right to make periodic surrenders that total an amount equal to the policyholder's premium payments. This guarantee will remain in effect if periodic surrenders do not exceed an amount equal to 7% of premium payments each contract year. If the policyholder chooses to surrender an amount more than 7% in a contract year, then the guarantee may be reduced to an amount less than premium payments.



The assets underlying the Company's variable annuities are managed both internally and by outside money managers, while the Company provides all policy administration services. The Company utilizes a select group of money managers, such as Wellington Management Company, LLP ("Wellington"); Hartford Investment Management Company ("HIMCO"), a wholly-owned subsidiary of The Hartford; Putnam Financial Services, Inc. ("Putnam"); American Funds; MFS Investment Management ("MFS"); Franklin Templeton Group; and AIM Investments ("AIM"). All have an interest in the continued growth in sales of the Company's products and greatly enhance the marketability of the Company's annuities and the strength of its product offerings. The Director variable annuity, which is managed in part by Wellington, continues to be the industry leader in terms of retail sales. In addition, Hartford Leaders, which is a multi-manager variable annuity that combines the product manufacturing, wholesaling and service capabilities of the Company with the investment management expertise of four of the nation's most successful investment management organizations: American Funds, Franklin Templeton Group, AIM and MFS, has quickly emerged as a strong selling product for the Company and ranks in the top 5 in the industry.



FIXED MVA ANNUITIES -- Fixed MVA annuities are fixed rate annuity contracts which guarantee a specific sum of money to be paid in the future, either as a lump sum or as monthly income. In the event that a policyholder surrenders a policy prior to the end of the guarantee period, the MVA feature increases or decreases the cash surrender value of the annuity in respect of any interest rate decreases or increases, respectively, thereby protecting the Company from losses due to higher interest rates at the time of surrender. The amount of payment will not fluctuate due to adverse changes in the Company's investment return, mortality experience or expenses. The Company's primary fixed MVA annuities have terms varying from one to ten years with an average term of approximately eight years. Account values of fixed MVA annuities and other variable products were $10.6 billion and $9.6 billion as of December 31, 2002 and 2001, respectively.



GOVERNMENTAL -- The Company sells retirement plan products and services to municipalities under Section 457 plans. The Company offers a number of different investment products, including variable annuities and fixed products, to the employees in Section 457 plans. Generally, with the variable products, the Company manages the fixed income funds and certain other outside money managers act as advisors to the equity funds offered in Section 457 plans administered by the Company. As of December 31, 2002, the Company administered over 3,000 plans under Sections 457 and 403(b).



CORPORATE -- The Company sells retirement plan products and services to corporations under Section 401(k) targeting the small and medium case markets. The Company believes these markets are under-penetrated in comparison to the large case market. As of December 31, 2002, the Company administered over 4,100
Section 401(k) plans.



INSTITUTIONAL INVESTMENT PRODUCTS -- The Company sells structured settlement contracts which provide for periodic payments to an injured person or survivor for a generally determinable number of years, typically in settlement of a claim under a liability policy in lieu of a lump sum settlement. The Company's structured settlements are sold through The Hartford's Property & Casualty insurance operations as well as specialty brokers. The Company also markets other annuity contracts for special purposes such as the funding of terminated defined benefit pension plans. In addition, the Company offers GICs and short-term funding agreements.



MARKETING AND DISTRIBUTION



The Investment Products distribution network is based on management's strategy of utilizing multiple and competing distribution channels to achieve the broadest distribution to reach target customers. The success of the Company's marketing and distribution system depends on its product offerings, fund performance, successful utilization of wholesaling organizations, quality of customer service, and relationships with national and regional broker-dealer firms, banks and other financial institutions, and independent financial advisors (through which the sale of the Company's retail investment products to customers is consummated).



Hartford Life Insurance Company maintains a distribution network of approximately 1,500 broker-dealers and approximately 500 banks. As of September 30, 2002, the Company was selling products through 24 of the 25 largest retail banks in the United States, including proprietary relationships with 12 of the top 25. The Company periodically negotiates provisions and terms of its relationships with unaffiliated parties, and there can be no assurance that such terms will remain acceptable to the Company or such third parties. The Company's primary wholesaler of its individual annuities is PLANCO Financial Services, Inc. and its affiliate, PLANCO, Incorporated (collectively "PLANCO") a wholly owned subsidiary of HLA. PLANCO is one of the nation's largest wholesalers of individual annuities and has played a significant role in The Hartford's growth over the past decade. As a wholesaler, PLANCO distributes the Company's fixed and variable annuities, mutual funds and 401(k) plans by providing sales support to registered representatives, financial planners and broker-dealers at brokerage firms and banks across the United States. PLANCO secures an important distribution channel for the Company and gives the Company a wholesale distribution platform which it can expand in terms of both the number of

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individuals wholesaling its products and the portfolio of products which they wholesale. In addition, the Company uses internal personnel with extensive experience in the Section 457 market, as well as access to the
Section 401(k) market, to sell its products and services in the retirement plan and institutional markets.



COMPETITION



The Investment Products segment competes with numerous other insurance companies as well as certain banks, securities brokerage firms, independent financial advisors and other financial intermediaries marketing annuities, mutual funds and other retirement-oriented products. Product sales are affected by competitive factors such as investment performance ratings, product design, visibility in the marketplace, financial strength ratings, distribution capabilities, levels of charges and credited rates, reputation and customer service.



INDIVIDUAL LIFE



The Individual Life segment provides life insurance solutions to a wide array of partners to solve the wealth protection, accumulation and transfer needs of their affluent, emerging affluent and business insurance clients. The individual life business acquired from Fortis in 2001 added significant scale to the Company's Individual Life segment, contributing to the significant increase in life insurance in force. Revenues were $858, $774 and $545 in 2002, 2001 and 2000, respectively. Net income in the Individual Life segment was $116, $106 and $70 in 2002, 2001 and 2000, respectively.



PRINCIPAL PRODUCTS



Hartford Life Insurance Company holds a significant market share in the variable life product market. In 2002, the Company's new sales of individual life insurance were 82% variable life, 13% universal life and other, and 5% term life insurance.



VARIABLE LIFE -- Variable life insurance provides a return linked to an underlying investment portfolio and the Company allows policyholders to determine their desired asset mix among a variety of underlying mutual funds. As the return on the investment portfolio increases or decreases, the surrender value of the variable life policy will increase or decrease, and, under certain policyholder options or market conditions, the death benefit may also increase or decrease. The Company's single premium variable life product provides a death benefit to the policy beneficiary based on a single premium deposit. The Company's second-to-die products are distinguished from other products in that two lives are insured rather than one, and the policy proceeds are paid upon the death of both insureds. Second-to-die policies are frequently used in estate planning for a married couple.



UNIVERSAL LIFE AND INTEREST SENSITIVE WHOLE LIFE -- Universal life and interest sensitive whole life insurance coverages provide life insurance with adjustable rates of return based on current interest rates. The Company offers both flexible and fixed premium policies and provides policyholders with flexibility in the available coverage, the timing and amount of premium payments and the amount of the death benefit, provided there are sufficient policy funds to cover all policy charges for the coming period. The Company also sells universal life insurance policies with a second-to-die feature similar to that of the variable life insurance product offered.



MARKETING AND DISTRIBUTION



Consistent with the Company's strategy to access multiple distribution outlets, the Individual Life distribution organization has been developed to penetrate a multitude of retail sales channels. These include independent life insurance sales professionals; agents of other companies; national, regional and independent broker-dealers; banks, financial planners, certified public accountants and property and casualty insurance organizations. The primary organization used to wholesale Hartford Life's products to these outlets is a group of highly qualified life insurance professionals with specialized training in sophisticated life insurance sales. These individuals are generally employees of the Company who are managed through a regional sales office system.



COMPETITION



The Individual Life segment competes with approximately 1,800 life insurance companies in the United States, as well as other financial intermediaries marketing insurance products. Competitive factors related to this segment are primarily the breadth and quality of life insurance products offered, pricing, relationships with third-party distributors, effectiveness of wholesaling support, pricing and availability of reinsurance and the quality of underwriting and customer service.



CORPORATE OWNED LIFE INSURANCE ("COLI")



Hartford Life Insurance Company is a leader in the COLI market, which includes life insurance policies purchased by a company on the lives of its employees, with the company or a trust sponsored by the company named as the beneficiary under the policy. Until the passage of Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), the Company sold two principal types of COLI, leveraged and variable products. Leveraged COLI is a fixed premium life insurance policy owned by a company or a trust sponsored by a company. HIPAA phased out the deductibility of interest on policy loans under leveraged COLI at the end of 1998, virtually eliminating all future sales of leveraged COLI. Variable COLI continues to be a product used by employers to fund non-qualified benefits or other postemployment benefit liabilities.



Variable COLI account values were $19.7 billion and $18.0 billion as of December 31, 2002 and 2001, respectively. Leveraged COLI account values decreased to $3.3 billion as of December 31, 2002 from $4.3 billion as of December 31, 2001, primarily due to the continuing effects of HIPAA. COLI generated revenues of $592, $717 and $765 in 2002, 2001 and 2000, respectively and net income of $31, $36 and $35 in 2002, 2001 and 2000, respectively.



OTHER MATTERS



RESERVES



In accordance with applicable insurance regulations under which the Company operates, life insurance subsidiaries of Hartford

HARTFORD LIFE INSURANCE COMPANY                                               21
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Life establish and carry as liabilities actuarially determined reserves which are calculated to meet the Company's future obligations. Reserves for life insurance and disability contracts are based on actuarially recognized methods using prescribed morbidity and mortality tables in general use in the United States, which are modified to reflect the Company's actual experience when appropriate. These reserves are computed at amounts that, with additions from estimated premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's disability or death. Reserves also include unearned premiums, premium deposits, claims incurred but not reported and claims reported but not yet paid. Reserves for assumed reinsurance are computed in a manner that is comparable to direct insurance reserves. Additional information on Hartford Life reserves may be found in the Critical Accounting Estimates section of the MD&A under "Reserves"
..



CEDED REINSURANCE



In accordance with normal industry practice, Hartford Life Insurance Company is involved in both the cession and assumption of insurance with other insurance and reinsurance companies including HLA. The Company cedes both group life and group accident and health risk to HLA. As of December 31, 2002, the largest amount of life insurance retained on any one life by any one of the Company's operations was approximately $2.5. In addition, the Company reinsures the majority of the minimum death benefit guarantee and the guaranteed withdrawal benefits offered in connection with its variable annuity contracts. Such transfer does not relieve Hartford Life Insurance Company of its primary liability and, as such, failure of reinsurers to honor their obligations could result in losses to Hartford Life Insurance Company. The Company also assumes reinsurance from other insurers. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. For the years ended December 31, 2002, 2001 and 2000, the Company did not make any significant changes in the terms under which reinsurance is ceded to other insurers.



INVESTMENT OPERATIONS



An important element of the financial results of Hartford Life Insurance Company is return on invested assets. The Company's investment operations are managed by Hartford Investment Management Company ("HIMCO"), a wholly owned subsidiary of The Hartford. The Company's investments have been separated into specific portfolios, which support specific classes of product liabilities. HIMCO works closely with the product lines to develop investment guidelines, including duration targets, asset allocation and convexity constraints, asset/liability mismatch tolerances and return objectives, to ensure that the product line's individual risk and return objectives are met.



The Company's primary objective for its general account and guaranteed separate accounts is to maximize after-tax returns consistent with acceptable risk parameters, including the management of the interest rate sensitivity of invested assets and the generation of sufficient liquidity, relative to that of corporate and policyholder obligations.



For a further discussion of the Company's approach to managing risks, including derivative utilization, see the Capital Markets Risk Management section of the MD&A, as well as Notes 2(g), 2(h) and 5 of Notes to Consolidated Financial Statements.



REGULATION AND PREMIUM RATES



Although there has been some deregulation with respect to large commercial insurers in recent years, insurance companies, for the most part, are still subject to comprehensive and detailed regulation and supervision throughout the United States. The extent of such regulation varies, but generally has its source in statutes which delegate regulatory, supervisory and administrative powers to state insurance departments. Such powers relate to, among other things, the standards of solvency that must be met and maintained; the licensing of insurers and their agents; the nature of and limitations on investments; establishing premium rates; claim handling and trade practices; restrictions on the size of risks which may be insured under a single policy; deposits of securities for the benefit of policyholders; approval of policy forms; periodic examinations of the affairs of companies; annual and other reports required to be filed on the financial condition of companies or for other purposes; fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values; and the adequacy of reserves and other necessary provisions for unearned premiums, unpaid claims and claim adjustment expenses and other liabilities, both reported and unreported.



Most states have enacted legislation that regulates insurance holding company systems such as Hartford Life. This legislation provides that each insurance company in the system is required to register with the insurance department of its state of domicile and furnish information concerning the operations of companies within the holding company system which may materially affect the operations, management or financial condition of the insurers within the system. All transactions within a holding company system affecting insurers must be fair and equitable. Notice to the insurance departments is required prior to the consummation of transactions affecting the ownership or control of an insurer and of certain material transactions between an insurer and any entity in its holding company system. In addition, certain of such transactions cannot be consummated without the applicable insurance department's prior approval.



EMPLOYEES



Hartford Life Insurance Company had approximately 4,000 employees at December 31, 2002.



PROPERTIES



Hartford Life Insurance Company's principal executive offices are located in Simsbury, Connecticut. The Company's home office complex consists of approximately 655 thousand square feet, and is leased from a third party by Hartford Fire Insurance Company ("Hartford Fire"), a direct subsidiary of The Hartford. This lease expires in the year 2009. Expenses associated with these offices are allocated on a direct basis to Hartford Life Insurance Company by Hartford Fire. The Company believes its properties and facilities are suitable and adequate for current operations.

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LEGAL PROCEEDINGS



Hartford Life Insurance Company is involved or may become involved in various legal actions, in the normal course of its business, in which claims for alleged economic and punitive damages have been or may be asserted some for substantial amounts. Some of the pending litigation has been filed as purported class actions and some actions have been filed in certain jurisdictions that permit punitive damage awards that are disproportionate to the actual damages incurred. Although there can be no assurances, at the present time, the Company does not anticipate that the ultimate liability arising from potential, pending or threatened legal actions, after consideration of provisions made for estimated losses and costs of defense, will have a material adverse effect on the financial condition or operating results of the Company.



On March 15, 2002, a jury in the U.S. District Court for the Eastern District of Missouri issued a verdict in Bancorp Services, LLC ("Bancorp") v. Hartford Life Insurance Company, et al. in favor of Bancorp in the amount of $118 million. The case involved claims of patent infringement, misappropriation of trade secrets, and breach of contract against Hartford Life Insurance Company and its affiliate International Corporate Marketing Group, Inc. ("ICMG"). The judge dismissed the patent infringement claim on summary judgment. The jury's award was based on the last two claims. On August 28, 2002, the Court entered an order awarding Bancorp prejudgment interest on the breach of contract claim in the amount of $16 million.



Hartford Life Insurance Company and ICMG have appealed the judgment on the trade secret and breach of contract claims. Bancorp has cross-appealed the pretrial dismissal of its patent infringement claim. The Company's management, based on the advice of its legal counsel, believes that there is a substantial likelihood that the judgment will not survive at its current amount. Based on the advice of legal counsel regarding the potential outcomes of this litigation, the Company recorded an $11 million after-tax charge in the first quarter of 2002 to increase litigation reserves associated with this matter. Should Hartford Life Insurance Company and ICMG not succeed in eliminating or reducing the judgment, a significant additional expense would be recorded in the future related to this matter.



On March 16, 2003, a final decision and award was issued in an arbitration between Hartford Life and one of its primary reinsurers relating to policies with death benefit guarantees written from 1994 to 1999. The arbitration involved alleged breaches under the reinsurance treaties. Although Hartford Life believed that its position in this arbitration was strong, an adverse outcome could have resulted in a decrease to Hartford Life's statutory surplus and capital and could have potentially increased the death benefit costs incurred by Hartford Life in the future. Under the terms of the final decision and award, the reinsurer's reinsurance obligations to Hartford Life were not limited or reduced in any manner and, as a result, are left unchanged.



MARKET FOR HARTFORD LIFE INSURANCE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS



All of the Company's outstanding shares are ultimately owned by Hartford Life and Accident Insurance Company, which is ultimately a subsidiary of The Hartford. As of February 28, 2003, the Company had issued and outstanding 1,000 shares of Common Stock, $5,690 par value per share.



SELECTED FINANCIAL DATA



The following selected financial data for Hartford Life, its subsidiaries and affiliated companies should be read in conjunction with the consolidated financial statements and notes thereto included in this Prospectus.



STATEMENT OF INCOME



                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                     2002     2001     2000     1999     1998
-----------------------------------------------------------------------------------------------
REVENUES
Premiums and other considerations                   $2,145   $2,251   $2,206   $2,045   $2,218
Net investment income                                1,583    1,495    1,326    1,359    1,759
Net realized (losses) gains                           (288)     (91)     (85)      (4)      (2)
                                                    ------   ------   ------   ------   ------
Total Revenues                                       3,440    3,655    3,447    3,400    3,975
BENEFITS, CLAIMS AND EXPENSES
Benefits, claims and claim adjustment expenses       1,766    1,703    1,495    1,574    1,911
Amortization of deferred policy acquisition costs      531      566      604      539      431
Dividends to policyholders                              65       68       67      104      329
Other insurance expenses                               650      622      600      631      766
                                                    ------   ------   ------   ------   ------
Total Benefits, Claims and Expenses                  3,012    2,959    2,766    2,848    3,437
Income before income tax expense                       428      696      681      552      538
Income tax expense                                       2       44      194      191      188
                                                    ------   ------   ------   ------   ------
NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING
 CHANGES                                               426      652      487      361      350
Cumulative effect of accounting changes, net of
 tax                                                    --       (6)      --       --       --
NET INCOME                                          $  426   $  646   $  487   $  361   $  350
-----------------------------------------------------------------------------------------------

HARTFORD LIFE INSURANCE COMPANY                                               23
--------------------------------------------------------------------------------


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



(Dollar amounts in millions, unless otherwise stated)



Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") addresses the financial condition of Hartford Life Insurance Company and its subsidiaries ("Hartford Life Insurance Company" or the "Company") as of December 31, 2002, compared with December 31, 2001, and its results of operations for the three years ended December 31, 2002, 2001 and 2000. This discussion should be read in conjunction with the Consolidated Financial Statements and related Notes beginning on page F-1.



Certain of the statements contained herein (other than statements of historical fact) are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond the Company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on Hartford Life Insurance Company will be those anticipated by management. Actual results could differ materially from those expected by the Company, depending on the outcome of various factors. These factors include: the effect of changes in interest rates, the stock markets or other financial markets; stronger than anticipated competitive activity; unfavorable legislative, regulatory or judicial developments; the Company's ability to distribute its products through distribution channels both current and future; the uncertain impact of the Bush Administration's budget proposal relating to the distribution of nontaxable dividends to shareholders and the creation of new tax-favored individual savings accounts, if adopted, on the Company; the availability of reinsurance to protect the Company against losses and the impact of increasing and uncertain reinsurance rates; the possibility of higher loss costs than anticipated; the possibility of general economic and business conditions that are less favorable than anticipated; the effect of assessments and other surcharges for guaranty funds; a downgrade in the Company's claims-paying, financial strength or credit ratings; the ability of the Company's subsidiaries to pay dividends to the Company; and other factors described in such forward-looking statements.



Certain reclassifications have been made to prior year financial information to conform to the current year presentation.



CONSOLIDATED RESULTS OF OPERATIONS



Hartford Life Insurance Company provides investment and retirement products such as variable and fixed annuities and retirement plan services; individual and corporate owned life insurance; and, group benefit products, such as group life and group disability insurance that is directly written by the Company and is substantially ceded to its parent, Hartford Life and Accident Insurance Company
(HLA).



The Company derives its revenues principally from: (a) fee income, including asset management fees on separate account and mortality and expense fees, as well as cost of insurance charges; (b) fully insured premiums; (c) certain other fees; and (d) net investment income on general account assets. Asset management fees and mortality and expense fees are primarily generated from separate account assets, which are deposited with the Company through the sale of variable annuity and variable life products. Cost of insurance charges are assessed on the net amount at risk for investment-oriented life insurance products. Premium revenues are derived primarily from the sale of group life and group disability insurance products.



The Company's expenses essentially consist of interest credited to policyholders on general account liabilities, insurance benefits provided, dividends to policyholders, costs of selling and servicing the various products offered by the Company, and other general business expenses.



The Company's profitability depends largely on the amount of assets under management, the level of fully insured premiums, the adequacy of product pricing and underwriting discipline, claims management and operating efficiencies, and its ability to earn target spreads between earned investment rates on general account assets and credited rates to customers. The level of assets under management is generally impacted by equity market performance, persistency of the in-force block of business, sales and other deposits, as well as any acquired blocks of business.



OPERATING SUMMARY



                               2002       2001       2000
---------------------------------------------------------------
 Revenues                     $3,440     $3,655     $3,447
---------------------------------------------------------------
 Expenses                      3,014      3,003      2,960
---------------------------------------------------------------
 Cumulative effect of
 accounting changes, net of
 tax(1)                           --         (6)        --
---------------------------------------------------------------
 Net income                      426        646        487
---------------------------------------------------------------
 Less: Cumulative effect of
 accounting changes, net of
 tax(1)                           --         (6)        --
---------------------------------------------------------------
 Net realized capital
 losses, after-tax              (185)       (59)       (55)
---------------------------------------------------------------
 Operating income(2)          $  611     $  711     $  542
---------------------------------------------------------------



(1) For the year ended December 31, 2001, represents the cumulative impact of the Company's adoption of SFAS No. 133 of $(3) and EITF Issue 99-20 of $(3).



(2) For the year ended December 31, 2002, includes $76 tax benefit related to separate account investment activity and an $3 after-tax benefit related to September 11. Additionally, for the year ended December 31, 2002, includes $11 after-tax expense related to the Bancorp litigation. For the year ended December 31, 2001, includes $144 tax benefit

24                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

    related to separate account investment activity and $9 of after-tax losses related to September 11. For the year ended December 31, 2000, includes $32 tax benefit related to favorable tax items.



Hartford Life Insurance Company defines "operating income" as after-tax operational results excluding, as applicable, net realized capital gains and losses, restructuring charges, losses from early retirement of debt, the cumulative effect of accounting changes and certain other items. Operating income is a performance measure used by the Company in the management of its operations. Management believes that this performance measure delineates the results of operations of the Company's ongoing businesses in a manner that allows for a better understanding of the underlying trends in the Company's current business. However, operating income should only be analyzed in conjunction with, and not in lieu of, net income and may not be comparable to other performance measures used by the Company's competitors.



Hartford Life Insurance Company consists of the following reportable operating segments: Investment Products, Individual Life, and Corporate Owned Life Insurance ("COLI"). In addition, the Company includes in an Other category certain group benefits, including group life and group disability insurance that is directly written by the Company and is substantially ceded to its parent and corporate items not directly allocable to any of its reportable operating segments.



On April 2, 2001, The Hartford acquired the United States individual life insurance, annuity and mutual fund businesses of Fortis. This transaction was accounted for as a purchase and, as such, the revenues and expenses generated by this business from April 2, 2001 forward are included in Life's consolidated results of operations. (For further disclosure, see Note 15 of Notes to Consolidated Financial Statements).



2002 COMPARED TO 2001 -- Revenues decreased $215, or 6%, primarily driven by realized capital losses of $288 in 2002 as compared to $91 in 2001. (See the Investments section for further discussion of investment results and related realized capital losses.) Additionally, COLI experienced a decline in revenues of $125, or 17%, as a result of the decrease in leveraged COLI account values as compared to a year ago as well as lower sales volume, which was partially offset by revenue growth across the Company's other operating segments. Revenues related to the Investment Products segment increased $71, or 3%, as a result of continued growth related to its institutional investment product business, which more than offset the decline of $28, or 2%, in revenues within the individual annuity operation. Lower assets under management due to the decline in the equity markets are the principal driver of declining revenues for the individual annuity operation. Additionally, Individual Life revenues increased by $84, or 11%, as a result of the Fortis acquisition and increased life insurance in force.



Expenses increased $11, due to a lower benefit recorded related to favorable resolution of dividends-received deduction ("DRD")-related tax items (see also the discussion of DRD tax issues at Note 13(c) of Notes to Consolidated Financial Statements), an increase in benefits and claims of $63, or 4%, due primarily to higher death benefits in the Investment Products segment, as a result of the lower equity markets and additional expense related to the Fortis acquisition. These increases were partially offset by a decrease in income tax expense, due to lower pre-tax income as compared to a year ago. Expenses increased $103, or 6%, in the Investment Products segment, principally related to the growth in the institutional investment product business and an increase in benefits and claims. In addition, 2002 expenses include $11, after-tax, of accrued expenses recorded within the COLI segment related to the Bancorp litigation. (For a discussion of the Bancorp litigation, see Note 13(a) of Notes to Consolidated Financial Statements.) Also included in expenses was an after-tax benefit of $3, recorded within "Other", associated with favorable development related to the Company's estimated September 11 exposure.



Net income and operating income decreased $220, or 34%, and $100, or 14%, respectively, due to the decline in revenues and increase in expenses described above. In 2002 the Company recognized a $3 after-tax benefit due to favorable development related to September 11. In 2001, the Company recorded a $9 after-tax loss related to September 11. Excluding the impact of September 11, net income decreased $232, or 35%, and operating income decreased $112, or 16%. Net income for the Investment Products segment was down $32, or 9%, as growth in the other investment products businesses, particularly institutional investment products, was more than offset by the decline in revenues in the individual annuity operation, which was negatively impacted by the lower equity markets. COLI net income decreased $5, or 14%. Excluding the impact of September 11, COLI's net income decreased $7, or 18%, primarily the result of the charge associated with the Bancorp litigation. The declines in net income for those segments were partially offset by the increase in net income for the Individual Life segment. Individual Life net income increased $10, or 9%. Excluding the impact of September 11, Individual Life's net income increased $7, or 6%, as the result of the Fortis acquisition. Other net income decreased $193 and operating income decreased $73, or 38%. The decline in net income of the Other segment is principally due to higher realized capital losses and a lower DRD tax benefit recorded in 2002 compared to 2001 as discussed above.



2001 COMPARED TO 2000 -- Revenues increased $208, or 6%, primarily related to the growth across one of the Company's primary operating segments. Individual Life segment revenues increased $229, or 42%. The revenue growth in the Individual Life segment was primarily due to higher earned fee income and net investment income resulting from the business acquired from Fortis. Revenues related to the Company's Individual Annuity business were down $55 or 4%, primarily due to lower fee income as a result of the lower equity markets in 2001. Additionally, COLI revenues were below prior year due to a decrease in variable COLI sales and the declining block of leveraged COLI business.

HARTFORD LIFE INSURANCE COMPANY                                               25
--------------------------------------------------------------------------------


Total expenses increased $43, or 1%, primarily associated with the growth in revenues discussed above. Net income increased $159, or 33%, led by the Individual Life where net income increased $36, or 51%, primarily as the result of the business acquired from Fortis. In addition, the 2001 results include a $130 federal income tax benefit primarily related to separate account investment activity and a $9 after-tax loss associated with the impact of the September 11 terrorist attack. Additionally, 2000 results include a benefit of $32 also related to favorable tax items. Excluding these tax items and the impact of the September 11 terrorist attack, net income increased $70, or 15%, for the year ended December 31, 2001, as each of the Company's operating segments experienced growth from a year ago.



SEGMENT RESULTS



Below is a summary of net income (loss) by segment.



                                   2002       2001       2000
-------------------------------------------------------------------
 Investment Products               $343       $375       $354
-------------------------------------------------------------------
 Individual Life                    116        106         70
-------------------------------------------------------------------
 Corporate Owned Life Insurance      31         36         35
-------------------------------------------------------------------
 Other                              (64)       129         28
-------------------------------------------------------------------
 NET INCOME                        $426       $646       $487
-------------------------------------------------------------------



A description of each segment as well as an analysis of the operating results summarized above is included on the following pages. Deferred Acquisition Costs, Reserves and Investments are discussed in separate sections.



INVESTMENT PRODUCTS



OPERATING SUMMARY



                               2002       2001       2000
---------------------------------------------------------------
 Total revenues               $2,185     $2,114     $2,068
---------------------------------------------------------------
 Total expenses                1,842      1,739      1,714
---------------------------------------------------------------
 NET INCOME                   $  343     $  375     $  354
---------------------------------------------------------------



The Investment Products segment focuses on the savings and retirement needs of the growing number of individuals who are preparing for retirement or have already retired through the sale of individual variable and fixed annuities, retirement plan services and other investment products. The Company is both a leading writer of individual variable annuities and a top seller of individual variable annuities through banks in the United States.



2002 COMPARED TO 2001 -- Revenues in the Investment Products segment increased $71 or 3%. The increase in revenues was primarily driven by growth in the institutional investment product business. This revenue increase was partially offset by lower fee income related to the individual annuity operation as average account values decreased compared to prior year, primarily due to the lower equity markets.



Expenses increased $103, or 6%, driven primarily by increases of $131, or 16%, in benefits and claims expenses due to the lower equity markets. Partially offsetting these increases was a $34, or 8%, decrease in amortization of policy acquisition costs related to the individual annuity business, which declined as a result of lower gross profits, driven by the decrease in fee income and the increase in death benefit costs.



Net income decreased $32, or 9%, driven by the continued lower equity markets resulting in the decline in revenues in the individual annuity operation and increases in the death benefit costs incurred by the individual annuity operation. The decrease in individual annuity revenues was significantly offset by growth in revenues related to other investment products, particularly the institutional investment product business. (For discussion of the potential future financial statement impact of continued declines in the equity market on the Investment Products segment, see the Capital Markets Risk Management section under "Market Risk".)



2001 COMPARED TO 2000 -- Revenues in the Investment Products segment increased $46, or 2%, driven primarily by other investment products. Revenues from other investment products increased $101, or 16%, principally due to growth in net investment income. Net investment income in other investment products increased $110, or 20%, due mostly to growth in the institutional business, where account values were $9.1 billion at December 31, 2001, an increase of $1.4 billion, or 18%, from a year ago. The increase in revenues from other investment products was partially offset by individual annuity revenues, which decreased $55 or 4%. Fee income and net investment income from the individual annuity business acquired from Fortis helped to partially offset lower revenues in the individual annuity operation, which was primarily associated with decreased account values resulting from the lower equity markets as compared to the prior year.



Total expenses increased $25, or 1%, driven by higher interest credited and insurance operating expenses related to other investment products consistent with the revenue growth described above. Interest credited related to other investment products increased $78, or 18%. Also, individual annuity benefits and claims expenses increased $37, or 15%, principally due to the business acquired from Fortis and higher death benefits resulting from the lower equity markets in 2001. Individual annuity's insurance operating costs increased $13, or 5% also due to the business acquired from Fortis. Partially offsetting the increase in benefits, claims, and insurance operating costs was a decrease in amortization of deferred policy acquisition costs of $64, or 13% resulting from the lower gross profits associated with the individual annuity business. In addition, income tax expense for the twelve months ended December 31, 2001 was $111, a $39 or 26% decrease due to lower pretax operating income and the ongoing tax impact related to separate account investment activity.



Net income increased $21, or 6%. These increases were driven by the growth in revenues in other investment products described above, the favorable impact of Fortis and the lower effective tax rate related to the individual annuity business.



OUTLOOK -- Management believes the market for retirement products continues to expand as individuals increasingly save and

26                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

plan for retirement. Demographic trends suggest that as the "baby boom" generation matures, a significant portion of the United States population will allocate a greater percentage of their disposable incomes to saving for their retirement years due to uncertainty surrounding the Social Security system and increases in average life expectancy. As this market grows, particularly for variable annuities, new companies are continually entering the market, aggressively seeking distribution channels and pursuing market share. One factor which could impact the Investment Products segment is the President's 2004 budget proposal. See the Legislative Initiatives section of the Capital Resources and Liquidity section for further discussion of this proposed legislation.



The individual annuity segment continues to be impacted by the lower equity markets in terms of lower assets under management. However, the Company experienced strong sales of annuities, which were $11.6 billion in 2002 as compared to $10.0 billion in 2001. Partially contributing to the growth in sales is Hartford Life's introduction of Principal First, a guaranteed withdrawal benefit rider, which was developed in response to our customers' needs. Based on VARDS, the Company had 9.4% market share as of December 31, 2002 as compared to 8.7% at December 31, 2001. (For discussion of the potential future financial statement impact of continued declines in the equity market on the Investment Products segment, see the Capital Markets Risk Management section under "Equity Risk".)



INDIVIDUAL LIFE



OPERATING SUMMARY



                                    2002       2001       2000
--------------------------------------------------------------------
 Total revenues                     $858       $774       $545
--------------------------------------------------------------------
 Total expenses                      742        668        475
--------------------------------------------------------------------
 NET INCOME                         $116       $106       $ 70
--------------------------------------------------------------------



The Individual Life segment provides life insurance solutions to a wide array of partners to solve the wealth protection, accumulation and transfer needs of their affluent, emerging affluent and business insurance clients. Additionally, the Fortis transaction, through the addition of a retail broker dealer, which has been renamed Woodbury Financial Services, has allowed the Individual Life segment to increase its reach in the emerging affluent market.



2002 COMPARED TO 2001 -- Revenues in the Individual Life segment increased $84, or 11%, primarily driven by business growth including the impact of the Fortis transaction. However, new business sales have decreased in 2002 as compared to prior year.



Expenses increased $74, or 11%, principally driven by the growth in the business resulting from the Fortis acquisition. In addition, mortality experience (expressed as death claims as a percentage of net amount at risk) for 2002 increased as compared to the prior year, but was in line with management's expectations.



Net income increased $10, or 9%. Individual Life incurred an after-tax loss of $3 related to September 11 in the third quarter of 2001. Excluding this loss, Individual Life's earnings increased $7, or 6%, for the year ended December 31, 2002, due to the contribution to earnings from the Fortis transaction.



2001 COMPARED TO 2000 -- Revenues in the Individual Life segment increased $229, or 42%, primarily due to the business acquired from Fortis. Fee income, including cost of insurance charges, increased $161, or 41%, driven principally by growth in the variable life business. In addition, net investment income on general account business (universal life, interest sensitive whole life and term life) increased $62, or 44%, consistent with the growth in related account values.



Benefits, claims and expenses increased $177, or 41%, due principally to the growth in revenues described above. Although death benefits were higher in 2001 than the prior year as a result of the increase in life insurance in force, year-to-date mortality experience (expressed as death claims as a percentage of net amount at risk) for 2001 was within pricing assumptions.



Net income increased $36, or 51% primarily due to the revenue growth described above. Individual Life incurred an after-tax loss of $3 related to the September 11 terrorist attack. Excluding this loss, operating income increased $39, or 56%, primarily due to the growth factors described above.



OUTLOOK -- Individual Life sales continue to be impacted by the lower equity markets, uncertainty surrounding estate tax legislation, and aggressive competition from universal life providers. However, The Hartford's acquisition of the United States individual life insurance business of Fortis has increased its scale while broadening its distribution capabilities as described above. Additionally, the Company continues to introduce new and enhanced products, which are expected to increase universal life sales.



CORPORATE OWNED LIFE INSURANCE (COLI)



OPERATING SUMMARY



                                    2002       2001       2000
--------------------------------------------------------------------
 Total revenues                     $592       $717       $765
--------------------------------------------------------------------
 Total expenses                      561        681        730
--------------------------------------------------------------------
 NET INCOME                         $ 31       $ 36       $ 35
--------------------------------------------------------------------



Hartford Life Insurance Company is a leader in the COLI market, which includes life insurance policies purchased by a company on the lives of its employees, with the company or a trust sponsored by the company named as beneficiary under the policy. Until the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), the Company sold two principal types of COLI business: leveraged and variable products. Leveraged COLI is a fixed premium life insurance policy owned by a company or a trust sponsored by a company. HIPAA phased out the deductibility of interest on policy loans under leveraged COLI through the end of 1998, virtually eliminating all future sales of this product. Variable COLI continues to be a product used by employers to

HARTFORD LIFE INSURANCE COMPANY                                               27
--------------------------------------------------------------------------------

fund non-qualified benefits or other postemployment benefit liabilities.



2002 COMPARED TO 2001 -- COLI revenues decreased $125, or 17%, primarily related to lower net investment and fee income due to the declining block of leveraged COLI, where related account values declined in 2002 compared to prior year. Net investment income decreased $75, or 21%, while fee income decreased $49, or 14%.



Expenses decreased $120, or 18%, which is relatively consistent with the decrease in revenues described above. However, the decrease was partially offset by $11, after-tax, in accrued litigation expenses related to the Bancorp dispute. (For a discussion of the Bancorp litigation, see Note 13a of Notes to Consolidated Financial Statements.)



Net income decreased $5, or 14%, compared to prior year. COLI incurred an after-tax loss of $2 related to September 11 in the third quarter of 2001. Excluding the impact of September 11, COLI's net income decreased $7, or 18%, principally due to the $11 after-tax expense accrued in connection with the Bancorp litigation.



2001 COMPARED TO 2000 -- COLI revenues decreased $48, or 6%, mostly due to lower fee income and net investment income. Fee income and other decreased $34, or 8%, due to a decline in variable COLI sales and deposits which were approximately $1.5 billion in 2001 as compared to $2.9 billion in 2000. In addition, net investment income decreased $14, or 4% due primarily to lower interest rates, and the decline in leveraged COLI account values.



Benefits, claims and expenses decreased $47, or 7%, directly related to the decrease in revenue discussed above.



Net income increased $1 or 3% primarily due to the overall growth in variable COLI business and earnings associated with the leveraged COLI business recaptured in 1998. COLI incurred an after-tax charge of $2 related to the September 11 terrorist attack; excluding this charge, net income increased $3, or 9%.



OUTLOOK -- The focus of this segment is variable COLI, which continues to be a product generally used by employers to fund non-qualified benefits or other postemployment benefit liabilities. The leveraged COLI product has been an important contributor to The Hartford's profitability in recent years and will continue to contribute to the profitability of the Company in the future, although the level of profit has declined in 2002, compared to 2001. COLI continues to be subject to a changing legislative and regulatory environment that could have a material adverse effect on its business.



INVESTMENTS



Hartford Life Insurance Company's general account and guaranteed separate account investment portfolios are managed based on the underlying characteristics and nature of each operation's liabilities and within established risk parameters. (For a further discussion on The Hartford's approach to managing risks, see the Capital Markets Risk Management section.)



The investment portfolios of Hartford Life Insurance Company are managed by Hartford Investment Management Company ("HIMCO"), a wholly-owned subsidiary of The Hartford. HIMCO is responsible for monitoring and managing the asset/ liability profile, establishing investment objectives and guidelines and determining, within specified risk tolerances and investment guidelines, the appropriate asset allocation, duration, convexity and other characteristics of the portfolios. Security selection and monitoring are performed by asset class specialists working within dedicated portfolio management teams.



Fluctuations in interest rates affect the Company's return on, and the fair value of, fixed maturity investments, which comprised approximately 86% and 81% of the fair value of its invested assets as of December 31, 2002 and 2001, respectively. Other events beyond the Company's control could also adversely impact the fair value of these investments. Specifically, a downgrade of an issuer's credit rating or default of payment by an issuer could reduce the Company's investment return.



The Company also invests in unaffiliated limited partnership arrangements in order to further diversify its investment portfolio. These limited partnerships represent approximately 2% and 3% of the fair value of its invested assets as of December 31, 2002 and 2001, respectively. Limited partnerships are typically less liquid than direct investments in fixed income or equity investments. Market volatility and other factors beyond the Company's control can adversely affect the value of these investments. Because the Company is a limited partner, its ability to control the timing or the realization of the related investment income is restricted.



A decrease in the fair value of any investment that is deemed other than temporary would result in the Company's recognition of a realized capital loss in its financial results prior to the actual sale of the investment. See Company's discussion of evaluation of other than temporary impairment in Critical Accounting Estimates under "Valuation of Investments and Derivative Instruments".



The weighted average duration of the fixed maturity portfolio was 4.5 and 4.6 as of December 31, 2002 and 2001, respectively. Duration is defined as the approximate percentage change in market price of the portfolio for a 100 basis point change in interest rates. For example, if interest rates increased by 100 basis points, the fair value of the portfolio would be expected to decrease by approximately 4.5% and 4.6% as of December 31, 2002 and 2001, respectively. The following table identifies the invested assets by type held in the general account as of December 31, 2002 and 2001.

28                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------


                         COMPOSITION OF INVESTED ASSETS



                                                               2002               2001
                                                         -----------------  -----------------
                                                          AMOUNT   PERCENT   AMOUNT   PERCENT
---------------------------------------------------------------------------------------------
Fixed maturities, at fair value                          $24,786     86.3%  $19,142     81.0%
Equity securities, at fair value                             120      0.4%       64      0.3%
Policy loans, at outstanding balance                       2,895     10.1%    3,278     13.8%
Limited partnerships, at fair value                          486      1.7%      721      3.1%
Other investments                                            432      1.5%      415      1.8%
                                                         -------   -------  -------   -------
  TOTAL INVESTMENTS                                      $28,719    100.0%  $23,620    100.0%
---------------------------------------------------------------------------------------------



During 2002, fixed maturity investments increased 30% primarily due to increased operating cash flows, transfers into the general account from the variable annuity separate account, and an increase in fair value due to a lower interest rate environment. Limited partnerships decreased $235, or 33%, due to redemptions and a tactical decision to reallocate funds to other asset classes.



The following table sets forth by type the fixed maturity securities held in the Company's general account as of December 31, 2002 and 2001.



                                                                2002                 2001
                                                         -------------------  -------------------
FIXED MATURITIES BY TYPE                                 FAIR VALUE  PERCENT  FAIR VALUE  PERCENT
-------------------------------------------------------------------------------------------------
Corporate                                                  $13,560     54.7%    $10,443     54.5%
Asset-backed securities                                      3,674     14.8%      3,131     16.4%
Commercial mortgage backed securities                        3,632     14.7%      2,534     13.2%
Collateralized mortgage obligations                            571      2.3%        591      3.1%
Mortgage backed securities -- agency                         1,648      6.6%        800      4.2%
Government/Government agencies -- Foreign                      464      1.9%        327      1.7%
Government/Government agencies -- U.S.                         264      1.1%        260      1.4%
Municipal -- taxable                                            31      0.1%         47      0.2%
Municipal -- exempt                                              1        --         --        --
Short-term                                                     941      3.8%      1,008      5.3%
Redeemable preferred stock                                      --        --          1        --
                                                           -------   -------    -------   -------
  TOTAL FIXED MATURITIES                                   $24,786    100.0%    $19,142    100.0%
-------------------------------------------------------------------------------------------------



There were no material changes in asset allocation during 2002 and 2001.



As of December 31, 2002 and 2001, 19% and 22%, respectively, of the Company's fixed maturities were invested in private placement securities (including 11% and 13% of Rule 144A offerings as of December 31, 2002 and 2001, respectively). Private placement securities are generally less liquid than public securities. However, private placements generally have covenants designed to compensate for liquidity risk. Most of the private placement securities in the operation's portfolio are rated by nationally recognized rating agencies. (For further discussion of the Company's investment credit policies, see the Capital Markets Risk Management section under "Credit Risk".)



INVESTMENT RESULTS -- The table below summarizes Hartford Life Insurance Company's investment results.



(BEFORE-TAX)                   2002       2001       2000
---------------------------------------------------------------
 Net investment income --
 excluding policy loan
 income                       $1,332     $1,191     $1,021
---------------------------------------------------------------
 Policy loan income              251        304        305
---------------------------------------------------------------
 Net investment income --
 total                        $1,583     $1,495     $1,326
---------------------------------------------------------------
 Yield on average invested
 assets (1)                     6.3%       7.1%       7.1%
---------------------------------------------------------------
 Net realized capital
 losses                       $ (288)    $  (91)    $  (85)
---------------------------------------------------------------



(1) Represents net investment income (excluding net realized capital losses) divided by average invested assets at cost (fixed maturities at amortized cost).



2002 COMPARED TO 2001 -- Net investment income, excluding policy loan income, increased $141, or 12%. The increase was primarily due to income earned on the previously discussed higher invested asset base partially offset by $30 lower income on limited partnerships and the impact of lower interest rates.

HARTFORD LIFE INSURANCE COMPANY                                               29
--------------------------------------------------------------------------------

Yields on average invested assets decreased as a result of lower rates on new investment purchases, decreased policy loan income, and decreased income on limited partnerships.



Net realized capital losses increased $197 compared to 2001. Included in 2002 net realized capital losses were write-downs for other than temporary impairments on primarily corporate and asset-backed fixed maturities of $340. Write-downs on corporate fixed maturities totaled $175 and included impairments in the communications and technology sector of $137 (including a $74 loss related to securities issued by WorldCom Corporation), and the utilities sector of $28. Write-downs on asset-backed securities totaled $154 and included impairments of securities backed by aircraft lease receivables of $66, corporate debt of $29, manufactured housing receivables of $16, mutual fund fee receivables of $16, and on various other asset-backed securities totaling $27. These losses were partially offset by gains from the sale of fixed maturity securities.



2001 COMPARED TO 2000 -- Net investment income, excluding policy loan income, increased $170, or 17%. The increase was primarily due to income earned on the previously discussed increase in fixed maturity investments, partially offset by lower yields on fixed maturities in the third and fourth quarters of 2001. Yields on overall average invested assets were flat.



Net realized capital losses increased $6 compared to 2000. Included in 2001 net realized capital losses were write-downs for other than temporary impairments on primarily corporate and asset backed fixed maturities of $93. Write-downs on corporate securities totaled $58 and included impairments in the utilities sector of $37 and the communications and technology sector of $17. Write-downs on corporate fixed maturities in the utilities sector were on securities issued by Enron Corporation. Write-downs on asset-backed securities totaled $25 and included impairments of securities backed by corporate debt of $10 and on various other asset-backed securities totaling $15. Also included in net realized capital losses is a $10 loss recognized on the sale of the Company's interest in an Argentine insurance joint venture, in addition to losses associated with the credit deterioration of certain investments in which the Company has an indirect economic interest. These losses were partially offset by gains from the sale of fixed maturities.



SEPARATE ACCOUNT PRODUCTS -- Separate account products are those for which a separate investment and liability account is maintained on behalf of the policyholder. Separate accounts reflect two categories of risk assumption: non-guaranteed separate accounts totaling $93.8 billion and $104.2 billion as of December 31, 2002 and 2001, respectively, wherein the policyholder assumes substantially all the investment risk and reward, and guaranteed separate accounts totaling $11.5 billion and $10.1 billion as of December 31, 2002 and 2001, respectively, wherein Hartford Life Insurance Company contractually guarantees either a minimum return or account value to the policyholder. Guaranteed separate account products primarily consist of modified guaranteed individual annuities and modified guaranteed life insurance and generally include market value adjustment features and surrender charges to mitigate the risk of disintermediation. The primary investment objective of guaranteed separate accounts is to maximize after-tax returns consistent with acceptable risk parameters, including the management of the interest rate sensitivity of invested assets relative to that of policyholder obligations, as discussed in the Capital Markets Risk Management section under 'Market Risk -- Interest Rate Risk.'



Investment objectives for non-guaranteed separate accounts vary by fund account type, as outlined in the applicable fund prospectus or separate account plan of operations. Non-guaranteed separate account products include variable annuities, variable life insurance contracts and variable COLI.



CAPITAL MARKETS RISK MANAGEMENT -- Hartford Life Insurance Company has a disciplined approach to managing risks associated with its capital markets and asset/liability management activities. Investment portfolio management is organized to focus investment management expertise on specific classes of investments, while asset/liability management is the responsibility of dedicated risk management units supporting the Company, including guaranteed separate accounts. Derivative instruments are utilized in compliance with established Company policy and regulatory requirements and are monitored internally and reviewed by senior management.



The Company is exposed to two primary sources of investment and asset/liability management risk: credit risk, relating to the uncertainty associated with the ability of an obligor or counterparty to make timely payments of principal and/or interest, and market risk, relating to the market price and/or cash flow variability associated with changes in interest rates, securities prices, market indices, yield curves or currency exchange rates. The Company does not hold any financial instruments purchased for trading purposes.



CREDIT RISK -- Hartford Life Insurance Company has established investment credit policies that focus on the credit quality of obligors and counterparties, limit credit concentrations, encourage diversification and require frequent creditworthiness reviews. Investment activity, including setting of policy and defining acceptable risk levels, is subject to regular review and approval by senior management and reported to the Finance Committee of the Board of Directors of The Hartford.



The Company invests primarily in securities which are rated investment grade and has established exposure limits, diversification standards and review procedures for all credit risks including borrower, issuer and counterparty. Creditworthiness of specific obligors is determined by an internal credit evaluation supplemented by consideration of external determinants of creditworthiness, typically ratings assigned by nationally recognized ratings agencies. Obligor, asset sector and industry concentrations are subject to established limits and monitored on a regular basis.



Hartford Life Insurance Company is not exposed to any credit concentration risk of a single issuer greater than 10% of the Company's stockholder's equity.

30                                               HARTFORD LIFE INSURANCE COMPANY
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DERIVATIVE INSTRUMENTS -- The Company's derivatives counterparty exposure policy establishes market-based credit limits, favors long-term financial stability and creditworthiness, and typically requires credit enhancement/credit risk reducing agreements. Credit risk is measured as the amount owed to the Company based on current market conditions and potential payment obligations between the Company and its counterparties. Credit exposures are generally quantified weekly and netted, and collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of derivatives exceeds exposure policy thresholds.



The Company periodically enters into swap agreements in which the Company assumes credit exposure from a single entity, referenced index or asset pool. Total return swaps involve the periodic exchange of payments with other parties, at specified intervals, calculated using the agreed upon index and notional principal amounts. Generally, no cash or principal payments are exchanged at the inception of the contract. Typically, at the time a swap is entered into, the cash flow streams exchanged by the counterparties are equal in value.



Credit default swaps involve a transfer of credit risk from one party to another in exchange for periodic payments. One party to the contract will make a payment based on an agreed upon rate and a notional amount. The second party will only make a payment when there is a credit event, and such payment will be equal to the notional value of the swap contract, and in return, the second party will receive the debt obligation of the first party.



As of December 31, 2002 and 2001, the notional value of total return and credit default swaps totaled $437 and $230, respectively, and their swap fair value totaled $(41) and $(51), respectively.



The following tables identify fixed maturity securities for Hartford Life Insurance Company including guaranteed separate accounts, by credit quality. The ratings referenced in the tables are based on the ratings of a nationally recognized rating organization or, if not rated, assigned based on the Company's internal analysis of such securities. In addition, an aging of the gross unrealized loss position is presented for fixed maturity and equity securities.



As of December 31, 2002 and 2001, over 94% and 96%, respectively, of the fixed maturity portfolio was invested in securities rated investment grade (BBB and above).



                                                                      2002                            2001
                                                         ------------------------------  -------------------------------
                                                                              PERCENT                          PERCENT
                                                                                 OF                               OF
                                                         AMORTIZED   FAIR      TOTAL     AMORTIZED    FAIR      TOTAL
FIXED MATURITIES BY CREDIT QUALITY                         COST      VALUE   FAIR VALUE    COST      VALUE    FAIR VALUE
------------------------------------------------------------------------------------------------------------------------
United States Government/Government agencies              $ 3,213   $ 3,341      9.3%     $ 2,137   $ 2,197       7.6%
AAA                                                         5,077     5,399     15.1%       3,708     3,818      13.2%
AA                                                          3,334     3,507      9.8%       2,821     2,884       9.9%
A                                                          11,019    11,687     32.5%      10,614    10,794      37.2%
BBB                                                         8,662     9,081     25.3%       7,002     7,027      24.2%
BB & below                                                  1,928     1,862      5.2%       1,091     1,031       3.6%
Short-term                                                    993       994      2.8%       1,233     1,233       4.3%
                                                          -------   -------    ------     -------   -------     ------
  TOTAL FIXED MATURITIES                                  $34,226   $35,871    100.0%     $28,606   $28,984     100.0%
                                                          -------   -------    ------     -------   -------     ------
  TOTAL GENERAL ACCOUNT FIXED MATURITIES                  $23,675   $24,786     69.1%     $18,933   $19,142      66.0%
                                                          -------   -------    ------     -------   -------     ------
  TOTAL GUARANTEED SEPARATE ACCOUNT FIXED MATURITIES      $10,551   $11,085     30.9%     $ 9,673   $ 9,842      34.0%
------------------------------------------------------------------------------------------------------------------------



The Company's total and below investment grade ("BIG") fixed maturity and equity securities held as of December 31, 2002 and 2001 that were in an unrealized loss position are presented in the tables below by length of time the security was in an unrealized loss position.



                   UNREALIZED LOSS AGING AT DECEMBER 31, 2002



                                                               TOTAL SECURITIES           BIG AND EQUITY SECURITIES
                                                         -----------------------------  ------------------------------
                                                         AMORTIZED   FAIR   UNREALIZED  AMORTIZED   FAIR    UNREALIZED
                                                           COST     VALUE      LOSS       COST      VALUE      LOSS
----------------------------------------------------------------------------------------------------------------------
Three months or less                                      $1,382    $1,316     $ (66)     $  131    $104      $ (27)
Greater than three months to six months                    1,211     1,158       (53)        188     165        (23)
Greater than six months to nine months                       519       465       (54)        160     134        (26)
Greater than nine months to twelve months                  1,247     1,181       (66)        299     264        (35)
Greater than twelve months                                 1,873     1,693      (180)        354     299        (55)
                                                          ------    ------     -----      ------    ----      -----
  TOTAL                                                   $6,232    $5,813     $(419)     $1,132    $966      $(166)
----------------------------------------------------------------------------------------------------------------------

HARTFORD LIFE INSURANCE COMPANY                                               31
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The total securities that were in an unrealized loss position for longer than six months as of December 31, 2002 primarily consisted of corporate and asset-backed securities. The significant corporate security industry sectors of banking and financial services, utilities, technology and communications and airlines comprised of 20%, 13%, 14% and 3%, respectively, of the greater than six months unrealized loss amount. Asset-backed securities comprised 34% of the greater than six month unrealized loss amount and included securities backed by corporate debt, aircraft lease receivables and credit card receivables. At December 31, 2002, the Company held no securities of a single issuer that were at an unrealized loss in excess of 4% of total unrealized losses. The total unrealized loss position of $(419) consisted of $(297) in general account losses and $(122) in guaranteed separate account losses.



The BIG and equity securities that were in an unrealized loss position for longer than six months as of December 31, 2002 primarily consisted of corporate securities in the technology and communications and utilities sectors as well as asset-backed securities backed by corporate debt, equipment loans and credit card receivables. The technology and communications and utilities sectors along with diversified equity mutual funds and asset-backed securities comprised 29%, 23%, 18% and 14%, respectively, of the BIG and equity securities that were in an unrealized loss position for greater than six months at December 31, 2002. The total unrealized loss position of BIG and equity securities of $(166) consisted of $(131) in general account losses and $(35) in guaranteed separate account losses.



                   UNREALIZED LOSS AGING AT DECEMBER 31, 2001



                                                               TOTAL SECURITIES           BIG AND EQUITY SECURITIES
                                                         -----------------------------  ------------------------------
                                                         AMORTIZED   FAIR   UNREALIZED  AMORTIZED   FAIR    UNREALIZED
                                                           COST     VALUE      LOSS       COST      VALUE      LOSS
----------------------------------------------------------------------------------------------------------------------
Three months or less                                      $4,064    $3,945     $(119)      $154     $133      $ (21)
Greater than three months to six months                      685       622       (63)        67       49        (18)
Greater than six months to nine months                       437       417       (20)        42       38         (4)
Greater than nine months to twelve months                  1,943     1,871       (72)       209      184        (25)
Greater than twelve months                                 1,923     1,778      (145)       286      247        (39)
                                                          ------    ------     -----       ----     ----      -----
  TOTAL                                                   $9,052    $8,633     $(419)      $758     $651      $(107)
----------------------------------------------------------------------------------------------------------------------



The total securities that were in an unrealized loss position for longer than six months as of December 31, 2001 primarily consisted of corporate and asset-backed securities. The significant corporate security industry sectors that were in an unrealized loss position for greater than six months included banking and financial services of 21%. The communications and technology, utilities and petroleum sectors comprised 14%, 13%, and 5%, respectively of the total securities that were in an unrealized loss position at December 31, 2001 for greater than six months. Asset-backed securities comprised 20% of the greater than six month unrealized loss amount, and included securities backed by corporate debt, franchise loans, aircraft lease receivables, credit card receivables, and manufactured housing receivables. At December 31, 2001, the Company held no securities of a single issuer that were at an unrealized loss in excess of 3% of total unrealized losses. The total unrealized loss position of $(419) consisted of $(313) in general account losses and $(106) in guaranteed separate account losses.



The BIG and equity securities that were in an unrealized loss position for longer than six months as of December 31, 2001 primarily consisted of corporate securities in the utilities and technology and communications sectors as well as asset backed securities backed by primarily manufactured housing receivables, corporate debt and equipment lease receivables. Diversified equity mutual funds, asset-backed securities, technology and communications sector securities and utilities sector securities comprised 10%, 22%, 19% and 15%, respectively, of the BIG securities in a unrealized loss position at December 31, 2001 for greater than six months. The total unrealized loss position of BIG and equity securities of $(107) consisted of $(69) in general account losses and $(38) in guaranteed separate account losses.



As part of our ongoing monitoring process by a committee of investment and accounting professionals, the Company has reviewed these securities and concluded that there were no additional other than temporary impairments as of December 31, 2002 and 2001. Due to the issuers' continued satisfaction of the securities' obligations in accordance with their contractual terms and their continued expectation to do so, as well as our evaluation of the fundamentals of the issuers' financial condition, the Company believes that the prices of the securities in the sectors identified above, were temporarily depressed primarily as a result of a market dislocation and generally poor cyclical economic conditions and sentiment. See the Critical Accounting Estimates section in the MD&A for the factors considered in evaluating other than temporary impairments.



The evaluation for other than temporary impairments is a quantitative and qualitative process which is subject to risks and uncertainties in the determination of whether declines in the fair value of investments are other than temporary. The risks and uncertainties include changes in general economic conditions, the issuer's financial condition or near term recovery prospects and the effects of changes in interest rates. In addition, for securitized financial assets with contractual cash flows (e.g. asset-backed securities), projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

32                                               HARTFORD LIFE INSURANCE COMPANY
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MARKET RISK -- Hartford Life Insurance Company has material exposure to both interest rate and equity market risk. The Company analyzes interest rate risk using various models including multi-scenario cash flow projection models that forecast cash flows of the liabilities and their supporting investments, including derivative instruments.



Hartford Life Insurance Company has several objectives in managing market risk. The Company is responsible for maximizing after-tax returns within acceptable risk parameters, including the management of the interest rate sensitivity of invested assets and the generation of sufficient liquidity to that of corporate and policyholder obligations. The Company's fixed maturity portfolios have material market exposure to interest rate risk. The Company continually monitors these exposures and makes portfolio adjustments to manage these risks within established limits.



Downward movement in market interest rates during 2002 resulted in a significant increase in the unrealized appreciation of the fixed maturity security portfolio from 2001. However, The Company's asset allocation and its exposure to market risk as of December 31, 2002 have not changed materially from its position at December 31, 2001.



DERIVATIVE INSTRUMENTS -- Hartford Life Insurance Company utilizes a variety of derivative instruments, including swaps, caps, floors, forwards and exchange traded futures and options, in compliance with Company policy and regulatory requirements in order to achieve one of four Company approved objectives: to hedge risk arising from interest rate, price or currency exchange rate volatility; to manage liquidity; to control transaction costs; or to enter into income enhancement and replication transactions.



Interest rate swaps involve the periodic exchange of payments with other parties, at specified intervals, calculated using the agreed upon rates and notional principal amounts. Generally, no cash is exchanged at the inception of the contract and no principal payments are exchanged. Typically, at the time a swap is entered into, the cash flow streams exchanged by the counterparties are equal in value.



Foreign currency swaps exchange an initial principal amount in two currencies, agreeing to re-exchange the currencies at a future date, at an agreed exchange rate. There is also periodic exchange of payments at specified intervals calculated using the agreed upon rates and exchanged principal amounts.



Interest rate cap and floor contracts entitle the purchaser to receive from the issuer at specified dates, the amount, if any, by which a specified market rate exceeds the cap strike rate or falls below the floor strike rate, applied to a notional principal amount. A premium payment is made by the purchaser of the contract at its inception, and no principal payments are exchanged.



Forward contracts are customized commitments to either purchase or sell designated financial instruments, at a future date, for a specified price and may be settled in cash or through delivery of the underlying instrument.



Financial futures are standardized commitments to either purchase or sell designated financial instruments, at a future date, for a specified price and may be settled in cash or through delivery of the underlying instrument. Futures contracts trade on organized exchanges. Margin requirements for futures are met by pledging securities, and changes in the futures' contract values are settled daily in cash.



Option contracts grant the purchaser, for a premium payment, the right to either purchase from or sell to the issuer a financial instrument at a specified price, within a specified period or on a stated date.



Derivative activities are monitored by an internal compliance unit, reviewed frequently by senior management and reported to the The Hartford's Finance Committee of the Board of Directors. The notional amounts of derivative contracts represent the basis upon which pay or receive amounts are calculated and are not reflective of credit risk. Notional amounts pertaining to derivative instruments for both general and guaranteed separate accounts at December 31, 2002 and 2001 totaled $9.6 billion and $8.1 billion, respectively.



The following discussions focus on the key market risk exposures within Hartford Life Insurance Company.



INTEREST RATE RISK -- Hartford Life Insurance Company's general account and guaranteed separate account exposure to interest rate risk relates to the market price and/or cash flow variability associated with changes in market interest rates. Changes in interest rates can potentially impact the Company's profitability. In certain scenarios where interest rates are volatile, the Company could be exposed to disintermediation risk and reduction in net interest rate spread or profit margins.



The Company's general account and guaranteed separate account investment portfolios primarily consist of investment grade, fixed maturity securities, including corporate bonds, asset-backed securities, commercial mortgage-backed securities, tax-exempt municipal securities and collateralized mortgage obligations. The fair value of these and the Company's other invested assets fluctuates depending on the interest rate environment and other general economic conditions. During periods of declining interest rates, paydowns on mortgage-backed securities and collateralized mortgage obligations increase as the underlying mortgages are prepaid. During such periods, the Company generally will not be able to reinvest the proceeds of any such prepayments at comparable yields. Conversely, during periods of rising interest rates, the rate of prepayments generally declines, exposing the Company to the possibility of asset/liability cash flow and yield mismatch. (For further discussion of the Company's risk management techniques to manage this market risk, see the "Asset and Liability Management Strategies Used to Manage Market Risk" discussed below.)



As described above, Hartford Life Insurance Company holds a significant fixed maturity portfolio that includes both fixed and variable rate securities. The following table reflects the principal amounts of the Company's general and guaranteed separate

HARTFORD LIFE INSURANCE COMPANY                                               33
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accounts fixed and variable rate fixed maturity portfolios, along with the respective weighted average coupons by estimated maturity year at December 31, 2002. Comparative totals are included as of December 31, 2001. Expected maturities differ from contractual maturities due to call or prepayment provisions. The weighted average coupon ("WAC") on variable rate securities is based on spot rates as of December 31, 2002 and 2001, and is primarily based on London Interbank Offered Rate ("LIBOR"). Callable bonds and notes are distributed to either call dates or maturity, depending on which date produces the most conservative yield. Asset-backed securities, collateralized mortgage obligations and mortgage-backed securities are distributed based on estimates of the rate of future prepayments of principal over the remaining life of the securities. These estimates are developed using prepayment speeds provided in broker consensus data. Such estimates are derived from prepayment speeds previously experienced at the interest rate levels projected for the underlying collateral. Actual prepayment experience may vary from these estimates. Financial instruments with certain leverage features have been included in each of the fixed maturity categories. These instruments have not been separately displayed because they were immaterial to the Company's investment portfolio.



                                                                                                                2002       2001
                                            2003       2004       2005       2006       2007     THEREAFTER    TOTAL      TOTAL
---------------------------------------------------------------------------------------------------------------------------------
BONDS AND NOTES -- CALLABLE
  FIXED RATE
    Par value                              $   10     $   25     $  123     $   17     $   19      $1,652     $ 1,846    $ 1,584
    Weighted average coupon                  6.6%       7.2%       4.6%       7.3%       8.3%        2.8%        3.1%       2.9%
    Fair value                                                                                                $ 1,436    $ 1,113
  VARIABLE RATE
    Par value                              $   --     $    6     $   25     $    8     $    6      $  735     $   780    $   953
    Weighted average coupon                    --       2.4%       3.0%       3.3%       4.1%        2.9%        2.9%       3.4%
    Fair value                                                                                                $   711    $   873
BONDS AND NOTES -- OTHER
  FIXED RATE
    Par value                              $2,531     $1,332     $1,819     $1,879     $1,635      $9,833     $19,029    $16,434
    Weighted average coupon                  5.8%       6.0%       7.2%       6.4%       6.4%        6.5%        6.4%       6.3%
    Fair value                                                                                                $19,441    $15,769
  VARIABLE RATE
    Par value                              $  219     $   90     $  258     $  113     $   13      $  389     $ 1,082    $ 1,117
    Weighted average coupon                  3.0%       2.7%       4.1%       2.1%       7.2%        3.7%        3.4%       4.9%
    Fair value                                                                                                $   960    $ 1,023
ASSET BACKED SECURITIES
  FIXED RATE
    Par value                              $  344     $  427     $  514     $  230     $  130      $  668     $ 2,313    $ 2,075
    Weighted average coupon                  6.8%       6.3%       5.7%       6.1%       6.2%        7.1%        6.4%       6.9%
    Fair value                                                                                                $ 2,305    $ 2,068
  VARIABLE RATE
    Par value                              $  155     $  293     $  351     $  357     $  327      $1,457     $ 2,940    $ 2,264
    Weighted average coupon                  2.1%       2.2%       2.3%       2.3%       2.4%        2.4%        2.3%       2.8%
    Fair value                                                                                                  2,756    $ 2,201
COLLATERALIZED MORTGAGE OBLIGATIONS
  FIXED RATE
    Par value                              $   85     $   74     $   61     $   56     $   49      $  339     $   664    $   788
    Weighted average coupon                  6.4%       6.2%       6.2%       6.2%       6.2%        6.3%        6.3%       6.4%
    Fair value                                                                                                $   693    $   784
  VARIABLE RATE
    Par value                              $   10     $   12     $   10     $    7     $    5      $   47     $    91    $    15
    Weighted average coupon                  2.4%       2.5%       2.7%       3.0%       3.1%        2.3%        2.5%       6.9%
    Fair value                                                                                                $    90    $    16
COMMERCIAL MORTGAGE BACKED SECURITIES
  FIXED RATE
    Par value                              $   63     $  106     $  104     $  185     $  391      $2,794     $ 3,643    $ 2,691
    Weighted average coupon                  6.1%       6.6%       6.4%       6.8%       6.8%        6.7%        6.7%       7.0%
    Fair value                                                                                                $ 4,044    $ 2,789
  VARIABLE RATE
    Par value                              $  165     $  140     $  104     $   72     $   90      $  705     $ 1,276    $ 1,449
    Weighted average coupon                  3.4%       3.4%       4.1%       6.8%       4.7%        7.1%        5.8%       5.8%
    Fair value                                                                                                $ 1,342    $ 1,338
MORTGAGE BACKED SECURITIES
  FIXED RATE
    Par value                              $  260     $  314     $  255     $  175     $  126      $  829     $ 1,959    $   990
    Weighted average coupon                  6.7%       6.7%       6.6%       6.6%       6.6%        6.6%        6.6%       6.8%
    Fair value                                                                                                $ 2,057    $ 1,008
  VARIABLE RATE
    Par value                              $    3     $    5     $    6     $    5     $    4      $   13     $    36    $     2
    Weighted average coupon                  2.5%       2.4%       2.4%       2.4%       2.4%        2.4%        2.4%       5.3%
    Fair value                                                                                                $    36    $     2

34                                               HARTFORD LIFE INSURANCE COMPANY
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ASSET/LIABILITY MANAGEMENT STRATEGIES USED TO MANAGE MARKET RISK -- The Company employs several risk management tools to quantify and manage market risk arising from their investments and interest sensitive liabilities. For certain portfolios, management monitors the changes in present value between assets and liabilities resulting from various interest rate scenarios using integrated asset/liability measurement systems and a proprietary system that simulates the impacts of parallel and non-parallel yield curve shifts. Based on this current and prospective information, management implements risk reduction techniques to improve the match between assets and liabilities.



Derivatives play an important role in facilitating the management of interest rate risk, creating opportunities to efficiently fund obligations, hedge against risks that affect the value of certain liabilities and adjust broad investment risk characteristics as a result of any significant changes in market risks. The Companys uses a variety of derivatives, including swaps, caps, floors, forwards and exchange-traded financial futures and options, in order to hedge exposure primarily to interest rate risk on anticipated investment purchases or existing assets and liabilities. At December 31, 2002, notional amounts pertaining to derivatives totaled $8.3 billion ($6.8 billion related to insurance investments and $1.5 billion related to life insurance liabilities). Notional amounts pertaining to derivatives totaled $7.7 billion at December 31, 2001 ($6.2 billion related to insurance investments and $1.5 billion related to life insurance liabilities).



The economic objectives and strategies for which the Company utilized derivatives have not changed as a result of SFAS 133 and are categorized as follows:



ANTICIPATORY HEDGING -- For certain liabilities, the Company commits to the price of the product prior to receipt of the associated premium or deposit. Anticipatory hedges are executed to offset the impact of changes in asset prices arising from interest rate changes pending the receipt of premium or deposit and the subsequent purchase of an asset. These hedges involve taking a long position (purchase) in interest rate futures or entering into an interest rate swap with duration characteristics equivalent to the associated liabilities or anticipated investments. The notional amounts of anticipatory hedges as of December 31, 2002 and 2001, were $0 and $78, respectively.



LIABILITY HEDGING -- Several products obligate the Company to credit a return to the contract holder which is indexed to a market rate. To hedge risks associated with these products, the Company enters into various derivative contracts. Interest rate swaps are used to convert the contract rate into a rate that trades in a more liquid and efficient market. This hedging strategy enables the Company to customize contract terms and conditions to customer objectives and satisfies the operation's asset/ liability matching policy. In addition, interest rate swaps are used to convert certain variable contract rates to different variable rates, thereby allowing them to be appropriately matched against variable rate assets. Finally, interest rate caps and option contracts are used to hedge against the risk of contract holder disintermediation in a rising interest rate environment. The notional amounts of derivatives used for liability hedging as of December 31, 2002 and 2001, were $1.5 billion.



ASSET HEDGING -- To meet the various policyholder obligations and to provide cost-effective prudent investment risk diversification, the Company may combine two or more financial instruments to achieve the investment characteristics of a fixed maturity security or that match an associated liability. The use of derivative instruments in this regard effectively transfers unwanted investment risks or attributes to others. The selection of the appropriate derivative instruments depends on the investment risk, the liquidity and efficiency of the market, and the asset and liability characteristics. The notional amounts of asset hedges as of December 31, 2002 and 2001, were $6.6 billion and $5.7 billion, respectively.



PORTFOLIO HEDGING -- The Company periodically compares the duration and convexity of its portfolios of assets to its corresponding liabilities and enters into portfolio hedges to reduce any difference to desired levels. Portfolio hedges reduce the duration and convexity mismatch between assets and liabilities and offset the potential impact to cash flows caused by changes in interest rates. The notional amounts of portfolio hedges as of December 31, 2002 and 2001, were $151 and $353, respectively.



The following tables provide information as of December 31, 2002 with comparative totals for December 31, 2001 on derivative instruments used in accordance with the aforementioned hedging strategies. For interest rate swaps, caps and floors, the tables present notional amounts with weighted average pay and receive rates for swaps and weighted average strike rates for caps and floors by maturity year. For interest rate futures, the table presents contract amount and weighted average settlement price by expected maturity year. For option contracts, the table presents contract amount by expected maturity year.

HARTFORD LIFE INSURANCE COMPANY                                               35
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                                                                                                                2002       2001
                                            2003       2004       2005       2006       2007     THEREAFTER    TOTAL      TOTAL
---------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE SWAPS (1)
  PAY FIXED/RECEIVE VARIABLE
    Notional value                         $  295    $    85     $   23     $   36     $   90      $  139      $  668     $  508
    Weighted average pay rate                4.2%       3.5%       6.6%       6.7%       4.3%        5.9%        4.7%       5.8%
    Weighted average receive rate            1.5%       1.4%       1.8%       1.8%       1.4%        1.5%        1.5%       2.2%
    Fair value                                                                                                 $  (37)    $  (20)
  PAY VARIABLE/RECEIVE FIXED
    Notional value                         $  423    $ 1,369     $  942     $  739     $  614      $1,041      $5,128     $4,323
    Weighted average pay rate                1.5%       1.6%       1.5%       1.5%       1.5%        1.4%        1.5%       2.1%
    Weighted average receive rate            5.5%       5.5%       5.7%       5.5%       5.0%        5.1%        5.4%       5.8%
    Fair value                                                                                                 $  426     $  177
  PAY VARIABLE/RECEIVE DIFFERENT
   VARIABLE
    Notional value                         $    2    $    11     $    5     $    -     $    -      $    -      $   18     $   23
    Weighted average pay rate                1.7%     (0.5)%       5.5%         --         --          --        1.5%       3.1%
    Weighted average receive rate            1.4%       0.8%       2.1%         --         --          --        1.2%       4.8%
    Fair value                                                                                                 $   (1)    $   (1)
---------------------------------------------------------------------------------------------------------------------------------



(1) Swap agreements in which the Company assumes credit exposure from a single entity, referenced index or asset pool are not included above, rather they are included in the Credit Risk discussion. At December 31, 2002 and 2001, these swaps had a notional value of $437 and $230, respectively, and a fair value of $(41) and $(51), respectively. Also, swap agreements that reduce foreign currency exposure in certain fixed maturity investments are not included above, rather they are included in the foreign currency risk discussion. At December 31, 2002 and 2001, these swaps had a notional value of $791 and $433, respectively, and a fair value of $(68) and $6, respectively.



(2) Negative weighted average pay rate in 2004 results when payments are received on both sides of an index swap.



                                                                                                                2002       2001
                                            2003       2004       2005       2006       2007     THEREAFTER    TOTAL      TOTAL
---------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE CAPS -- LIBOR BASED
  PURCHASED
    Notional value                         $   43     $   --     $   77     $   --     $   15      $   --      $  135     $  145
    Weighted average strike rate
     (8.0 -- 9.9%)                           8.5%         --       8.4%         --       8.3%          --        8.4%       8.5%
    Fair value                                                                                                 $   --     $    1
    Notional value                         $   --     $   --     $   --     $   --     $   --      $   --      $   --     $   19
    Weighted average strike rate (10.1%)       --         --         --         --         --          --          --      10.1%
    Fair value                                                                                                 $   --     $   --
---------------------------------------------------------------------------------------------------------------------------------



                                                                                                                2002       2001
                                            2003       2004       2005       2006       2007     THEREAFTER    TOTAL      TOTAL
---------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE CAPS -- CMT BASED (1)
  PURCHASED
  Notional value                           $  250     $   --        250     $   --     $   --      $   --      $  500     $  500
    Weighted average strike rate (8.7%)      8.7%         --       8.7%         --         --          --        8.7%       8.7%
    Fair value                                                                                                 $   --     $    3
---------------------------------------------------------------------------------------------------------------------------------



(1) CMT represents the Constant Maturity Treasury Rate.



                                                                                                                2002       2001
                                            2003       2004       2005       2006       2007     THEREAFTER    TOTAL      TOTAL
---------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE FLOORS -- LIBOR BASED
  PURCHASED
    Notional value                         $   --     $   27     $   --     $   --     $   --      $   --     $    27    $    27
    Weighted average strike rate (7.9%)        --       7.9%         --         --         --          --         7.9       7.9%
    Fair value                                                                                                $     3    $     3
  ISSUED
    Notional value                         $   43     $   20     $   77     $   --     $   --      $   --     $   140    $   168
    Weighted average strike rate
     (4.0 -- 5.9%)                           5.5%       5.3%       5.3%         --         --          --        5.3%       5.3%
    Fair value                                                                                                $    (8)   $    (7)
    Notional value                         $   --     $   27     $   --     $   --     $   --      $   --     $    27    $    27
    Weighted average strike rate (7.8%)        --       7.8%         --         --         --          --        7.8%       7.8%
    Fair value                                                                                                $    (3)   $    (3)
---------------------------------------------------------------------------------------------------------------------------------



                                                                                                                2002       2001
                                            2003       2004       2005       2006       2007     THEREAFTER    TOTAL      TOTAL
---------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE FLOORS -- CMT BASED
  PURCHASED
    Notional value                         $  150     $   --     $   --     $   --     $   --      $   --     $   150    $   150
    Weighted average strike rate (5.5%)      5.5%     $   --     $   --     $   --     $   --      $   --        5.5%       5.5%
    Fair value                                                                                                $     1    $     5
---------------------------------------------------------------------------------------------------------------------------------



(1) CMT represents the Constant Maturity Treasury Rate.

36                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------


                                                                                                                2002       2001
                                            2003       2004       2005       2006       2007     THEREAFTER    TOTAL      TOTAL
---------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE FUTURES
  LONG
    Contract amount/notional               $   --     $   --     $   --     $   --     $   --      $   --     $    --    $   266
    Weighted average settlement price      $   --     $   --     $   --     $   --     $   --      $   --     $    --    $   105
  SHORT
    Contract amount/notional               $   11     $   --     $   --     $   --     $   --      $   --     $    11    $    25
    Weighted average settlement price      $  114     $   --     $   --     $   --     $   --      $   --     $   114    $   105
---------------------------------------------------------------------------------------------------------------------------------



                                                                                                                2002       2001
                                            2003       2004       2005       2006       2007     THEREAFTER    TOTAL      TOTAL
---------------------------------------------------------------------------------------------------------------------------------
OPTION CONTRACTS
  LONG
    Contract amount/notional               $   83     $   88     $   --     $  280     $   29      $   16     $   496    $   526
  FAIR VALUE                                                                                                  $     9    $    16
  SHORT
    Contract amount/notional               $  172     $  457     $  145     $  205     $   25      $   30     $ 1,034    $   991
  FAIR VALUE                                                                                                  $   (32)   $   (52)
---------------------------------------------------------------------------------------------------------------------------------



CURRENCY EXCHANGE RISK -- Currency exchange risk exists with respect to investments in non-US dollar denominated securities. The fair value of these fixed maturity securities at December 31, 2002 and 2001 were $1.2 billion and $455, respectively. Derivative contracts were utilized to manage the currency exposures. The Company enters into foreign currency swaps to hedge the variability in cash flow associated with certain foreign denominated securities. This hedging strategy enters into foreign currency swap agreements that are structured to match all the foreign currency cash flows of the hedged foreign denominated securities. At December 31, 2002 and 2001, the foreign currency swaps had a notional value of $791 and $433, respectively and fair value of $(68) and $6, respectively. In the fourth quarter of 2002, the Company entered into a costless collar strategy to temporarily mitigate a portion of its residual currency risk in foreign dominated securities. Accordingly, the Company purchased foreign put options and wrote foreign call options expiring in January 2003. At December 31, 2002 the foreign put and call options had a notional value of $469, and fair value of $(3). The Company had no foreign put or call options at December 31, 2001.



LIFE INSURANCE LIABILITY CHARACTERISTICS -- Hartford Life Insurance Company's insurance liabilities, other than non-guaranteed separate accounts, are primarily related to accumulation vehicles such as fixed or variable annuities and investment contracts and other insurance products such as long-term disability and term life insurance.



ASSET ACCUMULATION VEHICLES -- While interest rate risk associated with these insurance products has been reduced through the use of market value adjustment features and surrender charges, the primary risk associated with asset accumulation products is that the spread between investment return and credited rate may not be sufficient to earn targeted returns.



FIXED RATE -- Products in this category require the Company to pay a fixed rate for a certain period of time. The cash flows are not interest sensitive because the products are written with a market value adjustment feature and the liabilities have protection against the early withdrawal of funds through surrender charges. Product examples include fixed rate annuities with a market value adjustment and fixed rate guaranteed investment contracts. Contract duration is dependent on the policyholder's choice of guarantee period.



INDEXED -- Products in this category are similar to the fixed rate asset accumulation vehicles but require the Company to pay a rate that is determined by an external index. The amount and/ or timing of cash flows will therefore vary based on the level of the particular index. The primary risks inherent in these products are similar to the fixed rate asset accumulation vehicles, with the additional risk that changes in the index may adversely affect profitability. Product examples include indexed guaranteed investment contracts with an estimated duration of up to two years.



INTEREST CREDITED -- Products in this category credit interest to policyholders, subject to market conditions and minimum guarantees. Policyholders may surrender at book value but are subject to surrender charges for an initial period. Product examples include universal life contracts and the general account portion of the Company's variable annuity products. Liability duration is short to intermediate term.



OTHER INSURANCE PRODUCTS



LONG-TERM PAY OUT LIABILITIES -- Products in this category are long term in nature and may contain significant actuarial (including mortality and morbidity) pricing and cash flow risks. The cash flows associated with these policy liabilities are not interest rate sensitive but do vary based on the timing and amount of benefit payments. The primary risks associated with these products are that the benefits will exceed expected actuarial pricing and/or that the actual timing of the cash flows will differ from those anticipated resulting in an investment return lower than that assumed in pricing. Product examples include structured settlement contracts, on-benefit annuities (i.e., the annuitant is currently receiving benefits thereon) and long-term disability contracts. Contract duration is generally five to ten years.



SHORT-TERM PAY OUT LIABILITIES -- These liabilities are short term in nature with a duration of less than one year. The primary risks associated with these products are determined by the non-investment contingencies such as mortality or morbidity and the variability in the timing of the expected cash flows. Liquidity is of

HARTFORD LIFE INSURANCE COMPANY                                               37
--------------------------------------------------------------------------------

greater concern than for the long-term pay out liabilities. Products include individual and group term life insurance contracts and short-term disability contracts.



Management of the duration of investments with respective policyholder obligations is an explicit objective of the Company's management strategy. The estimated cash flows of insurance policy liabilities based upon internal actuarial assumptions as of December 31, 2002 are reflected in the table below by expected maturity year. Comparative totals are included for December 31, 2001.



(DOLLARS IN BILLIONS)



                                                                                                                2002       2001
DESCRIPTION (1)                             2003       2004       2005       2006       2007     THEREAFTER    TOTAL      TOTAL
---------------------------------------------------------------------------------------------------------------------------------
Fixed rate asset accumulation vehicles     $  1.7     $  3.0     $  2.6     $  2.0     $  1.9      $  2.4      $ 13.6     $ 15.7
  Weighted average credited rate             6.0%       6.0%       5.9%       5.6%       5.5%        5.7%        5.8%       5.9%
Indexed asset accumulation vehicles        $  0.6     $  0.1     $   --     $   --     $   --      $   --      $  0.7     $  0.7
  Weighted average credited rate             3.0%       3.0%         --         --         --          --        3.0%       6.5%
Interest credited asset accumulation
  vehicles                                 $  3.3     $  3.2     $  3.2     $  0.5     $  0.4      $  6.8      $ 17.4     $  7.5
  Weighted average credited rate             3.9%       3.9%       3.8%       4.8%       4.8%        4.7%        4.2%       5.8%
Long-term pay out liabilities              $  0.5     $  0.4     $  0.3     $  0.3     $  0.3      $  3.8      $  5.6     $  5.9
Short-term pay out liabilities             $   --     $   --     $   --     $   --     $   --      $   --      $   --     $  0.3
---------------------------------------------------------------------------------------------------------------------------------



(1) As of December 31, 2002 and 2001, the fair value of the Company's investment contracts including guaranteed separate accounts was $27.8 billion and $25.7 billion, respectively.



SENSITIVITY TO CHANGES IN INTEREST RATES -- For liabilities whose cash flows are not substantially affected by changes in interest rates ("fixed liabilities") and where investment experience is substantially absorbed by the Company, the sensitivity of the net economic value (discounted present value of asset cash flows less the discounted present value of liability cash flows) of those portfolios to 100 basis point shifts in interest rates are shown in the following table.



                                                                     CHANGE IN NET ECONOMIC VALUE
                                                              ------------------------------------------
                                                                     2002                   2001
--------------------------------------------------------------------------------------------------------
Basis point shift                                                -100      + 100       -100      + 100
Amount                                                        $    12    $   (34)   $     6    $   (22)
Percent of liability value                                      0.05%      (0.15)%    0.03%      (0.11)%
--------------------------------------------------------------------------------------------------------



These fixed liabilities represented about 65% of the Company's general and guaranteed separate account liabilities at December 31, 2002 and 2001. The remaining liabilities generally allow the Company significant flexibility to adjust credited rates to reflect actual investment experience and thereby pass through a substantial portion of actual investment experience to the policyholder. The fixed liability portfolios are managed and monitored relative to defined objectives and are analyzed regularly by management for internal risk management purposes using scenario simulation techniques, and are evaluated on an annual basis, in compliance with regulatory requirements.



EQUITY RISK -- Hartford Life Insurance Company's operations are significantly influenced by changes in the equity markets. The Company's profitability depends largely on the amount of assets under management, which is primarily driven by the level of sales, equity market appreciation and depreciation and the persistency of the in-force block of business. A prolonged and precipitous decline in the equity markets, as has been experienced of late, can have a significant impact on the Company's operations, as sales of variable products may decline and surrender activity may increase, as customer sentiment towards the equity market turns negative. The lower assets under management will have a negative impact on the Company's financial results, primarily due to lower fee income related to the Investment Products and Individual Life segments, where a heavy concentration of equity linked products are administered and sold. Furthermore, the Company may experience a reduction in profit margins if a significant portion of the assets held in the variable annuity separate accounts move to the general account and the Company is unable to earn an acceptable investment spread, particularly in light of the low interest rate environment and the presence of contractually guaranteed minimum interest credited rates, which for the most part are at a 3% rate.



In addition, prolonged declines in the equity market may also decrease the Company's expectations of future gross profits, which are utilized to determine the amount of DAC to be amortized in a given financial statement period. A significant decrease in the Company's estimated gross profits would require the Company to accelerate the amount of DAC amortization in a given period, potentially causing a material adverse deviation in that period's net income. Although an acceleration of DAC amortization would have a negative impact on the Company's earnings, it would not affect the Company's cash flow or liquidity position.



Additionally, the Investment Products segment sells variable annuity contracts that offer various guaranteed death benefits. For certain guaranteed death benefits, Hartford Life pays the greater of (1) the account value at death;
(2) the sum of all premium payments less prior withdrawals; or (3) the maximum anniversary value of the contract, plus any premium payments since the contract anniversary, minus any withdrawals following the contract anniversary. The Company currently reinsures a significant

38                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

portion of these death benefit guarantees associated with its in-force block of business. The Company currently records the death benefit costs, net of reinsurance, as they are incurred. Declines in the equity market may increase the Company's net exposure to death benefits under these contracts.



The Company's total gross exposure (i.e. before reinsurance) to these guaranteed death benefits as of December 31, 2002 is $22.4 billion. Due to the fact that 82% of this amount is reinsured, the Company's net exposure is $4.1 billion. This amount is often referred to as the net amount at risk. However, the Company will only incur these guaranteed death benefit payments in the future if the policyholder has an in-the-money guaranteed death benefit at their time of death. In order to analyze the total costs that the Company may incur in the future related to these guaranteed death benefits, the Company performed an actuarial present value analysis. This analysis included developing a model utilizing 250 stochastically generated investment performance scenarios and best estimate assumptions related to mortality and lapse rates. A range of projected costs was developed and discounted back to the statement date utilizing the Company's cost of capital, which for this purpose was assumed to be 9.25%. Based on this analysis, the Company estimated that the present value of the retained death benefit costs to be incurred in the future fell within a range of $86 to $349. This range was calculated utilizing a 95% confidence interval. The median of the 250 stochastically generated scenarios was $159.



Furthermore, the Company is involved in arbitration with one of its primary reinsurers relating to policies with such death benefit guarantees written from 1994 to 1999. The arbitration involves alleged breaches under the reinsurance treaties. Although the Company believes that its position in this pending arbitration is strong, an adverse outcome could result in a decrease to the Company's statutory surplus and capital and potentially increase the death benefit costs incurred by the Company in the future. The arbitration hearing was held during the fourth quarter of 2002, but no decision has been rendered.



CAPITAL RESOURCES AND LIQUIDITY



Capital resources and liquidity represent the overall strength of Hartford Life Insurance Company and its ability to generate strong cash flows from each of the business segments, borrow funds at competitive rates and raise new capital to meet operating and growth needs. The Company maintained cash and short-term investments totalling $1.0 billion and $1.1 billion as of December 31, 2002 and 2001.



CASH FLOW



                                        2002       2001       2000
------------------------------------------------------------------------
 Cash provided by operating
 activities                           $   671    $ 1,105    $ 1,333
------------------------------------------------------------------------
 Cash used for investing activities    (4,435)    (3,658)       (44)
------------------------------------------------------------------------
 Cash provided by (used for)
 financing activities                   3,754      2,586     (1,288)
------------------------------------------------------------------------
 Cash -- end of year                       79         87         56
------------------------------------------------------------------------



2002 COMPARED TO 2001 -- The decrease in cash provided by operating activities was primarily the result of the timing of the settlement of receivables, payables and other related liabilities. The increase in cash provided by financing activities primarily relates to the increase in receipts from investment and universal life-type contracts charged against policyholder accounts. Operating cash flows in the periods presented have been more than adequate to meet liquidity requirements.



2001 COMPARED TO 2000 -- The decrease in cash provided by operating activities was primarily the result of the timing of the settlement of receivables, payables and other related liabilities. The increase in cash used for investing activities and the decrease in cash used for financing activities primarily relates to the purchase of Fortis Financial Group. Operating cash flows in the periods presented have been more than adequate to meet liquidity requirements.



RATINGS -- Ratings are an important factor in establishing the competitive position in the insurance and financial services marketplace. There can be no assurance that the Company's ratings will continue for any given period of time or that they will not be changed. In the event the Company's ratings are downgraded, the level of revenues or the persistency of the Company's business may be adversely impacted.



The following table summarizes Hartford Life Insurance Company's significant United States member companies' financial ratings from the major independent rating organizations as of February 28, 2003:



                               A.M.                           STANDARD &
INSURANCE RATINGS              BEST      FITCH     MOODY'S      POOR'S
-------------------------------------------------------------------------
 Hartford Life Insurance
 Company                        A+        AA         Aa3          AA-
-------------------------------------------------------------------------
 Hartford Life and Annuity      A+        AA         Aa3          AA-
-------------------------------------------------------------------------



                               A.M.                           STANDARD &
OTHER RATINGS                  BEST      FITCH     MOODY'S      POOR'S
-------------------------------------------------------------------------
 Hartford Life Insurance
 Company:
-------------------------------------------------------------------------
 Short Term Rating             --         --         P-1         A-1+
-------------------------------------------------------------------------



On November 26, 2002, Standard & Poor's removed from CreditWatch its counterparty credit rating on The Hartford Financial Services Group, Inc. and related entities and lowered it to "A-" from "A" reflecting concerns about trends in the retirement and savings sector, the consolidated capitalization of The Hartford's insurance operations, and the increasingly competitive environment for spread-based and equity-linked retirement and savings products. At the same time, Standard & Poor's lowered to AA- from AA the insurance financial strength ratings of Hartford Fire Intercompany Pool and the life insurance subsidiaries of Hartford Life.



On January 28, 2003, Fitch Ratings placed its fixed income ratings for The Hartford Financial Services Group, Inc. (HFSG) and its insurer financial strength ratings for the Hartford Fire Intercompany Pool on Rating Watch Negative. Ratings for HFSG's life insurance subsidiaries and fixed income ratings at Hartford Life, Inc., were not impacted by Fitch's rating actions and remain on stable outlook. Fitch's rating action followed The Hartford's

HARTFORD LIFE INSURANCE COMPANY                                               39
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announcement that it has initiated a comprehensive review of its current asbestos liabilities. Fitch anticipates responding to the Rating Watch status upon completion of the asbestos review or potentially sooner if certain uncertainties are resolved earlier.



On September 19, 2002, Fitch Ratings lowered the ratings of Hartford Life as part of a comprehensive industry review of all North American life insurance company ratings. For Hartford Life, Fitch stated the rating action was driven primarily by Fitch's opinion that most of the very strong, publicly owned insurance organizations are more appropriately rated in the "AA" rating category. Fitch also changed its view on the variable annuity business and stated that it believes that the associated risks, mainly variable earnings, are greater than previously considered.



On January 28, 2003, following The Hartford's announcement that it is commencing a comprehensive study of its asbestos loss reserves, A.M. Best Co. placed under review with negative implications the commercial paper and debt ratings of The Hartford Financial Services Group, Inc. and Hartford Life, Inc. Currently, the financial strength ratings of The Hartford's various life and property/casualty subsidiaries remain unaffected. On December 16, 2002, all of The Hartford's financial strength and debt ratings were affirmed.



On September 4, 2002, Moody's revised its outlook on The Hartford's debt ratings to Stable from Negative citing The Hartford's commitment to maintaining its capital strength in the event of a significant unforeseen loss or adverse development that would weaken its capital position.



On January 28, 2003, Moody's Investors Service confirmed the ratings of The Hartford Financial Services Group, Inc. and its subsidiaries, including the ratings of Hartford Life, Inc. following The Hartford's announcement of its intention to conduct a ground up analysis of its asbestos exposures, expected to be completed during the second quarter 2003. In the same action, Moody's changed the outlook on the debt ratings for both the parent company and Hartford Life to negative from stable, and also placed a negative outlook on the insurance financial strength ratings of members of The Hartford's property and casualty intercompany pool. The negative outlook reflects the significant uncertainty surrounding the group's asbestos liabilities. The outlook for the insurance financial strength ratings (Aa3) for the life insurance companies remains stable.



EQUITY MARKETS



For a discussion of equity markets impact to capital and liquidity, see the Capital Markets Risk Management section under "Market Risk".



RISK-BASED CAPITAL



The National Association of Insurance Commissioners ("NAIC") has regulations establishing minimum capitalization requirements based on risk-based capital ("RBC") formulas for both life and property and casualty companies. The requirements consist of formulas, which identify companies that are undercapitalized and require specific regulatory actions. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks. As of December 31, 2002, Hartford Life Insurance Company had more than sufficient capital to meet the NAIC's RBC requirements.



CONTINGENCIES



LEGAL PROCEEDINGS -- Hartford Life is or may become involved in various legal actions, in the normal course of its business, in which claims for alleged economic and punitive damages have been or may be asserted, some for substantial amounts. Some of the pending litigation has been filed as purported class actions and some actions have been filed in certain jurisdictions that permit punitive damage awards that are disproportionate to the actual damages incurred. Although there can be no assurances, at the present time, the Company does not anticipate that the ultimate liability arising from potential, pending or threatened legal actions, after consideration of provisions made for estimated losses and costs of defense, will have a material adverse effect on the financial condition or operating results of the Company.



DEPENDENCE ON CERTAIN THIRD PARTY RELATIONSHIPS -- Hartford Life Insurance Company distributes its annuity and life insurance products through a variety of distribution channels, including broker-dealers, banks, wholesalers, its own internal sales force and other third party organizations. The Company periodically negotiates provisions and renewals of these relationships and there can be no assurance that such terms will remain acceptable to the Company or such third parties. An interruption in the Company's continuing relationship with certain of these third parties could materially affect the Company's ability to market its products.



LEGISLATIVE INITIATIVES -- Federal measures which have been previously considered or enacted by Congress and which, if revisited, could affect the insurance business include tax law changes pertaining to the tax treatment of insurance companies and life insurance products, as well as changes in individual income tax rates and the estate tax. These changes could have an impact on the relative desirability of various personal investment vehicles. Legislation to restructure the Social Security system, expand private pension plans, and create new retirement savings incentives also may be considered.



The Bush Administration's fiscal year 2004 budget contains several proposals that could materially affect the Company's business. In particular, there are proposals that would more fully integrate corporate and individual taxes by permitting the distribution of nontaxable dividends to shareholders under certain circumstances. These proposals could have a material effect on sales of the Company's variable annuities and other retirement savings products, as well as implications for The Hartford's shareholders, both with respect to the amount of taxable dividends received, as well as the price of and tax basis in their holdings of The Hartford's common stock. The dividend exclusion proposal also would reduce the federal tax benefits currently received by the Company stemming from the dividends received deduction.



There also are proposals in the 2004 budget that would create new investment vehicles with larger annual contribution limits

40                                               HARTFORD LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

for individuals to use for savings purposes. Some of these proposed vehicles would have significant tax advantages, and could have material effects on the Company's product portfolio. There have also been proposals regarding certain deferred compensation arrangements that could have negative impacts on the Company's product sales. It is too early in the legislative process to determine the future disposition of any of these proposals. Therefore, any potential impact to the Company's financial condition or results of operations cannot be reasonably estimated at this time.



On November 26, 2002, President Bush signed the Terrorism Risk Insurance Act of 2002 (the "Act") into law. The Act established a program that will run through 2005 that provides a backstop for insurance-related losses resulting from any "act of terrorism" certified by the Secretary of the Treasury, in concurrence with the Secretary of State and Attorney General.



The Act created a program under which the federal government will pay 90% of covered losses after an insurer's losses exceed a deductible determined by a statutorily prescribed formula, up to a combined annual aggregate limit for the federal government and all insurers of $100 billion. If an act of terrorism or acts of terrorism result in covered losses exceeding the $100 billion annual limit, insurers with losses exceeding their deductible will not be responsible for additional losses.



The statutory formula for determining a company's deductible for each year is based on the company's direct commercial earned premium for the prior calendar year multiplied by a specified percentage. The specified percentages are 7% for 2003, 10% for 2004 and 15% for 2005.



The Act does not currently apply to group life insurance contracts but permits the Secretary of the Treasury to extend the backstop protection to them.



GUARANTY FUND -- Under insurance guaranty fund laws in each state, the District of Columbia and Puerto Rico, insurers licensed to do business can be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Part of the assessments paid by the Company's insurance subsidiaries pursuant to these laws may be used as credits for a portion of the Company's insurance subsidiaries' premium taxes. There was $2 in guaranty fund assessment refunds in 2002. There were no guaranty fund assessment payments (net of refunds) in 2001 and 2000.



NAIC CODIFICATION -- The NAIC adopted the Codification of Statutory Accounting Principles ("Codification") in March 1998. The effective date for the statutory accounting guidance was January 1, 2001. Each of Hartford Life's domiciliary states has adopted Codification, and the Company has made the necessary changes in its statutory accounting and reporting required for implementation. The overall impact of applying the new guidance resulted in a benefit of $38 in statutory surplus.



EFFECT OF INFLATION



The rate of inflation as measured by the change in the average consumer price index has not had a material effect on the revenues or operating results of Hartford Life Insurance Company during the three most recent fiscal years.



ACCOUNTING STANDARDS



For a discussion of accounting standards, see Note 2 of Notes to Consolidated Financial Statements.



There were no changes in, or disagreements with, accountants on accounting and financial disclosure in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.


LEGAL OPINION
--------------------------------------------------------------------------------

The validity of the interests in the Contracts described in this Prospectus will be passed upon for Hartford by Christine Hayer Repasy, Senior Vice President, General Counsel & Corporate Secretary of Hartford.


EXPERTS

--------------------------------------------------------------------------------


The financial statements included in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The principal business address of Deloitte & Touche LLP is City Place, 185 Asylum Street, Hartford, Connecticut 06103-3402.

HARTFORD LIFE INSURANCE COMPANY                                               41
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APPENDIX A -- MODIFIED GUARANTEED ANNUITY FOR QUALIFIED PLANS

The CRC-Registered Trademark- (Compound Rate Contract) Annuity for Qualified Plans is a group deferred annuity Contract under which one or more purchase payments may be made. Plans eligible to purchase the Contract are pension and profit-sharing plans qualified under Section 401(a) of the Internal Revenue Code (the "Code"), Keogh Plans and eligible state deferred compensation plans under Section457 of the Code ("Qualified Plans").

To apply for a Group Annuity Contract, the trustee or other applicant need only complete an application for the Group Annuity Contract and make its initial purchase payment. A Group Annuity Contract will then be issued to the applicant and subsequent Purchase Payments may be made, subject to the same $2,000 minimum applicable to qualified purchasers of Certificates. While no Certificates are issued, each purchase payment, and the Account established thereby, are confirmed to the Contract Owner. The initial and subsequent purchase payments operate to establish Accounts under the Group Annuity Contract in the same manner as non-qualified purchases. Each Account will have its own Initial and Subsequent Guarantee Periods and Guaranteed Rates. Surrenders under the Group Annuity Contract may be made, at the election of the Contract Owner, from one or more of the Accounts established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Net Surrender Values may be surrendered or applied to purchase annuities for the Contract Owners' Qualified Plan Participants.

Because there are no individual participant accounts, the Qualified Group Annuity Contract issued in connection with a Qualified Plan does not provide for death benefits. Annuities purchased for Qualified Plan Participants may provide for a payment upon the death of the Annuitant, depending on the option chosen (see "Annuity Options"). Additionally, since there are no Annuitants prior to the actual purchase of an Annuity by the Contract Owner, the provisions regarding the Annuity Commencement Date are not applicable.

If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax deferred treatment under the Code.

42                                               HARTFORD LIFE INSURANCE COMPANY
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APPENDIX B -- SPECIAL PROVISIONS FOR INDIVIDUAL CONTRACTS ISSUED IN THE STATE OF CALIFORNIA, MICHIGAN, MISSOURI, NEW YORK, OREGON, SOUTH CAROLINA, TEXAS, VIRGINIA AND WISCONSIN

The following provision, among others, applies only to individual Contracts issued in the States of California, Michigan, Missouri, New York, Oregon, South Carolina, Texas, Virginia and Wisconsin:

(1) The Contract Owner has the right to request, in writing, a surrender of the Contract within ten (10) days after it was purchased. In such event, in California, New York, Oregon, Texas, Virginia and Wisconsin, Hartford will pay the Contract Owner an amount equal to the sum of (a) the Account Value on the date the written request for surrender was received multiplied by the Market Value Adjustment formula and (b) any charges deducted from the Purchase Payment. In Michigan, Missouri and South Carolina, the Contract will be cancelled and any premium paid will be refunded in full.

HARTFORD LIFE INSURANCE COMPANY                                               43
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APPENDIX C -- MARKET VALUE ADJUSTMENT


The formula which will be used to determine the Market Value Adjustment is:
[(1 + i)/(1 + J)](n/12)



 i    =   The Guarantee Rate in effect for the Current Guarantee
          Period (expressed as a decimal, e.g., 1% = .01)
 J    =   The Current Rate (expressed as a decimal, e.g., 1% = .01) in effect for durations equal to the number of years remaining in the current Guarantee Period (years are rounded to the
          next highest number of years).
 N    =   The number of complete months from the surrender date to the end of the current Guarantee Period.


EXAMPLE OF MARKET VALUE ADJUSTMENT

Beginning Account Value:  $50,000
Guarantee Period:         5 Years
Guarantee Rate:           5.50% per annum
Full Surrender:           Middle of Contract Year 3

EXAMPLE 1:

Gross Surrender Value at middle of Contract Year   =    $50,000 (1.055) TO THE POWER OF 2.5 = $57,161.18
3
Net Surrender Value at middle of Contract Year 3   =    [$57,161.18 - (0.05) X $57,161.18]
                                                        X Market Value Adjustment
                                                   =    $54,303.12 X Market Value Adjustment


Market Value Adjustment
                                                i   =   0.055
                                                J   =   0.061
                                                N   =   30
Market Value Adjustment                             =   [(1 + i)/(1 + J)] TO THE POWER OF n/12
                                                    =   (1.055/1.061) TO THE POWER OF 30/12
                                                    =   0.985922
Net Surrender Value at middle of Contract Year 3    =   $54,303.12 x 0.985922
                                                    =   $53,538.64


EXAMPLE OF MARKET VALUE ADJUSTMENT

Beginning Account Value:  $50,000
Guarantee Period:         5 Years
Guarantee Rate:           5.50% per annum
Full Surrender:           Middle of Contract Year 3

EXAMPLE 2:

Gross Surrender Value at middle of Contract Year   =    $50,000 (1.055) TO THE POWER OF 2.5 = $57,161.18
3
Net Surrender Value at middle of Contract Year 3   =    [$57,161.18 - (0.05) X $57,161.18]
                                                        X Market Value Adjustment
                                                   =    $54,303.12 x Market Value Adjustment


Market Value Adjustment
                                                i   =   .055
                                                J   =   0.050
                                                N   =   30

Market Value Adjustment                             =   [(1 + i)/(1 + J)] TO THE POWER OF n/12
                                                    =   (1.055/1.05) TO THE POWER OF 30/12
                                                    =   1.011947
Net Surrender Value at middle of Contract Year 3    =   $54,303.12 X 1.011947
                                                    =   $54,951.88


This example does not include any applicable taxes.

                          INDEPENDENT AUDITORS' REPORT
                      ------------------------------------

To the Board of Directors and Stockholder of Hartford Life Insurance Company
Hartford, Connecticut

We have audited the accompanying consolidated balance sheets of Hartford Life Insurance Company and its subsidiaries (collectively, "the Company") as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholder's equity, comprehensive income and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hartford Life Insurance Company and its subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 (d) of the consolidated financial statements, the Company changed its method of accounting for goodwill and indefinite-lived intangible assets in 2002. In addition, the Company changed its method of accounting for derivative instruments and hedging activities and its method of accounting for the recognition of interest income and impairment on purchased retained beneficial interests in securitized financial assets in 2001.

Deloitte & Touche LLP
Hartford, Connecticut
February 19, 2003

                HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                        FOR THE YEARS ENDED
                                                            DECEMBER 31,
 -----------------------------------------------------------------------------

                                                        2002     2001     2000
 -----------------------------------------------------------------------------
                                                           (In millions)
 REVENUES
   Fee income                                         $2,079   $2,157   $2,109
   Earned premiums and other                              66       94       97
   Net investment income                               1,583    1,495    1,326
   Net realized capital losses                          (288)     (91)     (85)
 -----------------------------------------------------------------------------
                                     TOTAL REVENUES    3,440    3,655    3,447
 -----------------------------------------------------------------------------
 BENEFITS, CLAIMS AND EXPENSES
   Benefits, claims and claim adjustment expenses      1,766    1,703    1,495
   Insurance expenses and other                          650      622      600
   Amortization of deferred policy acquisition
    costs and present value of future profits            531      566      604
   Dividends to policyholders                             65       68       67
 -----------------------------------------------------------------------------
                TOTAL BENEFITS, CLAIMS AND EXPENSES    3,012    2,959    2,766
 -----------------------------------------------------------------------------
   Income before income tax expense and cumulative
    effect of
    accounting changes                                   428      696      681
   Income tax expense                                      2       44      194
   Income before cumulative effect of accounting
    changes                                              426      652      487
   Cumulative effect of accounting changes, net of
    tax                                                   --       (6)      --
 -----------------------------------------------------------------------------
                                         NET INCOME   $  426   $  646   $  487
 -----------------------------------------------------------------------------

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                      AS OF DECEMBER 31,
 ------------------------------------------------------------------------

                                                          2002       2001
 ------------------------------------------------------------------------
                                                         (In millions,
                                                       except for share
                                                             data)
 ASSETS
   Investments
   Fixed maturities, available for sale, at fair
    value (amortized cost of $23,675 and $18,933)     $ 24,786   $ 19,142
   Equity securities, available for sale, at fair
    value (cost of $137 and $71)                           120         64
   Policy loans, at outstanding balance                  2,895      3,278
   Other investments                                       918      1,136
 ------------------------------------------------------------------------
                                  TOTAL INVESTMENTS     28,719     23,620
 ------------------------------------------------------------------------
   Cash                                                     79         87
   Premiums receivable and agents' balances                 15         10
   Reinsurance recoverables                              1,477      1,215
   Deferred policy acquisition costs and present
    value of future profits                              5,479      5,338
   Deferred income taxes                                  (243)       (11)
   Goodwill                                                186        186
   Other assets                                          1,073        724
   Separate account assets                             105,316    114,261
 ------------------------------------------------------------------------
                                       TOTAL ASSETS   $142,101   $145,430
 ------------------------------------------------------------------------
 LIABILITIES
   Reserve for future policy benefits                 $  6,658   $  6,050
   Other policyholder funds                             22,103     18,412
   Other liabilities                                     2,207      1,949
   Separate account liabilities                        105,316    114,261
 ------------------------------------------------------------------------
                                  TOTAL LIABILITIES    136,284    140,672
 ------------------------------------------------------------------------
 COMMITMENTS AND CONTINGENT LIABILITIES, NOTE 13
 STOCKHOLDER'S EQUITY
   Common stock -- 1,000 shares authorized, issued
    and outstanding, par value $5,690                        6          6
   Capital surplus                                       2,041      1,806
   Accumulated other comprehensive income
     Net unrealized capital gains on securities,
      net of tax                                           574        177
     Foreign currency translation adjustments               (1)        (2)
 ------------------------------------------------------------------------
       TOTAL ACCUMULATED OTHER COMPREHENSIVE INCOME        573        175
 ------------------------------------------------------------------------
   Retained earnings                                     3,197      2,771
 ------------------------------------------------------------------------
                         TOTAL STOCKHOLDER'S EQUITY      5,817      4,758
 ------------------------------------------------------------------------
         TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY   $142,101   $145,430
 ------------------------------------------------------------------------

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                                    Accumulated Other
                                                               Comprehensive Income (Loss)
                                                          --------------------------------------
                                                             Net
                                                          Unrealized     Net Gain on
                                                          Capital Gains  Cash Flow     Foreign
                                                          (Losses) on    Hedging       Currency              Total
                                           Common Capital Securities,    Instruments, Translation Retained Stockholder's
                                           Stock  Surplus Net of Tax     Net of Tax   Adjustments Earnings  Equity
                                           ----------------------------------------------------------------------------
                                                                          (In millions)
 2002
 Balance, December 31, 2001                 $6    $1,806      $ 114         $ 63      $    (2)    $2,771      $4,758
 Comprehensive income
   Net income                                                                                        426         426
 Other comprehensive income, net of
  tax (1)
   Net change in unrealized capital gains
    (losses) on securities (3)                                  349                                              349
   Net gain on cash flow hedging
    instruments                                                               48                                  48
   Cumulative translation adjustments                                                       1                      1
 Total other comprehensive income                                                                                398
   Total comprehensive income                                                                                    824
 Capital contribution from parent                    235                                                         235
                                           ----------------------------------------------------------------------------
               BALANCE, DECEMBER 31, 2002   $6    $2,041      $ 463         $111      $    (1)    $3,197      $5,817
                                           ----------------------------------------------------------------------------
 2001
 Balance, December 31, 2000                 $6    $1,045      $  16         $ --      $    --     $2,125      $3,192
 Comprehensive income
   Net income                                                                                        646         646
 Other comprehensive income, net of
  tax (1)
   Cumulative effect of accounting
    change (2)                                                  (18)          21                                   3
   Net change in unrealized capital gains
    (losses) on securities (3)                                  116                                              116
   Net gain on cash flow hedging
    instruments                                                               42                                  42
   Cumulative translation adjustments                                                      (2)                    (2)
 Total other comprehensive income                                                                                159
   Total comprehensive income                                                                                    805
 Capital contribution from parent                    761                                                         761
                                           ----------------------------------------------------------------------------
               BALANCE, DECEMBER 31, 2001   $6    $1,806      $ 114         $ 63      $    (2)    $2,771      $4,758
                                           ----------------------------------------------------------------------------
 2000
 Balance, December 31, 1999                 $6    $1,045      $(255)        $ --      $    --     $1,823      $2,619
 Comprehensive income (loss)
   Net income                                                                                        487         487
 Other comprehensive income, net of
  tax (1)
   Net change in unrealized capital gains
    (losses) on securities (3)                                  271                                              271
 Total other comprehensive income                                                                                271
   Total comprehensive income (loss)                                                                             758
 Dividends declared                                                                                 (185)       (185)
                                           ----------------------------------------------------------------------------
               BALANCE, DECEMBER 31, 2000   $6    $1,045      $  16         $ --      $    --     $2,125      $3,192
                                           ----------------------------------------------------------------------------

(1) Net change in unrealized capital gain (losses) on securities is reflected net of tax and other items of $509, $62 and $147 for the years ended December 31, 2002, 2001 and 2000, respectively. Cumulative effect of accounting change is net of tax benefit of $2 for the year ended
    December 31, 2001. Net gain on cash flow hedging instruments is net of tax provision of $26 and $23 for the years ended December 31, 2002 and 2001, respectively. There is no tax effect on cumulative translation adjustments.

(2) Net change in unrealized capital gain (losses), net of tax, includes cumulative effect of accounting change of $(3) to net income and $21 to net gain on cash flow hedging instruments.

(3) There were reclassification adjustments for after-tax losses realized in net income of $(178), $(43), and $(55) for the years ended December 31, 2002, 2001 and 2000, respectively.

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             FOR THE YEARS ENDED
                                                 DECEMBER 31,
                                          --------------------------

                                              2002     2001     2000
                                          --------------------------
                                                (In millions)
OPERATING ACTIVITIES
  Net income                              $    426  $   646  $   487
  Adjustments to reconcile net income to
   net cash provided by operating
   activities
  Net realized capital losses                  288       91       85
  Cumulative effect of adoption of
   SFAS 133                                     --        3       --
  Cumulative effect of adoption of
   EITF 99-20                                   --        3       --
  Amortization of deferred policy
   acquisition costs and present value
   of future profits                           531      566      604
  Additions to deferred policy
   acquisition costs and present value
   of future profits                          (987)    (975)    (916)
  Depreciation and amortization                 19      (18)     (28)
  Decrease (increase) in premiums
   receivable and agents' balances              (5)       5       14
  Increase (decrease) in other
   liabilities                                 (61)     (84)     375
  Change in receivables, payables, and
   accruals                                      2      (72)      53
  Increase in accrued tax                       76      115       34
  Decrease in deferred income tax               23        7       73
  Increase in future policy benefits           608      871      496
  Decrease (increase) in reinsurance
   recoverables                               (127)      21       32
  Other, net                                  (122)     (74)      24
                                          --------------------------
          NET CASH PROVIDED BY OPERATING
                              ACTIVITIES       671    1,105    1,333
                                          --------------------------
INVESTING ACTIVITIES
  Purchases of investments                 (12,470)  (9,766)  (5,800)
  Sales of investments                       5,769    4,564    4,230
  Maturity and principal paydowns of
   fixed maturity investments                2,266    2,227    1,521
  Acquisition of Fortis Financial Group         --     (683)      --
  Other                                         --       --        5
                                          --------------------------
  NET CASH USED FOR INVESTING ACTIVITIES    (4,435)  (3,658)     (44)
                                          --------------------------
FINANCING ACTIVITIES
  Capital contributions                        235      761       --
  Dividends paid                                --       --     (185)
  Net receipts from (disbursements for)
   investment and universal life-type
   contracts charged against
   policyholder accounts                     3,519    1,825   (1,103)
                                          --------------------------
         NET CASH PROVIDED BY (USED FOR)
                    FINANCING ACTIVITIES     3,754    2,586   (1,288)
                                          --------------------------
  Net increase (decrease) in cash              (10)      33        1
  Impact of foreign exchange                     2       (2)      --
  Cash -- beginning of year                     87       56       55
                                          --------------------------
  Cash -- end of year                     $     79  $    87  $    56
                                          --------------------------
Supplemental Disclosure of Cash Flow
 Information:
  Net Cash Paid During the Year for:
  Income taxes                            $     (2) $   (69) $   173

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

HARTFORD LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

 -----------------------------------------------------------------------------

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

These Consolidated Financial Statements include Hartford Life Insurance Company and its wholly-owned subsidiaries ("Hartford Life Insurance Company" or the "Company"), Hartford Life and Annuity Insurance Company ("HLAI"), Hartford International Life Reassurance Corporation ("HLRe") and Servus Life Insurance Company, formerly Royal Life Insurance Company of America. The Company is a wholly-owned subsidiary of Hartford Life and Accident Insurance Company ("HLA"), a wholly-owned subsidiary of Hartford Life, Inc. ("Hartford Life"). Hartford Life is a direct subsidiary of Hartford Holdings, Inc., a direct subsidiary of The Hartford Financial Services Group, Inc. ("The Hartford"), the Company's ultimate parent company. In November 1998, Hartford Life Insurance Company transferred in the form of a dividend, Hartford Financial Services, LLC and its subsidiaries to HLA.

Pursuant to an initial public offering (the "IPO") on May 22, 1997, Hartford Life sold to the public 26 million shares of Class A Common Stock at $28.25 per share and received proceeds, net of offering expenses, of $687. The 26 million shares sold in the IPO represented approximately 18.6% of the equity ownership in Hartford Life. On June 27, 2000, The Hartford acquired all of the outstanding common shares of Hartford Life not already owned by The Hartford (The Hartford Acquisition). As a result of The Hartford Acquisition, Hartford Life became a direct subsidiary of Hartford Fire. During the third quarter of 2002, Hartford Life became a direct subsidiary of Hartford Holdings, Inc., a direct wholly owned subsidiary of The Hartford.

Along with its parent, HLA, the Company is a leading financial services and insurance group which provides (a) investment products, such as individual variable annuities and fixed market value adjusted annuities and retirement plan services for savings and retirement needs; (b) individual life insurance for income protection and estate planning; (c) group benefits products such as group life and group disability insurance that is directly written by the Company and is substantially ceded to its parent, HLA, and (d) corporate owned life insurance.

2. BASIS OF PRESENTATION AND ACCOUNTING POLICIES

(a) BASIS OF PRESENTATION

The consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States, which differ materially from the accounting prescribed by various insurance regulatory authorities. All material intercompany transactions and balances between Hartford Life Insurance Company and its subsidiaries and affiliates have been eliminated.

(b) USE OF ESTIMATES

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The most significant estimates include those used in determining reserves, deferred policy acquisition costs, valuation of investments and derivative instruments and contingencies.

(c) RECLASSIFICATIONS

Certain reclassifications have been made to prior year financial information to conform to the current year classifications.

(d) ADOPTION OF NEW ACCOUNTING STANDARDS

In April 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". Under historical guidance, all gains and losses resulting from the extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. SFAS No. 145 rescinds that guidance and requires that gains and losses from extinguishments of debt be classified as extraordinary items only if they are both unusual and infrequent in occurrence. SFAS No. 145 also amends SFAS
No. 13, "Accounting for Leases" for the required accounting treatment of certain lease modifications that have economic effects similar to sale-leaseback transactions. SFAS No. 145 requires that those lease modifications be accounted for in the same manner as sale-leaseback transactions. The provisions of SFAS No. 145 related to SFAS No. 13 are effective for transactions occurring after May 15, 2002. Adoption of the provisions of SFAS No. 145 related to SFAS No. 13 did not have a material impact on the Company's consolidated financial condition or results of operations.

Effective September 2001, the Company adopted Emerging Issues Task Force ("EITF") Issue No. 01-10, "Accounting for the Impact of the Terrorist Attacks of September 11, 2001". Under the consensus, costs related to the terrorist act should be reported as part of income from continuing operations and not as an extraordinary item. The Company has recognized and classified all direct and indirect costs associated with the attack of September 11 in accordance with the consensus. (For discussion of the impact of the September 11 terrorist attack ("September 11"), see Note 3.)

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 establishes an accounting model for long-lived assets to be disposed of by sale that applies to all long-lived assets, including discontinued operations. SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. Adoption of SFAS No. 144 did not have a material impact on the Company's consolidated financial condition or results of operations.

In June 2001, the FASB issued SFAS No. 141, "Business Combinations". SFAS
No. 141 eliminates the pooling-of-interests method of accounting for business combinations, requiring all business combinations to be accounted for under the purchase method. Accordingly, net assets acquired are recorded at fair value with any excess of cost over net assets assigned to goodwill. SFAS No. 141 also requires that certain intangible assets acquired in a business combination be recognized apart from goodwill. The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001. Adoption of SFAS No. 141 did not have a material impact on the Company's consolidated financial condition or results of operations.

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". Under SFAS No. 142, amortization of goodwill is precluded, however, its recoverability must be periodically (at least annually) reviewed and tested for impairment. Goodwill must be tested at the reporting unit level for impairment in the year of adoption, including an initial test performed within six months of adoption. If the initial test indicates a potential impairment, then a more detailed analysis to determine the extent of impairment must be completed within twelve months of adoption.

During the second quarter of 2002, the Company completed the review and analysis of its goodwill asset in accordance with the provisions of SFAS No. 142. The result of the analysis indicated that each reporting unit's fair value exceeded its carrying amount, including goodwill. As a result, goodwill for each reporting unit was not considered impaired. Adoption of all other provisions of SFAS No. 142 did not have a material impact on the Company's consolidated financial condition or results of operations. SFAS No. 142 also requires that useful lives for intangibles other than goodwill be reassessed and remaining amortization periods be adjusted accordingly. (For further discussion of the impact of SFAS No. 142, see Note 7.)

Effective April 1, 2001, the Company adopted EITF Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". Under the consensus, investors in certain securities with contractual cash flows, primarily asset-backed securities, are required to periodically update their best estimate of cash flows over the life of the security. If the fair value of the securitized financial asset is less than its carrying amount and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an other than temporary impairment charge is recognized. The estimated cash flows are also used to evaluate whether there have been any changes in the securitized asset's estimated yield. All yield adjustments are accounted for on a prospective basis. Upon adoption of EITF Issue No. 99-20, the Company recorded a $3 charge as the net of tax cumulative effect of the accounting change.

Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS Nos. 137 and
138. The standard requires, among other things, that all derivatives be carried on the balance sheet at fair value. The standard also specifies hedge accounting criteria under which a derivative can qualify for special accounting. In order to receive special accounting, the derivative instrument must qualify as a hedge of either the fair value or the variability of the cash flow of a qualified asset or liability, or forecasted transaction. Special accounting for qualifying hedges provides for matching the timing of gain or loss recognition on the hedging instrument with the recognition of the corresponding changes in value of the hedged item. The Company's policy prior to adopting SFAS No. 133 was to carry its derivative instruments on the balance sheet in a manner similar to the hedged item(s).

Upon adoption of SFAS No. 133, the Company recorded a $3 charge as the net of tax cumulative effect of the accounting change. This transition adjustment was primarily comprised of gains and losses on derivatives that had been previously deferred and not adjusted to the carrying amount of the hedged item. Also included in the transition adjustment were gains and losses related to recognizing at fair value all derivatives that are designated as fair-value hedging instruments offset by the difference between the book values and fair values of related hedged items attributable to the hedged risks. The entire transition amount was previously recorded in Accumulated Other Comprehensive Income ("AOCI") -- Unrealized Gain/Loss on Securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Gains and losses on derivatives that were previously deferred as adjustments to the carrying amount of hedged items were not affected by the implementation of SFAS No. 133. Upon adoption, the Company also reclassified $21, net of tax, to AOCI -- Gain on Cash-Flow Hedging Instruments from AOCI -- Unrealized Gain/Loss on Securities. This reclassification reflects the January 1, 2001 net unrealized gain for all derivatives that were designated as cash-flow hedging instruments. (For further discussion of the Company's derivative-related accounting policies, see Note 2(h).)

In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a Replacement of FASB Statement No. 125". SFAS No. 140 revises the accounting for securitizations, other financial asset transfers and collateral arrangements. SFAS No. 140 was effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. For recognition and disclosure of collateral and for additional disclosures related to securitization transactions, SFAS No. 140 was effective for the Company's December 31, 2000 financial statements. Adoption of SFAS No. 140 did not have a material impact on the Company's financial condition or results of operations.

In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of Accounting Principles Board ("APB") Opinion No. 25" ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25, "Accounting for Stock Issued to Employee", regarding the definition of employee, the criteria for determining a non-compensatory plan, the accounting for changes to the terms of a previously fixed stock option or award, the accounting for an exchange of stock compensation awards in a business combination and other stock compensation related issues. FIN 44 became effective July 1, 2000, with respect to new awards, modifications to outstanding awards and changes in grantee status that occur on or after that date. The adoption of FIN 44 did not have a material impact on the Company's consolidated financial condition or results of operations.

Effective January 1, 2000, The Hartford adopted Statement of Position ("SOP") No. 98-7, "Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk". This SOP provides guidance on the method of accounting for insurance and reinsurance contracts that do not transfer insurance risk, defined in the SOP as the deposit method. Adoption of this SOP did not have a material impact on the Company's consolidated financial condition or results of operations.

(e) FUTURE ADOPTION OF NEW ACCOUNTING STANDARDS

In January 2003, the FASB issued Interpretation 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires an enterprise to assess if consolidation of an entity is appropriate based upon its variable economic interests in a variable interest entity (VIE). The initial determination of whether an entity is a VIE shall be made on the date at which an enterprise becomes involved with the entity. A VIE is an entity in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. An enterprise shall consolidate a VIE if it has a variable interest that will absorb a majority of the VIE's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur or both. A direct or indirect ability to make decisions that significantly affect the results of the activities of a VIE is a strong indication that an enterprise has one or both of the characteristics that would require consolidation of the VIE.

FIN 46 is effective for new VIEs established subsequent to January 31, 2003 and for existing VIEs as of July 1, 2003. The Hartford invests in a variety of investment structures that require analysis under this Interpretation, including asset-backed securities, partnerships and certain trust securities and is currently assessing the impact of adopting FIN 46. Based upon a preliminary review, the adoption of FIN 46 is not expected to have a material impact on the Company's financial condition or results of operations as there were no material VIEs identified which would require consolidation. FIN 46 further requires the disclosure of certain information related to VIEs in which the Company holds a significant variable interest. The Company does not believe that it owns any such interests that require disclosure at this time.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires certain guarantees to be recorded at fair value and also requires a guarantor to make new disclosures, even when the likelihood of making payments under the guarantee is remote. In general, the Interpretation applies to contracts or indemnification agreements that contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying that is related to an asset, liability, or an equity security of the guaranteed party. The recognition provisions of FIN 45 are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim and annual periods ending after December 15, 2002. See disclosures in Note 2(h), "Other Investment and Risk Management Activities -- Specific Strategies". Adoption of this statement is not expected to have a material impact on the Company's consolidated financial condition or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others -- an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34".
FIN 45 sets forth requirements for disclosures made by a guarantor and valuation of the guarantee for its interim and annual financial statements about its obligations under certain guarantees that it has issued.

On April 1, 1997 Hartford Life Insurance Company entered into a guarantee with Hartford-Comprehensive Employee Benefit Service Company ("CEBSCO"), an affiliate of the Company regarding the financial obligations associated with structured settlement contracts. CEBSCO enters into assignment agreements with unaffiliated companies where structured settlement liabilities are assigned to CEBSCO. CEBSCO purchases an annuity from Hartford

Life Insurance Company to fund the liability and the Company establishes a liability on its balance sheet. The total amount of the Company's exposure under the guarantee is equal to the initial liability established for the annuity contract.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Action (including Certain Costs Incurred in a Restructuring)" ("Issue 94-3"). The principal difference between SFAS No. 146 and Issue 94-3 is that SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than at the date of an entity's commitment to an exit plan. SFAS No. 146 is effective for exit or disposal activities after December 31, 2002. Adoption of SFAS No. 146 will result in a change in the timing of when a liability is recognized if the Company has restructuring activities after December 31, 2002.

(f) EXPENSING STOCK OPTIONS

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure and Amendment to FASB No. 123", which provides three optional transition methods for entities that decide to voluntarily adopt the fair value recognition principles of SFAS No. 123, "Accounting for Stock Issued to Employees", and modifies the disclosure requirements of that Statement. Under the prospective method, stock-based compensation expense is recognized for awards granted after the beginning of the fiscal year in which the change is made. The modified prospective method recognizes stock-based compensation expense related to new and unvested awards in the year of change equal to that which would have been recognized had SFAS No. 123 been adopted as of its effective date, fiscal years beginning after December 15, 1994. The retrospective restatement method recognizes stock compensation costs for the year of change and restates financial statements for all prior periods presented as though the fair value recognition provisions of SFAS No. 123 had been adopted as of its effective date.

Beginning in January 2003, The Hartford adopted the fair value recognition provisions of accounting for employee stock compensation on a prospective basis.

Prior to January 2003, the Hartford applied the intrinsic value-based provisions set forth in APB Opinion No. 25. Under the intrinsic value method, compensation expense is determined on the measurement date, that is the first date on which both the number of shares the employee is entitled to receive, and the exercise price are known. Compensation expense, if any, is measured based on the award's intrinsic value, which is the excess of the market price of the stock over the exercise price on the measurement date. For the years ended December 31, 2002, 2001 and 2000, compensation expense related to The Hartford's stock based compensation plans, including non-option plans, was $6, $8 and $23 after-tax, respectively. The expense related to stock-based employee compensation included in the determination of net income for 2002 is less than that which would have been recognized if the fair value method had been applied to all awards since the effective date of SFAS No. 123.

(g) INVESTMENTS

The Company's investments in both fixed maturities, which include bonds, redeemable preferred stock and commercial paper, and equity securities, which include common and non-redeemable preferred stocks, are classified as "available for sale" in accordance with SFAS No. 115. Accordingly, these securities are carried at fair value with the after-tax difference from amortized cost, as adjusted for the effect of deducting the life and pension policyholders' share related to the Company's immediate participation guaranteed contracts and the related change in amortization of deferred policy acquisition costs, reflected in stockholders' equity as a component of accumulated other comprehensive income. Policy loans are carried at outstanding balance which approximates fair value. Other investments consist primarily of limited partnership investments which are accounted for by the equity method. The Company's net income from partnerships is included in net investment income. Other investments also include mortgage loans carried at amortized cost and derivatives at fair value.

The fair value of securities is based upon quoted market prices when available or broker quotations. Where market prices or broker quotations are not available, management typically estimates the fair value based upon discounted cash flows, applying current interest rates for similar financial instruments with comparable terms and credit quality. The estimated fair value of a financial instrument may differ significantly from the amount that could be realized if the security were sold immediately. Derivative instruments are reported at fair value based upon internally established valuations that are consistent with external valuation models, quotations furnished by dealers in such instrument or market quotations.

Net realized capital gains and losses on security transactions associated with the Company's immediate participation guaranteed contracts are recorded and offset by amounts owed to policyholders and were $(1), $(1) and $(9) for the years ended December 31, 2002, 2001 and 2000, respectively. Under the terms of the contracts, the net realized capital gains and losses will be credited to policyholders in future years as they are entitled to receive them. Net realized capital gains and losses, after deducting the life and pension policyholders' share and related amortization of deferred policy acquisition costs for certain products, are reported as a component of revenues and are determined on a specific identification basis.

The Company's accounting policy requires that a decline in the value of a security below its amortized cost basis be assessed to determine if the decline is other than temporary. If so, the security is deemed to be impaired and, a charge is recorded in net realized capital losses equal to the difference between the fair value and amortized cost basis of the security. The fair value of the impaired investment becomes its new cost basis. The Company has a security monitoring process comprised of a committee of investment and accounting professionals that identifies securities that, due to certain characteristics are subjected to an enhanced analysis on a quarterly basis. Such characteristics include but are not limited to a deterioration of the financial condition of the issuer, the magnitude and duration of unrealized losses, credit rating and industry category.

The primary factors considered in evaluating whether a decline in value for fixed income and equity securities is other than temporary include: (a) the length of time and the extent to which the fair value has been less than cost,
(b) the financial conditions and near-term prospects of the issuer, (c) whether the debtor is current on contractually obligated interest and principal payments, and (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery. Additionally, for certain securitized financial assets with contractual cash flows (including asset-backed securities), EITF Issue No. 99-20 requires the Company to periodically update its best estimate of cash flows over the life of the security. If management determines that the fair value of its securitized financial asset is less than its carrying amount and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, then an other than temporary impairment charge is recognized. Furthermore, for securities expected to be sold, an other than temporary impairment charge is recognized if the Company does not expect the fair value of a security to recover to amortized cost prior to the expected date of sale. Once an impairment charge has been recorded, the Company then continues to review the other than temporarily impaired securities for appropriate valuation on an ongoing basis.

(h) DERIVATIVE INSTRUMENTS

OVERVIEW

The Company utilizes a variety of derivative instruments, including swaps, caps, floors, forwards and exchange traded futures and options to manage risk through one of four Company-approved objectives: to hedge risk arising from interest rate, price or currency exchange rate volatility; to manage liquidity; to control transaction costs; or to enter into income enhancement and replication transactions.

The Company also periodically enters into swap agreements in which the Company assumes credit exposure from a single entity, referenced index or asset pool.

All of the Company's derivative transactions are permitted uses of derivatives under the derivatives use plan filed and/ or approved, as applicable, by the State of Connecticut and State of New York Insurance Departments. The Company does not make a market or trade in these instruments for the express purpose of earning short-term trading profits.

ACCOUNTING AND FINANCIAL STATEMENT PRESENTATION OF
DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Effective January 1, 2001, and in accordance with SFAS No. 133, all derivatives are recognized on the balance sheet at their fair value. On the date the derivative contract is entered into, the Company designates the derivative as
(1) a hedge of the fair value of a recognized asset or liability ("fair-value" hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability ("cash-flow" hedge), (3) a foreign-currency, fair-value or cash-flow hedge ("foreign-currency" hedge), (4) a hedge of a net investment in a foreign operation or (5) held for other investment and risk management activities, which primarily involve managing asset or liability related risks which do not qualify for hedge accounting under SFAS No. 133. Changes in the fair value of a derivative that is designated and qualifies as a fair-value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings as realized capital gains or losses. Changes in the fair value of a derivative that is designated and qualifies as a cash-flow hedge are recorded in AOCI and are reclassified into earnings when earnings are impacted by the variability of the cash flow of the hedged item. Changes in the fair value of derivatives that are designated and qualify as foreign-currency hedges, are recorded in either current period earnings or AOCI, depending on whether the hedge transaction is a fair-value hedge or a cash-flow hedge. If, however, a derivative is used as a hedge of a net investment in a foreign operation, its changes in fair value, to the extent effective as a hedge, are recorded in the cumulative translation adjustments account within stockholder's equity. Changes in the fair value of derivative instruments held for other investment and risk management purposes are reported in current period earnings as realized capital gains and losses. As of December 31, 2002, the Company carried $179 of derivative assets in other investments and $78 of derivative liabilities in other liabilities. As of December 31, 2001, the Company carried $113 of derivative assets in other investments and $72 of derivative liabilities in other liabilities.

HEDGE DOCUMENTATION AND EFFECTIVENESS TESTING

At hedge inception, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking each hedge transaction. In connection with the implementation of SFAS No. 133, the Company designated anew all existing hedge relationships. The documentation process includes linking all derivatives that are designated as fair-value, cash flow or foreign-currency hedges to specific assets and liabilities on the balance sheet or to specific forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. At inception, and on a quarterly basis, the change in value of the hedging instrument and the change in value of the hedged item are measured to assess the validity of maintaining special hedge accounting. Hedging relationships are considered highly effective if the changes in the fair value or discounted cash flows of the hedging instrument are within a ratio of 80-125% of the inverse changes in the fair value or discounted cash flows of the hedged item. Hedge effectiveness is evaluated primarily based on regression analysis or the cumulative change in cash flow or fair value, as appropriate. If it is determined that a derivative is no longer highly effective as a hedge, the Company discontinues hedge accounting in the period in which effectiveness was lost and prospectively, as discussed below under discontinuance of hedge accounting.

CREDIT RISK

The Company's derivatives counterparty exposure policy establishes market-based credit limits, favors long-term financial stability and creditworthiness, and typically requires credit enhancement/credit risk reducing agreements. By using derivative instruments, the Company is exposed to credit risk which is measured as the amount owed to the Company based on current market conditions and potential payment obligations between the Company and its counterparties. When the fair value of a derivative contract is positive, this indicates that the counterparty owes the Company, and, therefore, exposes the Company to credit risk. Credit exposures are generally quantified weekly and netted, and collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of derivatives exceeds exposure policy thresholds. The Company also minimizes the credit risk in derivative instruments by entering into transactions with high quality counterparties that are reviewed periodically by the Company's internal compliance unit, reviewed frequently by senior management and reported to The Finance Committee of The Hartford's Board of Directors. The Company also maintains a policy of requiring that all derivative contracts be governed by an International Swaps and Derivatives Association Master Agreement which is structured by legal entity and by counterparty and permits right of offset.

EMBEDDED DERIVATIVES

The Company occasionally purchases or issues financial instruments that contain a derivative instrument that is embedded in the financial instrument. When it is determined that (1) the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and (2) a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host for measurement purposes. The embedded derivative, which is reported with the host instrument, is carried at fair value with changes in fair value reported in realized gains and losses.

DISCONTINUANCE OF HEDGE ACCOUNTING

The Company discontinues hedge accounting prospectively when (1) it is determined that the derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item, (2) the derivative is dedesignated as a hedge instrument, because it is unlikely that a forecasted transaction will occur, or (3) the derivative expires or is sold, terminated, or exercised. When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair-value hedge, the derivative continues to be carried at fair value on the balance sheet with changes in its fair value recognized in current period earnings. The changes in the fair value of the hedged asset or liability are no longer recorded in earnings. When hedge accounting is discontinued because the Company becomes aware that it is probable that a forecasted transaction will not occur, the derivative continues to be carried on the balance sheet at its fair value, and gains and losses that were accumulated in AOCI are recognized immediately in earnings. In all other situations in which hedge accounting is discontinued on a cash-flow hedge, including those where the derivative is sold, terminated or exercised, amounts previously deferred in AOCI are amortized into earnings when earnings are impacted by the variability of the cash flow of the hedged item.

SFAS NO. 133 CATEGORIZATION OF THE COMPANY'S
HEDGING ACTIVITIES

CASH-FLOW HEDGES

General

For the year ended December 31, 2002 and 2001, the Company's gross gains and losses representing the total ineffectiveness of all cash-flow hedges were immaterial, with the net impact reported as net realized capital gains and losses.

Gains and losses on derivative contracts that are reclassified from AOCI to current period earnings are included in the line item in the statement of income in which the hedged item is recorded. As of December 31, 2002 and 2001, the after-tax deferred net gains on derivative instruments accumulated in AOCI that are expected to be reclassified to earnings during the next twelve months are $7 and $2, respectively. This expectation is based on the anticipated interest payments on hedged investments in fixed maturity securities that will occur over the next twelve months, at which time the Company will recognize the deferred net gains/losses as an adjustment to interest income over the term of the investment cash flows. The maximum term over which the Company is hedging its exposure to the variability of future cash flows (for all forecasted transactions, excluding interest payments on variable-rate debt) is twelve months. As of December 31, 2002 and 2001, the Company held derivative notional value related to strategies categorized as cash-flow hedges of $2.9 billion and $2.2 billion, respectively. For the years ended December 31, 2002 and 2001, the net reclassifications from AOCI to earnings resulting from the discontinuance of cash-flow hedges were immaterial.

Specific Strategies

The Company's primary use of cash flow hedging is to use interest-rate swaps as an "asset hedging" strategy, in order to convert interest receipts on floating-rate fixed maturity investments to fixed rates. When multiple assets are designated in a hedging relationship under SFAS No. 133, a homogeneity test is performed to ensure that the assets react similarly to changes in market conditions. To satisfy this requirement, at inception of the hedge, fixed maturity investments with identical variable rates are grouped together (for example: 1-month LIBOR or 3-month LIBOR, not both).

The Company enters into "receive fixed/pay variable" interest rate swaps to hedge the variability in the first LIBOR-based interest payments received on each pool of eligible variable rate fixed maturity investments. Ineffectiveness is measured by comparing the present value of the variable rate pay side of the swaps to the present value of the first anticipated variable rate interest receipts on the hedged fixed maturity investments. At December 31, 2002 and 2001, the Company held $2.5 billion and $1.9 billion, respectively, in derivative notional value related to this strategy.

The Company enters into foreign currency swaps to hedge the variability in cash flow associated with certain foreign dominated fixed maturity investments. The foreign currency swap agreements are structured to match the foreign currency cash flows of the foreign dominated fixed maturity investments (i.e. par/notional value, currency, initial cost, maturity date, and payment dates). If hedge ineffectiveness exists, it is recorded as net realized capital gain or loss. Notional value of foreign currency swaps at December 31, 2002 and 2001 totaled $386 and $144, respectively.

FAIR-VALUE HEDGES

General

For the year ended December 31, 2002 and 2001, the Company's gross gains and losses representing the total ineffectiveness of all fair-value hedges were immaterial, with the net impact reported as realized capital gains/ losses. All components of each derivative's gain or loss are included in the assessment of hedge effectiveness. As of December 31, 2002 and 2001, the Company held $159 and $215, respectively, in derivative notional value related to strategies categorized as fair-value hedges.

Specific Strategies

The Company purchases interest rate caps and sells interest rate floor contracts in an "asset hedging" strategy utilized to offset corresponding interest rate caps and floors that exist in certain of its variable-rate fixed maturity investments. The standalone interest rate cap and floor contracts are structured to offset those embedded in the hedged investment. The calculation of ineffectiveness involves a comparison of the present value of the cumulative change in the expected future cash flows on the interest rate cap/floor and the present value of the cumulative change in the expected future interest cash flows that are hedged on the fixed maturity investment. If hedge ineffectiveness exists, it is recorded as net realized capital gain or loss. All hedges involving variable rate bonds with embedded interest rate caps and floors are perfectly matched with respect to notional values, payment dates, maturity, index, and the hedge relationship does not contain any other basis differences. No component of the hedging instrument's fair value is excluded from the determination of effectiveness. At December 31, 2002 and 2001 the Company held $129 and $149, respectively, in derivative notional value related to this strategy.

OTHER INVESTMENT AND RISK MANAGEMENT ACTIVITIES

General

The Company's other investment and risk management activities primarily relate to strategies used to reduce economic risk or enhance income, and do not receive hedge accounting treatment. Swap agreements, interest rate cap and floor agreements and option contracts are used to reduce economic risk. Income enhancement and replication transactions include the use of written covered call options, which offset embedded equity call options, total return swaps and synthetic replication of cash market instruments. The change in the value of all derivatives held for other investment and risk management purposes is reported in current period earnings as realized capital gains or losses. For the year ended December 31, 2002 and 2001, the Company recognized after-tax net losses of $7 and $14, respectively (reported as net realized capital gains and losses in the statement of income), which represented the total change in value for other derivative-based strategies which do not qualify for hedge accounting under SFAS No. 133. As of December 31, 2002 and 2001, the Company held $3.4 billion and $2.7 billion, respectively in derivative notional value related to strategies categorized as Other Investment and Risk Management Activities.

Specific Strategies

The Company issues liability contracts in which policyholders have the option to surrender their policies at book value and that guarantee a minimum credited rate of interest. Typical products with these features include Whole Life, Universal Life and Repetitive Premium Variable Annuities. The Company uses interest rate cap and swaption contracts as an economic hedge, classified for internal purposes as a "liability hedge", thereby mitigating the Company's loss in a rising interest rate environment. The Company is exposed to the situation where interest rates rise and the Company is not able to raise its credited rates to competitive yields. The policyholder can then surrender at book value while the underlying bond portfolio may experience a loss. The increase in yield in a rising interest rate environment due to the interest rate cap and swaption contracts may be used to raise credited rates, increasing the Company's competitiveness and reducing the policyholder's incentive to surrender. In accordance with Company policy, the amount of notional value will not exceed the book value of the liabilities being hedged and the term of the derivative contract will not exceed the average maturity of the liabilities. As of December 31, 2002 and 2001, the Company held $516 in derivative notional value related to this strategy.

When terminating certain hedging relationships, the Company will enter a derivative contract with terms and conditions that directly offset the original contract, thereby offsetting its changes in value from that date forward. The Company dedesignates the original contract and records the changes in value of both the original contract and the new offsetting contract through realized capital gains and losses. At December 31, 2002 and 2001, the Company held
$1.4 billion and $1.0 billion in derivative notional value related to this strategy.

Periodically, the Company enters into swap agreements in which the Company assumes credit exposure from a single entity, referenced index or asset pool. The Company assumes credit exposure to individual entities through credit default swaps. In assuming this obligation, the Company receives a periodic fee. These contracts obligate the Company to compensate the derivative counterparty in the event of bankruptcy, failure to pay or restructuring, and in return, the company will receive a debt obligation of the referenced entity. The maximum potential future exposure to the Company is the notional value of the swap contracts, which was $49 after tax as of December 31, 2002. The market value of these swaps was immaterial at December 31, 2002. The Company did not transact in credit default swaps in 2001. The term of the credit default swaps range from 3-5 years. The Company also assumes exposure to an asset pool through total return swaps. As of December 31, 2002 and 2001, the maximum potential future exposure to the Company $68 and $10 after tax, respectively. The market value of these swaps at December 31, 2002 and 2001 was a loss of $42 and $51, respectively, which was reported on the balance sheet in Other Liabilities. The term of the total return swaps range from 6 months to 10 years. These arrangements are entered into to modify portfolio duration or to increase diversification while controlling transaction costs. At December 31, 2002 and 2001, the Company held $307 and $230, respectively, in derivative notional value related to this strategy.

The Company issues an option in an "asset hedging" strategy utilized to monetize the option embedded in certain of its fixed maturity investments. The Company receives a premium for issuing the freestanding option. The written option grants the holder the ability to call the bond at a predetermined strike value. The maximum potential future economic exposure is represented by the then fair value of the bond in excess of the strike value which is expected to be entirely offset by the appreciation in the value of the embedded long option. The structure is designed such that the fixed maturity investment and freestanding option have identical expected lives, typically 2-5 years. At December 31, 2002 and 2001, the Company held $371 and $402, respectively, in derivative notional value related to the written option and held $371 and $402, respectively, of derivative notional value related to the embedded option.

Periodically, in order to mitigate its foreign currency risk, the Company enters into a costless collar strategy. Accordingly, the Company purchases foreign put options and writes foreign call options to hedge the foreign currency exposures in certain of its foreign fixed maturity investments. At December 31, 2002, the maximum potential exposure to the Company was $1 after tax. At December 31, 2002 and 2001, the Company held $275 and $0, respectively, in derivative notional value related to this strategy. The term of the options is up to 4 months.

(i) SEPARATE ACCOUNTS

Hartford Life Insurance Company maintains separate account assets and liabilities, which are reported at fair value. Separate account assets are segregated from other investments and investment income and gains and losses accrue directly to the policyholder. Separate accounts reflect two categories of risk assumption: non-guaranteed separate accounts, wherein the policyholder assumes the investment risk, and guaranteed separate accounts, wherein Hartford Life Insurance Company contractually guarantees either a minimum return or account value to the policyholder. The fees earned for administrative and contractholder maintenance services performed for these separate accounts are included in fee income.

(j) DEFERRED POLICY ACQUISITION COSTS

Policy acquisition costs, which include commissions and certain other expenses that vary with and are primarily associated with acquiring business, are deferred and amortized over the estimated lives of the contracts, usually 20 years. The deferred costs are recorded as an asset commonly referred to as deferred policy acquisition costs ("DAC"). At December 31, 2002 and 2001, the carrying value of the Company's DAC was $5.0 billion and $4.8 billion, respectively.

DAC related to traditional policies are amortized over the premium-paying period in proportion to the present value of annual expected premium income. Adjustments are made each year to recognize actual experience as compared to assumed experience for the current period.

DAC related to investment contracts and universal life-type contracts are deferred and amortized using the retrospective deposit method. Under the retrospective deposit method, acquisition costs are amortized in proportion to the present value of estimated gross profits ("EGPs") from projected investment, mortality and expense margins and surrender charges. A portion of the DAC amortization is allocated to realized gains and losses. The DAC balance is also adjusted by an amount that represents the change in amortization of deferred policy acquisition costs that would have been required as a charge or credit to operations had unrealized amounts been realized. Actual gross profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization.

The Company regularly evaluates its estimated gross profits to determine if actual experience or other evidence suggests that earlier estimates should be revised. Several assumptions considered to be significant in the development of EGPs include separate account fund performance, surrender and lapse rates, estimated interest spread and estimated mortality. The separate account fund performance assumption is critical to the development of the EGPs related to the Company's variable annuity and variable life insurance businesses. The average long-term rate of assumed separate account fund performance used in estimating gross profits for the variable annuity and variable life business was 9% at December 31, 2002 and 2001. For all other products including fixed annuities and other universal life type contracts the average assumed investment yield ranged from 5% to 8.5% for the years ended December 31, 2002 and 2001.

Due to the increased volatility and precipitous decline experienced by the U.S. equity markets in 2002, the Company enhanced its DAC evaluation process during the course of the year. The Company developed sophisticated modeling capabilities, which allowed it to run 250 stochastically determined scenarios of separate account fund performance. These scenarios were then utilized to calculate a reasonable range of estimates for the present value of future gross profits. This range is then compared to the present value of future gross profits currently utilized in the DAC amortization model. As of December 31, 2002, the current estimate falls within the reasonable range, and therefore, the Company does not believe there is evidence to suggest a revision to the EGPs is necessary.

Additionally, the Company has performed various sensitivity analyses with respect to separate account fund performance to provide an indication of future separate account fund performance levels, which could result in the need to revise future EGPs. The Company has estimated that a revision to the future EGPs is unlikely in 2003 in the event that the separate account fund performance meets or exceeds the Company's long-term assumption of 9% and that a revision is likely if the overall separate account fund performance is negative for the year. In the event that separate account fund performance falls between 0% and 9% during 2003, the Company will need to evaluate the actual gross profits versus the mean EGPs generated by the stochastic DAC analysis and determine whether or not to make a revision to the future EGPs. Factors that will influence this determination include the degree of volatility in separate account fund performance, when during the year performance becomes negative and shifts in asset allocation within the separate account made by policyholders. The overall return generated by the separate account is dependent on several factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds as well as equity sector weightings. The Company's overall separate account fund performance has been reasonably correlated to the overall performance of the S&P 500 Index, although no assurance can be provided that this correlation will continue in the future.

Should the Company change its assumptions utilized to develop EGPs (commonly referred to as "unlocking") the Company would record a charge (or credit) to bring its DAC balance to the level it would have been had EGPs been calculated using the new assumptions from the date of each policy. The Company evaluates all critical assumptions utilized to develop EGPs (e.g. lapse, mortality) and will make a revision to future EGPs to the extent that actual experience is significantly different than expected.

The overall recoverability of the DAC asset is dependent on the future profitability of the business. The Company tests the aggregate recoverability of the DAC asset by comparing the amounts deferred to total EGPs. In addition, the Company routinely stress tests its DAC asset for recoverability against severe declines in its separate account assets, which could occur if the equity markets experienced another significant sell-off, as the majority of policyholders' money held in the separate accounts is invested in the equity market.

(k) RESERVE FOR FUTURE POLICY BENEFITS

Hartford Life establishes and carries as liabilities actuarially determined reserves which are calculated to meet the Company's future obligations. Reserves for life insurance and disability contracts are based on actuarially recognized methods using prescribed morbidity and mortality tables in general use in the United States, which are modified to reflect the Company's actual experience when appropriate. These reserves are computed at amounts that, with additions from estimated premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's disability or death. Reserves also include unearned premiums, premium deposits, claims incurred but not reported and claims reported but not yet paid. Reserves for assumed reinsurance are computed in a manner that is comparable to direct insurance reserves.

Liabilities for future policy benefits are computed by the net level premium method using interest assumptions ranging from 3% to 11% and withdrawal and mortality assumptions appropriate at the time the policies were issued. Claim reserves, which are the result of sales of group long-term and short-term disability, stop loss, and Medicare supplement, are state at amounts determined by estimates on individual cases and estimates of unreported claims based on past experience.

(l) OTHER POLICYHOLDER FUNDS

Other policyholder funds and benefits payable include reserves for investment contracts without life contingencies, corporate owned life insurance and universal life insurance contracts. Of the amounts included in this item, $20.6 billion and $14.9 billion, as of December 31, 2002 and 2001, respectively, represent net policyholder obligations. The liability for policy benefits for universal life-type contracts is equal to the balance that accrues to the benefit of policyholders, including credited interest, amounts that have been assessed to compensate the Company for services to be performed over future periods, and any amounts previously assessed against policyholders that are refundable on termination of the contract.

For investment contracts, policyholder liabilities are equal to the accumulated policy account values, which consist of an accumulation of deposit payments plus credited interest, less withdrawals and amounts assessed through the end of the period.

(m) REVENUE RECOGNITION

For investment and universal life-type contracts, the amounts collected from policyholders are considered deposits and are not included in revenue. Fee income for investment and universal life-type contracts consists of policy charges for policy administration, cost of insurance charges and surrender charges assessed against policyholders' account balances and are recognized in the period in which services are provided. Traditional life and the majority of the Company's accident and health products are long duration contracts, and premiums are recognized as revenue when due from policyholders. Retrospective and contingent commissions and other related expenses are incurred and recorded in the same period that the retrospective premiums are recorded or other contract provisions are met.

(n) FOREIGN CURRENCY TRANSLATION

Foreign currency translation gains and losses are reflected in stockholder's equity as a component of accumulated other comprehensive income. The Company's foreign subsidiaries' balance sheet accounts are translated at the exchange rates in effect at each year end and income statement accounts are translated at the average rates of exchange prevailing during the year. Gains and losses on foreign currency transactions are reflected in earnings. The national currencies of the international operations are their functional currencies.

(o) DIVIDENDS TO POLICYHOLDERS

Policyholder dividends are accrued using an estimate of the amount to be paid based on underlying contractual obligations under policies and applicable state laws.

Participating life insurance in force accounted for 6%, 8% and 17% as of December 31, 2002, 2001 and 2000, respectively, of total life insurance in force. Dividends to policyholders were $65, $68 and $67 for the years ended December 31, 2002, 2001 and 2000, respectively. There were no additional amounts of income allocated to participating policyholders. If limitations exist on the amount of net income from participating life insurance contracts that may be distributed to the stockholder, the policyholders' share of net income on those contracts that cannot be distributed is excluded from stockholder's equity by a charge to operations and a credit to a liability.

(p) REINSURANCE

Written premiums, earned premiums and incurred insurance losses and loss adjustment expense all reflect the net effects of assumed and ceded reinsurance transactions. Assumed reinsurance refers to our acceptance of certain insurance risks that other insurance companies have underwritten. Ceded reinsurance means other insurance companies have agreed to share certain risks the Company has underwritten. Reinsurance accounting is followed for assumed and ceded transactions when the risk transfer provisions of SFAS No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts," have been met.

(q) INCOME TAXES

The Company recognizes taxes payable or refundable for the current year and deferred taxes for the future tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.

3. SEPTEMBER 11, 2001

As a result of September 11, the Company recorded an estimated loss amounting to $9, net of taxes and reinsurance, in the third quarter of 2001. The Company based the loss estimate upon a review of insured exposures using a variety of assumptions and actuarial techniques, including estimated amounts for unknown and unreported policyholder losses and costs incurred in settling claims. Also included was an estimate of amounts recoverable under the Company's ceded reinsurance programs. In the first quarter of 2002, the Company recognized a $3 after-tax benefit related to favorable development of reserves related to September 11. As a result of the uncertainties involved in the estimation process, final claims settlement may vary from present estimates.

4. SALE OF SUDAMERICANA
HOLDING S.A.

On September 7, 2001, Hartford Life Insurance Company completed the sale of its ownership interest in an Argentine subsidiary, Sudamericana Holding S.A. The Company recognized an after-tax net realized capital loss of $11 related to the sale.

5. INVESTMENTS AND DERIVATIVE INSTRUMENTS

(a) COMPONENTS OF NET INVESTMENT INCOME

                                                               For the years ended
                                                                   December 31,
                                                              ----------------------
                                                               2002    2001    2000
                                                              ----------------------
Interest income from fixed maturities                         $1,235  $1,105  $  959
Interest income from policy loans                                251     304     305
Income from other investments                                    114      99      75
                                                              ----------------------
Gross investment income                                        1,600   1,508   1,339
Less: Investment expenses                                         17      13      13
                                                              ----------------------
                                       NET INVESTMENT INCOME  $1,583  $1,495  $1,326
                                                              ----------------------

(b) COMPONENTS OF NET REALIZED CAPITAL GAINS (LOSSES)

                                                               For the years ended
                                                                  December 31,
                                                              ---------------------
                                                               2002   2001    2000
                                                              ---------------------
Fixed maturities                                              $(285)  $(52)  $(106)
Equity securities                                                (4)   (17)      3
Real estate and other                                            --    (23)      9
Change in liability to policyholders for net realized
 capital gains                                                    1      1       9
                                                              ---------------------
                         NET REALIZED CAPITAL GAINS (LOSSES)  $(288)  $(91)  $ (85)
                                                              ---------------------

(c) NET CHANGE IN UNREALIZED CAPITAL GAINS (LOSSES) ON EQUITY SECURITIES

                                                              For the years ended
                                                                  December 31,
                                                              --------------------
                                                               2002   2001   2000
                                                              --------------------
Gross unrealized capital gains                                 $  2    $ 1    $ 2
Gross unrealized capital losses                                 (19)    (8)    (5)
                                                              --------------------
Net unrealized capital gains (losses)                           (17)    (7)    (3)
Deferred income taxes and other items                            (6)    (1)    (1)
                                                              --------------------
Net unrealized capital gains (losses), net of tax               (11)    (6)    (2)
Balance -- beginning of year                                     (6)    (2)     5
                                                              --------------------
   NET CHANGE IN UNREALIZED CAPITAL GAINS (LOSSES) ON EQUITY
                                                  SECURITIES   $ (5)   $(4)   $(7)
                                                              --------------------

(d) NET CHANGE IN UNREALIZED CAPITAL GAINS (LOSSES) ON FIXED MATURITIES

                                                               For the years ended
                                                                  December 31,
                                                              ---------------------
                                                               2002    2001   2000
                                                              ---------------------
Gross unrealized capital gains                                $1,389   $ 514  $ 269
Gross unrealized capital losses                                 (278)   (305)  (231)
Unrealized capital (gains) losses credited to policyholders      (58)    (24)   (10)
                                                              ---------------------
Net unrealized capital gains (losses)                          1,053     185     28
Deferred income taxes and other items                            579      65     10
                                                              ---------------------
Net unrealized capital gains (losses), net of tax                474     120     18
Balance -- beginning of year                                     120      18   (260)
                                                              ---------------------
    NET CHANGE IN UNREALIZED CAPITAL GAINS (LOSSES) ON FIXED
                                                  MATURITIES  $  354   $ 102  $ 278
                                                              ---------------------

(e) FIXED MATURITY INVESTMENTS

                                                                       As of December 31, 2002
                                                              ------------------------------------------
                                                                           Gross       Gross
                                                              Amortized  Unrealized  Unrealized   Fair
                                                                Cost       Gains       Losses     Value
                                                              ------------------------------------------
U.S. Government and Government agencies and authorities
 (guaranteed and sponsored)                                    $   255     $    9      $  --     $   264
U.S. Government and Government agencies and authorities
 (guaranteed and sponsored) -- asset backed                      2,063         64         (2)      2,125
States, municipalities and political subdivisions                   27          4         (1)         30
International governments                                          422         43         (1)        464
Public utilities                                                 1,160         70        (29)      1,201
All other corporate, including international                    11,094        822       (128)     11,788
All other corporate -- asset backed                              7,152        348       (100)      7,400
Short-term investments                                             940          1         --         941
Certificates of deposit                                            561         28        (17)        572
Redeemable preferred stock                                           1         --         --           1
                                                              ------------------------------------------
                                      TOTAL FIXED MATURITIES   $23,675     $1,389      $(278)    $24,786
                                                              ------------------------------------------

                                                                        As of December 31, 2001
                                                              --------------------------------------------
                                                                           Gross       Gross
                                                              Amortized  Unrealized  Unrealized    Fair
                                                                Cost       Gains       Losses      Value
                                                              --------------------------------------------
U.S. Government and Government agencies and authorities
 (guaranteed and sponsored)                                    $   247      $ 15       $  (2)     $   260
U.S. Government and Government agencies and authorities
 (guaranteed and sponsored) -- asset backed                      1,179        26          (3)       1,202
States, municipalities and political subdivisions                   44         4          (1)          47
International governments                                          312        18          (3)         327
Public utilities                                                   994        14         (26)         982
All other corporate, including international                     8,829       283        (146)       8,966
All other corporate -- asset backed                              5,816       142        (104)       5,854
Short-term investments                                           1,008        --          --        1,008
Certificates of deposit                                            503        12         (20)         495
Redeemable preferred stock                                           1        --          --            1
                                                              --------------------------------------------
                                      TOTAL FIXED MATURITIES   $18,933      $514       $(305)     $19,142
                                                              --------------------------------------------

The amortized cost and fair value of fixed maturity investments as of December 31, 2002 by contractual maturity year are shown below. Estimated maturities differ from contractual maturities due to call or prepayment provisions. Asset backed securities, including mortgage backed securities and collateralized mortgage obligations, are distributed to maturity year based on the Company's estimates of the rate of future prepayments of principal over the remaining lives of the securities. These estimates are developed using prepayment speeds provided in broker consensus data. Such estimates are derived from prepayment speeds experienced at the interest rate levels projected for the applicable underlying collateral and can be expected to vary from actual experience.

                                                              Amortized    Fair
                                                                Cost       Value
                                                              --------------------
MATURITY
One year or less                                               $ 3,032    $ 3,051
Over one year through five years                                 9,166      9,479
Over five years through ten years                                6,325      6,708
Over ten years                                                   5,152      5,548
                                                              --------------------
                                                       TOTAL   $23,675    $24,786
                                                              --------------------

(f) SALES OF FIXED MATURITY AND EQUITY SECURITY INVESTMENTS

Sales of fixed maturities, excluding short-term fixed maturities, for the years ended December 31, 2002, 2001 and 2000 resulted in proceeds of $5.6 billion, $4.6 billion and $3.0 billion, gross realized capital gains of $117, $82 and $29, and gross realized capital losses of $60, $44 and $109, respectively. Sales of equity security investments for the years ended December 31, 2002, 2001 and 2000 resulted in proceeds of $11, $42 and $15, respectively. There were no realized gains on sales of equity securities for the years ended December 31, 2002 and 2001. Sales of equity security investments for the year ended
December 31, 2000 resulted in gross realized capital gains of $5. Sales of equity security investments for the years ended December 31, 2002, 2001 and 2000 resulted in gross realized capital losses of $3, $17 and $2, respectively.

(g) CONCENTRATION OF CREDIT RISK

The Company is not exposed to any concentration of credit risk in fixed maturities of a single issuer greater than 10% of stockholder's equity.

(h) DERIVATIVE INSTRUMENTS

The notional amounts of derivative contracts represent the basis upon which pay or receive amounts are calculated and are not reflective of credit risk. Notional amounts pertaining to derivative instruments (excluding guaranteed separate accounts) totaled $6.5 billion at December 31, 2002 and $5.1 billion at December 31, 2001.

The Company uses derivative instruments in its management of market risk consistent with four risk management strategies: hedging anticipated transactions, hedging liability instruments, hedging invested assets and hedging portfolios of assets and/or liabilities.

A reconciliation between notional amounts as of December 31, 2002 and 2001 by derivative type and strategy is as follows:

                                                                                      BY DERIVATIVE TYPE
                                                             --------------------------------------------------------------------
                                                             December 31, 2001                 Maturities/     December 31, 2002
                                                              Notional Amount    Additions  Terminations (1)    Notional Amount
                                                             --------------------------------------------------------------------
        Caps                                                       $  577         $   --           $ 20              $  557
        Floors                                                        295             --             20                 275
        Swaps/Forwards                                              3,302          1,694            462               4,534
        Futures                                                        77            110            187                  --
        Options                                                       894            438            229               1,103
                                                             --------------------------------------------------------------------
                                                      TOTAL        $5,145         $2,242           $918              $6,469
                                                             --------------------------------------------------------------------

                                                                                         BY STRATEGY
                                                             --------------------------------------------------------------------
        Liability                                                  $  677         $   --           $ --              $  677
        Anticipatory                                                   77            110            187                  --
        Asset                                                       4,251          2,132            731               5,652
        Portfolio                                                     140             --             --                 140
                                                             --------------------------------------------------------------------
                                                      TOTAL        $5,145         $2,242           $918              $6,469
                                                             --------------------------------------------------------------------

    (1) During 2002, the Company had no significant gain or loss on terminations of hedge positions using derivative financial instruments.

(i) COLLATERAL ARRANGEMENTS

Hartford Life Insurance Company entered into various collateral arrangements which require both the pledging and accepting of collateral in connection with its derivative instruments and repurchase agreements. As of December 31, 2002 and 2001, collateral pledged has not been separately reported in the Consolidated Balance Sheet. The classification and carrying amounts of collateral pledged at December 31, 2002 and 2001 were as follows:

                                                                      2002             2001
                                                                 --------------------------------
ASSETS
  U.S. Gov't and Gov't agencies and authorities (guaranteed
   and sponsored)                                                $           --   $             1
  U.S. Gov't and Gov't agencies and authorities (guaranteed
   and sponsored -- asset backed                                              8                --
                                                                 --------------------------------
                                                                 $            8   $             1
                                                                 --------------------------------

At December 31, 2002 and 2001, Hartford Life Insurance Company had accepted collateral consisting of cash, U.S. Government, and U.S. Government agency securities with a fair value of $407 and $148, respectively. At December 31, 2002 and 2001, only cash collateral of $173 and $89, respectively, was invested and recorded on the balance sheet in fixed maturities and other liabilities. The Company is only permitted by contract to sell or repledge the noncash collateral in the event of a default by the counterparty and none of the collateral has been sold or repledged at December 31, 2002 and 2001. As of December 31, 2002 and 2001 all collateral accepted was held in separate custodial accounts.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS
SFAS No. 107 "Disclosure about Fair Value of Financial Instruments", requires disclosure of fair value information of financial instruments. For certain financial instruments where quoted market prices are not available, other independent valuation techniques and assumptions are used. Because considerable judgment is used, these estimates are not necessarily indicative of amounts that could be realized in a current market exchange. SFAS No. 107 excludes certain financial instruments from disclosure, including insurance contracts other than financial guarantees and investment contracts. Hartford Life Insurance Company uses the following methods and assumptions in estimating the fair value of each class of financial instrument.

Fair value for fixed maturities and marketable equity securities approximates those quotations published by applicable stock exchanges or received from other reliable sources.

For policy loans, carrying amounts approximate fair value.

Fair value of other investments, which primarily consist of partnership investments, is based on external market valuations from partnership management. Other investments also include mortgage loans, whereby the carrying value approximates fair value.

Derivative instruments are reported at fair value based upon internally established valuations that are consistent with external valuation models, quotations furnished by dealers in such instrument or market quotations. Other policyholder funds and benefits payable fair value information is determined by estimating future cash flows, discounted at the current market rate.

The carrying amount and fair values of Hartford Life Insurance Company's financial instruments as of December 31, 2001 and 2000 were as follows:

                                                                    2002               2001
                                                              ------------------------------------
                                                              Carrying   Fair    Carrying   Fair
                                                               Amount    Value    Amount    Value
                                                              ------------------------------------
ASSETS
  Fixed maturities                                            $24,786   $24,786  $19,142   $19,142
  Equity securities                                               120       120       64        64
  Policy loans                                                  2,895     2,895    3,278     3,278
  Other investments                                               918       918    1,136     1,136
LIABILITIES
  Other policyholder funds (1)                                 16,266    16,566   15,648    15,514
                                                              ------------------------------------

    (1) Excludes universal life insurance contracts, including corporate owned life insurance.

7. GOODWILL AND OTHER INTANGIBLE ASSETS

Effective January 1, 2002, the Company adopted SFAS No. 142 and accordingly ceased all amortization of goodwill.

The following tables show net income for the years ended December 31, 2002, 2001 and 2000, with the 2001 and 2000 periods adjusted for goodwill amortization recorded.

                                                              2002  2001  2000
                                                              ----------------
NET INCOME
  Income before cumulative effect of accounting changes       $426  $652  $487
  Goodwill amortization, net of tax                             --     4    --
                                                              ----------------
  Adjusted income before cumulative effect of accounting
   changes                                                     426   656   487
  Cumulative effect of accounting changes, net of tax           --    (6)   --
                                                              ----------------
                                         ADJUSTED NET INCOME  $426  $650  $487
                                                              ----------------

The following table shows the Company's acquired intangible assets that continue to be subject to amortization and aggregate amortization expense. Except for goodwill, the Company has no intangible assets with indefinite useful lives.

                                                                       2002                    2001
                                                              ----------------------------------------------
                                                                        Accumulated             Accumulated
                                                              Carrying      Net       Carrying      Net
                                                               Amount   Amortization   Amount   Amortization
                                                              ----------------------------------------------
AMORTIZED INTANGIBLE ASSETS
  PRESENT VALUE OF FUTURE PROFITS                               $525        $80         $568        $37
                                                              ----------------------------------------------

Net amortization expense for the years ended December 31, 2002, 2001 and 2000 was $43, $37 and $0, respectively.

Estimated future net amortization expense for the succeeding five years is as follows.

For the year ended December 31,
--------------------------------------------------------------------
2003                                                              $42
2004                                                              $39
2005                                                              $36
2006                                                              $34
2007                                                              $31
--------------------------------------------------------------------

8. SEPARATE ACCOUNTS

Hartford Life Insurance Company maintained separate account assets and liabilities totaling $105.3 billion and $114.3 billion at December 31, 2002 and 2001, respectively, which are reported at fair value. Separate account assets, which are segregated from other investments, reflect two categories of risk assumption: non-guaranteed separate accounts totaling $93.8 billion and $104.2 billion at December 31, 2002 and 2001, respectively, wherein the policyholder assumes substantially all the investment risks and rewards, and guaranteed separate accounts totaling $11.5 and $10.1 billion at December 31, 2002 and 2001, respectively, wherein Hartford Life Insurance Company contractually guarantees either a minimum return or account value to the policyholder. Included in non-guaranteed separate account assets were policy loans totaling $384 and $575 at December 31, 2002 and 2001, respectively. Net investment income (including net realized capital gains and losses) and interest credited to policyholders on separate account assets are not reflected in the Consolidated Statements of Income.

Separate account management fees and other revenues were $1.1 billion, $1.2 billion and $1.3 billion in 2002, 2001 and 2000, respectively. The guaranteed separate accounts include fixed market value adjusted (MVA) individual annuities and modified guaranteed life insurance. The average credited interest rate on these contracts was 6.3% and 6.4% as of December 31, 2002 and 2001, respectively. The assets that support these liabilities were comprised of $11.1 billion and $9.8 billion in fixed maturities at December 31, 2002 and 2001, respectively, and $385 and $234 of other invested assets at December 31, 2002 and 2001, respectively. The portfolios are segregated from other investments and are managed to minimize liquidity and interest rate risk. In order to minimize the risk of disintermediation associated with early withdrawals, fixed MVA annuity and modified guaranteed life insurance contracts carry a graded surrender charge as well as a market value adjustment. Additional investment risk is hedged using a variety of derivatives which totaled $135 and $37 in carrying value and $3.6 billion and $3.2 billion in notional amounts as of December 31, 2002 and 2001, respectively.

9. STATUTORY RESULTS

                                                               For the years ended December 31,
                                                              ----------------------------------
                                                                 2002        2001        2000
                                                              ----------------------------------
Statutory net income (loss)                                     $ (305)     $ (485)     $  283
                                                              ----------------------------------
Statutory capital and surplus                                   $2,354      $2,412      $1,972
                                                              ----------------------------------

A significant percentage of the consolidated statutory surplus is permanently reinvested or is subject to various state regulatory restrictions which limit the payment of dividends without prior approval. The total amount of statutory dividends which may be paid by the insurance subsidiaries of the Company in 2003, without prior regulatory approval, is estimated to be $235.

Hartford Life Insurance Company and its domestic insurance subsidiaries prepare their statutory financial statements in accordance with accounting practices prescribed by the applicable state of domicile. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules.

The NAIC adopted the Codification of Statutory Accounting Principles ("Codification") in March 1998. The effective date for the statutory accounting guidance was January 1, 2001. Each of Hartford Life Insurance Company's domiciliary states has adopted Codification and the Company has made the necessary changes in its statutory reporting required for implementation. The overall impact of applying the new guidance resulted in a one-time statutory cumulative transition benefit of approximately $38 in statutory surplus in 2001.

10. POSTRETIREMENT BENEFIT AND SAVINGS PLANS

(a) PENSION PLANS

The Company's employees are included in The Hartford's non-contributory defined benefit pension and postretirement health care and life insurance benefit plans. Defined benefit pension expense, allocated by The Hartford to Hartford Life Insurance Company, was $10, $11 and $5 in 2002, 2001 and 2000, respectively. Postretirement health care and life insurance benefits expense, allocated by The Hartford, was not material to the results of operations for 2002, 2001 and 2000.

(b) INVESTMENT AND SAVINGS PLAN

Substantially all the Company's U.S. employees are eligible to participate in The Hartford's Investment and Savings Plan. The cost to Hartford Life Insurance Company for this plan was approximately $5, $6 and $5 in 2002, 2001 and 2000, respectively.

11. REINSURANCE

Hartford Life Insurance Company cedes insurance to other insurers in order to limit its maximum losses and to diversify its exposures. Such transfer does not relieve Hartford Life Insurance Company of its primary liability and, as such, failure of reinsurers to honor their obligations could result in losses to Hartford Life Insurance Company. The Company also assumes reinsurance from other insurers and is a member of and participates in several reinsurance pools and associations. Hartford Life Insurance Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. As of December 31, 2002, Hartford Life had no reinsurance recoverables and related concentrations of credit risk greater than 10% of the Company's stockholders' equity.

In accordance with normal industry practice, Hartford Life Insurance Company is involved in both the cession and assumption of insurance with other insurance and reinsurance companies. As of December 31, 2002, the largest amount of life insurance retained on any one life by any one of the life operations was approximately $2.5. In addition, the Company reinsures the majority of the minimum death benefit guarantees and the guaranteed withdrawal benefits offered in connection with its variable annuity contracts.

Insurance net retained premiums were comprised of the following:

                                                               For the years ended December 31,
                                                              ----------------------------------
                                                                 2002        2001        2000
                                                              ----------------------------------
Gross premiums                                                  $2,815      $3,152      $2,885
Reinsurance assumed                                                 45          79          44
Reinsurance ceded                                                 (715)       (980)       (723)
                                                              ----------------------------------
                                       NET RETAINED PREMIUMS    $2,145      $2,251      $2,206
                                                              ----------------------------------

Hartford Life Insurance Company reinsures certain of its risks to other reinsurers under yearly renewable term, coinsurance, and modified coinsurance arrangements. Yearly renewable term and coinsurance arrangements result in passing a portion of the risk to the reinsurer. Generally, the reinsurer receives a proportionate amount of the premiums less an allowance for commissions and expenses and is liable for a corresponding proportionate amount of all benefit payments. Modified coinsurance is similar to coinsurance except that the cash and investments that support the liabilities for contract benefits are not transferred to the assuming company, and settlements are made on a net basis between the companies.

The Company is currently in arbitration with one of its reinsurers related to this reinsurance (see further discussion in Note 13(a)).

The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies. Insurance recoveries on ceded reinsurance contracts, which reduce death and other benefits were $670, $693 and $578 for the years ended December 31, 2002, 2001 and 2000, respectively. Hartford Life Insurance Company also assumes reinsurance from other insurers.

Hartford Life Insurance Company records a receivable for reinsured benefits paid and the portion of insurance liabilities that are reinsured, net of a valuation allowance, if necessary. The amounts recoverable from reinsurers are estimated based on assumptions that are consistent with those used in establishing the reserves related to the underlying reinsured contracts. Management believes the recoverables are appropriately established; however, in the event that future circumstances and information require Hartford Life Insurance Company to change its estimates of needed loss reserves, the amount of reinsurance recoverables may also require adjustments.

Hartford Life Insurance Company maintains certain reinsurance agreements with HLA, whereby the Company cedes both group life and group accident and health risk. Under these treaties, the Company ceded group life premium of $96, $178 and $101 in 2002, 2001 and 2000, respectively, and accident and health premium of $373, $418 and $429, respectively, to HLA.

12. INCOME TAX

Hartford Life Insurance Company and The Hartford have entered into a tax sharing agreement under which each member in the consolidated U.S. Federal income tax return will make payments between them such that, with respect to any period, the amount of taxes to be paid by the Company, subject to certain tax adjustments, generally will be determined as though the Company were filing a separate Federal income tax return with current credit for net losses to the extent the losses provide a benefit in the consolidated return.

The Company is included in The Hartford's consolidated Federal income tax return. The Company's effective tax rate was 1%, 6% and 28% in 2002, 2001 and 2000, respectively.

Income tax expense (benefit) is as follows:

                                                               For the years ended December 31,
                                                              ----------------------------------
                                                                2002        2001         2000
                                                              ----------------------------------
Current                                                          $ 4        $(202)       $121
Deferred                                                          (2)         246          73
                                                              ----------------------------------
                                          INCOME TAX EXPENSE     $ 2        $  44        $194
                                                              ----------------------------------

A reconciliation of the tax provision at the U.S. Federal statutory rate to the provision (benefit) for income taxes is as follows:

                                                               For the years ended December 31,
                                                              ----------------------------------
                                                                 2002        2001        2000
                                                              ----------------------------------
Tax provision at the U.S. federal statutory rate                 $150        $244        $238
Tax preferred investments                                         (63)        (60)        (24)
IRS audit settlement (See Note 13(c))                             (76)         --         (24)
Tax adjustment (See Note 13(c))                                    --        (144)         --
Foreign related investments                                        (6)         --          --
Other                                                              (3)          4           4
                                                              ----------------------------------
                                                       TOTAL     $  2        $ 44        $194
                                                              ----------------------------------

Deferred tax assets (liabilities) include the following as of December 31:

                                                                     2001        2000
                                                              ------------------------
Tax basis deferred policy acquisition costs                          $ 699       $ 737
Financial statement deferred policy acquisition costs and
 reserves                                                             (724)       (494)
Employee benefits                                                        7          12
Net unrealized capital losses (gains) on securities                   (422)        (95)
Net operating loss carryforward/Minimum tax credits                    249          64
Investments and other                                                  (52)       (235)
                                                              ------------------------
                                                       TOTAL         $(243)      $ (11)
                                                              ------------------------

Hartford Life Insurance Company had a current tax receivable of $89 and $144 as of December 31, 2002 and 2001, respectively.

Prior to the Tax Reform Act of 1984, the Life Insurance Company Income Tax Act of 1959 permitted the deferral from taxation of a portion of statutory income under certain circumstances. In these situations, the deferred income was accumulated in a "Policyholders' Surplus Account" and, based on current tax law, will be taxable in the future only under conditions which management considers to be remote; therefore, no Federal income taxes have been provided on the balance in this account, which for tax return purposes was $104 as of December 31, 2002.

13. COMMITMENTS AND CONTINGENT LIABILITIES

(a) LITIGATION

Hartford Life Insurance Company is or may become involved in various legal actions, in the normal course of its business, in which claims for alleged economic and punitive damages have been or may be asserted, some for substantial amounts. Some of the pending litigation has been filed as purported class actions and some actions have been filed in certain jurisdictions that permit punitive damage awards that are disproportionate to the actual damages incurred. Although there can be no assurances, at the present time, the Company does not anticipate that the ultimate liability arising from potential, pending or threatened legal actions, after consideration of provisions made for estimated losses and costs of defense, will have a material adverse effect on the financial condition or operating results of the Company.

On March 15, 2002, a jury in the U.S. District Court for the Eastern District of Missouri issued a verdict in Bancorp Services, LLC ("Bancorp") v. Hartford Life Insurance Company, et al. in favor of Bancorp in the amount of $118. The case involved claims of patent infringement, misappropriation of trade secrets, and breach of contract against the Company and its affiliate International Corporate Marketing Group, Inc. ("ICMG"). The judge dismissed the patent infringement claim on summary judgment. The jury's award was based on the last two claims. On August 28, 2002, the Court entered an order awarding Bancorp prejudgment interest on the breach of contract claim in the amount of $16.

The Company and ICMG have appealed the judgment on the trade secret and breach of contract claims. Bancorp has cross-appealed the pretrial dismissal of its patent infringement claim. The Company's management, based on the advice of its legal counsel, believes that there is a substantial likelihood that the judgment will not survive at its current amount. Based on the advice of legal counsel regarding the potential outcomes of this litigation, the Company recorded an $11 after-tax charge in the first quarter of 2002 to increase litigation reserves associated with this matter. Should Hartford Life Insurance Company and ICMG not succeed in eliminating or reducing the judgment, a significant additional expense would be recorded in the future related to this matter.

The Company is involved in arbitration with one of its primary reinsurers relating to policies with death benefit guarantees written from 1994 to 1999. The arbitration involves alleged breaches under the reinsurance treaties. Although the Company believes that its position in this pending arbitration is strong, an adverse outcome could result in a decrease to the Company's statutory surplus and capital and potentially increase the death benefit costs incurred by the Company in the future. The arbitration hearing was held during the fourth quarter of 2002, but no decision has been rendered.

(b) LEASES

The rent paid to Hartford Fire for space occupied by the Company was $15, $15 and $15 in 2002, 2001 and 2000, respectively. Future minimum rental commitments are as follows:

2003                                                             $16
2004                                                              16
2005                                                              16
2006                                                              16
2007                                                              16
Thereafter                                                        32
                                                                 ---
                                                       TOTAL     $112
                                                                 ---

The principal executive offices of Hartford Life Insurance Company, together with its parent, are located in Simsbury, Connecticut. Rental expense is recognized on a level basis for the facility located in Simsbury, Connecticut, which expires on December 31, 2009, and amounted to approximately $10, $11 and $11 in 2002, 2001 and 2000, respectively.

(c) TAX MATTERS

The Company's Federal income tax returns are routinely audited by the Internal Revenue Service ("IRS"). Throughout the audit of the 1996-1997 years, the Company and the IRS have been engaged in an ongoing dispute regarding what portion of the separate account dividends-received deduction ("DRD") is deductible by the Company. During 2001 the Company continued its discussions with the IRS. As part of the Company's due diligence with respect to this issue, the Company closely monitored the activities of the IRS with respect to other taxpayers on this issue and consulted with outside tax counsel and advisors on the merits of the Company's separate account DRD. The due diligence was completed during the third quarter of 2001 and the Company concluded that it was probable that a greater portion of the separate account DRD claimed on its filed returns would be realized. Based on the Company's assessment of the probable outcome, the Company concluded an additional $144 tax benefit was appropriate to record in the third quarter of 2001, relating to the tax years 1996-2000. Additionally, the Company increased its estimate of the separate account DRD recognized with respect to tax year 2001 from $44 to $60. Furthermore, for tax year 2002, this amount was $63. During 2000, the Company had recorded a $24 tax benefit as a result of a final settlement with the IRS on different aspects of the Company's share of the dividends-received deduction for the 1993-1995 tax years.

Earlier in 2002, the Company and its IRS agent requested advice from the National Office of the IRS with respect to certain aspects of the computation of the separate account DRD that had been claimed by the Company for the 1996-1997 audit period. During September 2002 the IRS National Office issued a ruling that confirmed that the Company had properly computed the items in question in the separate account DRD claimed on its 1996-1997 tax returns. Additionally, during the third quarter, the Company reached agreement with the IRS on all other issues with respect to the 1996-1997 tax years. The Company recorded a benefit of $76 during the third quarter of 2002, primarily relating to the tax treatment of such issues for the 1996-1997 tax years, as well as appropriate carryover adjustments to the 1998-2002 years. The Company will continue to monitor further developments surrounding the computation of the separate account DRD, as well as other items, and will adjust its estimate of the probable outcome of these issues as developments warrant. Management believes that adequate provision has been made in the financial statements for any potential assessments that may result from tax examinations and other tax-related matters for all open tax years.

(d) UNFUNDED COMMITMENTS

At December 31, 2002, Hartford Life Insurance Company has outstanding commitments to fund limited partnership investments totaling $205. These capital commitments can be called by the partnerships during the commitment period (on average, 3-6 years) to fund working capital needs or the purchase of new investments. If the commitment period expires and has not been fully funded, Hartford Life Insurance Company is not required to fund the remaining unfunded commitment, but may elect to do so.

14. SEGMENT INFORMATION

Hartford Life Insurance Company is organized into three reportable operating segments which include Investment Products, Individual Life and Corporate Owned Life Insurance (COLI). Investment Products offers individual fixed and variable annuities, retirement plan services and other investment products. Individual Life sells a variety of life insurance products, including variable life, universal life, interest sensitive whole life and term life insurance. COLI primarily offers variable products used by employers to fund non-qualified benefits or other post-employment benefit obligations as well as leveraged COLI. The Company includes in "Other" corporate items not directly allocable to any of its reportable operating segments, as well as certain group benefit products including group life and group disability insurance that is directly written by the Company and is substantially ceded to its parent, HLA.

The accounting policies of the reportable operating segments are the same as those described in the summary of significant accounting policies in Note 2. Hartford Life Insurance Company evaluates performance of its segments based on revenues, net income and the segment's return on allocated capital. The Company charges direct operating expenses to the appropriate segment and allocates the majority of indirect expenses to the segments based on an intercompany expense arrangement. Intersegment revenues are not significant and primarily occur between corporate and the operating segments. These amounts include interest income on allocated surplus and the allocation of net realized capital gains and losses through net investment income utilizing the duration of the segment's investment portfolios. The Company's revenues are primarily derived from customers within the United States. The Company's long-lived assets primarily consist of deferred policy acquisition costs and deferred tax assets from within the United States. The following tables present summarized financial information concerning the Company's segments as well as the Company's revenues by product.

                                                               For the years ended December 31,
                                                              ----------------------------------
                                                                 2002        2001        2000
                                                              ----------------------------------
TOTAL REVENUES
  Investment Products                                          $  2,185    $  2,114    $  2,068
  Individual Life                                                   858         774         545
  COLI                                                              592         717         765
  Other                                                            (195)         50          69
                                                              ----------------------------------
                                              TOTAL REVENUES   $  3,440    $  3,655    $  3,447
                                                              ----------------------------------
NET INVESTMENT INCOME
  Investment Products                                          $  1,057    $    867    $    724
  Individual Life                                                   223         204         142
  COLI                                                              277         352         366
  Other                                                              26          72          94
                                                              ----------------------------------
                                 TOTAL NET INVESTMENT INCOME   $  1,583    $  1,495    $  1,326
                                                              ----------------------------------
AMORTIZATION OF DEFERRED POLICY ACQUISITION COSTS AND PVP
  Investment Products                                          $    385    $    413    $    477
  Individual Life                                                   146         153         127
  COLI                                                               --          --          --
  Other                                                              --          --          --
                                                              ----------------------------------
TOTAL AMORTIZATION OF DEFERRED POLICY ACQUISITION COSTS AND
 PRESENT VALUE OF FUTURE PROFITS                               $    531    $    566    $    604
                                                              ----------------------------------
INCOME TAX EXPENSE (BENEFIT)
  Investment Products                                          $     87    $    111    $    150
  Individual Life                                                    59          54          38
  COLI                                                               14          17          19
  Other                                                            (158)       (138)        (13)
                                                              ----------------------------------
                                    TOTAL INCOME TAX EXPENSE   $      2    $     44    $    194
                                                              ----------------------------------
NET INCOME (LOSS)
  Investment Products                                          $    343    $    375    $    354
  Individual Life                                                   116         106          70
  COLI                                                               31          36          35
  Other                                                             (64)        129          28
                                                              ----------------------------------
                                            TOTAL NET INCOME   $    426    $    646    $    487
                                                              ----------------------------------
ASSETS
  Investment Products                                          $ 96,865    $106,497    $106,553
  Individual Life                                                 8,173       9,248       6,558
  COLI                                                           30,326      26,835      23,384
  Other                                                           6,737       2,853       2,340
                                                              ----------------------------------
                                                TOTAL ASSETS   $142,101    $145,433    $138,835
                                                              ----------------------------------
REVENUES BY PRODUCT
  Investment Products
    Individual Annuities                                       $  1,364    $  1,392    $  1,447
    Other                                                           821         722         621
                                                              ----------------------------------
                                   TOTAL INVESTMENT PRODUCTS      2,185       2,114       2,068
                                                              ----------------------------------
  Individual Life                                                   858         774         545
  COLI                                                              592         717         765
                                                              ----------------------------------

15. ACQUISITIONS

On April 2, 2001, Hartford Life acquired the individual life insurance, annuity and mutual fund businesses of Fortis, Inc. ("Fortis Financial Group" or "Fortis") for $1.12 billion in cash. The Company effected the acquisition through several reinsurance agreements with subsidiaries of Fortis and the purchase of 100% of the stock of Fortis Advisers, Inc. and Fortis
Investors, Inc., wholly-owned subsidiaries of Fortis, Inc. The acquisition was accounted for as a purchase transaction and, as such, the revenues and expenses generated by this business from April 2, 2001 forward are included in the Company's Consolidated Statements of Income.

16. QUARTERLY RESULTS FOR 2002 AND 2001 (UNAUDITED)

                                                                                Three Months Ended
                                                                                            September     December
                                                                March 31,     June 30,         30,           31,
                                                               -----------------------------------------------------
                                                               2002   2001   2002   2001   2002   2001   2002   2001
                                                               -----------------------------------------------------
Revenues                                                       $913   $879   $814   $931   $826   $917   $887   $928
Benefits, claims and expenses                                   736    685    756    746    747    759    773    769
Net income                                                      132    135     57    129    146    265     91    117
                                                               -----------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Not applicable.

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 33-770 to 33-778, inclusive, of the Connecticut General Statutes ("CGS") provide the standards under which a corporation may indemnify an individual for liability, including legal expenses, incurred because such individual is a party to a proceeding because the individual was a director, officer, employee, or agent of the corporation. Specifically, Section 33-771(a)(2) permits a corporation to indemnify a director if the corporation, pursuant to Section 33-636(5)(b), obligated itself under its certificate of incorporation to indemnify a director for liability except for certain liability involving conduct described in Section 33-636(5)(b). Section 33-776 permits a corporation to indemnify an officer, employee, or agent of the corporation to the same extent as a director as may be provided by the corporation's bylaws, certificate of incorporation, or resolution of the board of directors.

Consistent with the statutes referenced above, under the Depositor's Certificate of Incorporation, the Depositor must indemnify directors for liability except liability that:

(A)  involved a knowing and culpable violation of law by the director;

(B)  enabled the director or an associate to receive an improper personal gain;

(C) showed a lack of good faith and a conscious disregard for the duty of the director of the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation;

(D) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation or

(E)  created liability under section 33-757 relating to unlawful distributions.

The Depositor's Certificate of Incorporation also permits the Depositor, at the discretion of the board of directors, to indemnify any current or former director, officer, employee or agent of the corporation to the fullest extent permitted by law. Accordingly, under the Depositor's bylaws, the Depositor must, to the fullest extent permitted by applicable law, indemnify directors and officers of the Depositor against all expenses, including attorney's fees, in connection with any proceeding by reason of the fact that such person was a director or officer of the Depositor.

Section 33-777 permits a corporation to procure insurance on behalf of an individual who was a director or officer of the corporation. Consistent with the statute, the directors and officers of the Depositor and Hartford Securities Distribution Company, Inc. ("HSD") are covered under a directors and officers liability insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         EXHIBIT
         NUMBER          DESCRIPTION                            METHOD OF FILING
         -------         -----------                            ----------------
           1             Underwriting Agreement                 Incorporated by reference to Registration
                                                                Statement File No. 333-24885, dated May 1, 1997.

           3(a)          Articles of Incorporation              Incorporated by reference to Post-Effective
                                                                Amendment No. 6 to the Registration Statement
                                                                File No. 333-66343, dated February 8, 2001.

           3(b)          By-laws                                Incorporated by reference to Post-Effective
                                                                Amendment No. 6 to the Registration Statement
                                                                File No. 333-66343, dated February 8, 2001.

           4(a)          Group Annuity Contract                 Incorporated by reference to Amendment No. 1 to
                                                                the Registration Statement File No. 33-88786,
                                                                dated April 28, 1995.

          4(b)           Group Annuity Certificate              Incorporated by reference to Amendment No. 1 to
                                                                the Registration Statement File No. 33-88786,
                                                                dated April 28, 1995.

         4(c)            Individual Annuity Contract            Incorporated by reference to Amendment No. 1 to
                                                                the Registration Statement File No. 33-88786,
                                                                dated April 28, 1995.

           5             Opinion re:  legality                  Filed herewith.

         23(a)           Legal Consent                          Filed herewith as Exhibit 5.

         23(b)           Consent of Deloitte &                  Filed herewith.
                         Touche LLP.

         24              Copy of Power of Attorney              Filed herewith.

Item 18. UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut on this 4th day of April, 2003.

HARTFORD LIFE INSURANCE COMPANY

*By: Thomas  M. Marra                                *By: /s/ Marianne O'Doherty
     -------------------------------------------          ----------------------
     Thomas M. Marra, President, Chief Executive              Marianne O'Doherty
     Officer and Chairman of the Board*                       Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 4th day of April, 2003.

David A. Carlson, Chief Financial Officer*
Robert A. Kerzner, Executive Vice President,
     Director*
Thomas M. Marra, President, Chief Executive
     Officer and Chairman of the Board, Director*
Ernest M. McNeil, Jr., Senior Vice President &
     Chief Accounting Officer
Christine Hayer Repasy, Senior Vice President,
     General Counsel & Corporate Secretary,          *By: /s/ Marianne O'Doherty
         Director*                                        ----------------------
John C. Walters, Executive Vice President,                    Marianne O'Doherty
     Director*                                                Attorney-in-Fact
Lizabeth H. Zlatkus, Executive Vice President,
     Director*                                       Date: April 4, 2003
David M. Znamierowski, Senior Vice President &
     Chief Investment Officer, Director*



333-46376

                                  EXHIBIT INDEX


5 Opinion and Consent of Christine Hayer Repasy, Senior Vice President, General Counsel and Corporate Secretary regarding legality of securities to be issued.

23(a)    Legal Consent filed as part of Exhibit 5.

23(b)    Consent of Deloitte & Touche LLP.

24       Copy of Power of Attorney